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                                                                   EXHIBIT 10.14




                            MEZZANINE LOAN AGREEMENT

                           Dated as of March 27, 2001

                                 by and between


                                OHN HOLDINGS, LLC

                              as Mezzanine Borrower

                                       and

                      MERRILL LYNCH MORTGAGE CAPITAL INC.,

                               as Mezzanine Lender


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                                TABLE OF CONTENTS

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                                                                                            PAGE
                                                                                            ----
ARTICLE I           CERTAIN DEFINITIONS.......................................................1
         Section 1.1.      Definitions........................................................1

ARTICLE II          GENERAL TERMS............................................................25
         Section 2.1.      Amount of the Mezzanine Loan......................................25
         Section 2.2.      Use of Proceeds...................................................25
         Section 2.3.      Security for the Mezzanine Loan...................................25
         Section 2.4.      Mezzanine Note....................................................25
         Section 2.5.      Principal and Interest Payments...................................25
         Section 2.6.      Voluntary Prepayment..............................................26
         Section 2.7.      Application of Payments...........................................27
         Section 2.8.      Payment of Debt Service, Method and Place of Payment..............27
         Section 2.9.      Taxes.............................................................27
         Section 2.10.     Servicing Fee and Other Fees......................................27
         Section 2.11.     Limitation of Interest............................................28
         Section 2.12.     Mandatory Prepayments; Cash Sweep Events..........................28
         Section 2.13.     Extension of Loan.................................................30

ARTICLE III         CONDITIONS PRECEDENT; AND THE ACCOUNTS...................................30
         Section 3.1.      Conditions Precedent to the Making of the Mezzanine Loan..........30
         Section 3.2.      Form of Mezzanine Loan Documents and Related Matters..............33
         Section 3.3.      The Accounts......................................................33
         Section 3.4.      Tax and Insurance Account.........................................35
         Section 3.5.      Contingent Reserve Accounts; Extraordinary Expenses Account.......36
         Section 3.6.      Cash Sweep Event Reserve Account..................................36
         Section 3.7.      Mezzanine Loan Debt Service Account...............................37
         Section 3.8.      Investment and Control of Accounts................................37
         Section 3.9.      Mezzanine Lender's Right to Cure First Mortgage Loan Defaults.....38
         Section 3.10.     Substitute Cash Management........................................39

ARTICLE IV          REPRESENTATIONS AND WARRANTIES...........................................39
         Section 4.1.      Representations and Warranties of Mezzanine Borrower..............39
         Section 4.2.      Survival of Representations and Warranties........................46

ARTICLE V           AFFIRMATIVE COVENANTS....................................................46
         Section 5.1.      Mezzanine Borrower Covenants......................................46
         Section 5.2.      Leases............................................................58
         Section 5.3.      Insurance; Coverages..............................................60
         Section 5.4.      Condemnation and Eminent Domain...................................66
         Section 5.5.      O&M Plan..........................................................67

ARTICLE VI          NEGATIVE COVENANTS.......................................................68


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
         Section 6.1.      Mezzanine Borrower Negative Covenants.............................68

ARTICLE VII         DEFAULTS.................................................................71
         Section 7.1.      Event of Default..................................................71
         Section 7.2.      Remedies..........................................................73
         Section 7.3.      Remedies Cumulative...............................................74
         Section 7.4.      Mezzanine Lender's Right to Perform...............................74

ARTICLE VIII        MISCELLANEOUS............................................................74
         Section 8.1.      Survival..........................................................74
         Section 8.2.      Mezzanine Lender's Discretion.....................................75
         Section 8.3.      Governing Law.....................................................75
         Section 8.4.      Modification, Waiver in Writing...................................76
         Section 8.5.      Delay Not a Waiver................................................76
         Section 8.6.      Notices...........................................................76
         Section 8.7.      TRIAL BY JURY.....................................................77
         Section 8.8.      Headings..........................................................77
         Section 8.9.      Assignment........................................................77
         Section 8.10.     Severability......................................................77
         Section 8.11.     Preferences.......................................................77
         Section 8.12.     Waiver of Notice..................................................78
         Section 8.13.     Remedies of Mezzanine Borrower....................................78
         Section 8.14.     Joint and Several Liability.......................................78
         Section 8.15.     Limited Recourse; Additional Indemnity Obligation.................78
         Section 8.16.     Exhibits Incorporated.............................................81
         Section 8.17.     Offsets, Counterclaims and Defenses...............................81
         Section 8.18.     No Joint Venture or Partnership...................................81
         Section 8.19.     Waiver of Marshaling of Assets Defense............................81
         Section 8.20.     Waiver of Counterclaim............................................82
         Section 8.21.     Conflict; Construction of Documents...............................82
         Section 8.22.     Brokers and Financial Advisors....................................82
         Section 8.23.     Counterparts......................................................82
         Section 8.24.     Payment of Expenses...............................................82
         Section 8.25.     Bankruptcy Waiver.................................................82
         Section 8.26.     Entire Agreement..................................................83
         Section 8.27.     Dissemination of Information......................................83
         Section 8.28.     Confidentiality...................................................83
         Section 8.29.     Indemnification...................................................84
         Section 8.30.     Mezzanine Borrower Acknowledgments................................86
         Section 8.31.     Publicity.........................................................86
         Section 8.32.     Cross Collateralization...........................................86
         Section 8.33.     Release...........................................................86
         Section 8.34.     Assignment by Mezzanine Lender; Participations; Securitization....87
         Section 8.35.     The Agent.........................................................90



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
                            MEZZANINE LOAN AGREEMENT

                  THIS MEZZANINE LOAN AGREEMENT dated as of March 27, 2001, is by and between MERRILL LYNCH MORTGAGE CAPITAL INC., a Delaware corporation, having an address at Four World Financial Center, New York, New York 10080,
Attention: Mr. Steven Glassman ("Merrill Lynch"), and OHN HOLDINGS, LLC, a Delaware limited liability company, having an address c/o 535 Marriott Drive, Suite 600, Highland Ridge Tower, Nashville, Tennessee 37214, Attention: Glenn Malone ("Mezzanine Borrower").

                                    RECITALS

                  WHEREAS, Mezzanine Borrower desires to obtain a loan (the "Mezzanine Loan") from Mezzanine Lender (as hereinafter defined) in the original principal amount of ONE HUNDRED MILLION AND NO/00 DOLLARS ($100,000,000.00) (the "Mezzanine Loan Amount");

                  WHEREAS, Mezzanine Lender is willing to make the Mezzanine Loan on the condition that Mezzanine Borrower joins in the execution and delivery of this Agreement which shall establish the terms and conditions of the Mezzanine Loan;

                  NOW, THEREFORE, in consideration of the making of the Mezzanine Loan by Mezzanine Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

                  Section 1.1. Definitions. For all purposes of this Agreement:

                  (a) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

                  (b) all accounting terms have the meanings assigned to them in accordance with GAAP;

                  (c) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and

                  (d) the following terms have the following meanings:

                  "Accounts" has the meaning set forth in Section 3.5.

                  "Account Property" means, collectively, all cash, Permitted Investments and other Investment Property on deposit in or credited to the Deposit Account.

                  "Affiliate" of any specified Person means any Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

                  "Agent" has the meaning set forth in Section 8.35.

                  "Agreement" means this Mezzanine Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

                  "Approved FF&E Budget" has the meaning set forth in Section 5.1(j).

                  "Approved Operating Budget" has the meaning set forth in
Section 5.1(j).

                  "Assignee" has the meaning set forth in Section 8.34.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by Mezzanine Lender and an assignee and accepted by the Agent, in the form of Exhibit E annexed hereto and made a part hereof, or any other form approved by the Agent.

                  "Awards" has the meaning set forth in Section 5.4.

                  "Breach Period" means, with respect to any Payment Breach, the period of time after the Payment Date on which the Payment Breach occurred during which such Payment Breach continues.

                  "Business Day" means any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in New York are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

                  "Capital Improvement Plan" means Mezzanine Borrower's current plan and budget for certain ongoing multi-phased capital improvements to the Property, including the renovation and improvement of certain guest rooms, the main hotel lobby and other common areas, and elevators, escalators and other building systems, which "Required Repairs" component has been approved by Mezzanine Lender and a copy of which is attached as Exhibit F.

                  "Cash Sweep Event" has the meaning set forth in Section 2.12.

                  "Cash Sweep Event Notice" has the meaning set forth in Section 2.12.

                  "Cash Sweep Event Reserve Account" has the meaning set forth in Section 3.3(c).

                  "Certificates" means the securities or participation interests issued in respect of the First Mortgage Loan or a pool of mortgage loans which includes the First Mortgage Loan.



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

                  "Chief Financial Officer" means the chief financial officer of the Mezzanine Borrower.

                  "Claim" has the meaning set forth in Section 8.29.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Collateral" means, collectively, all property of any kind whatsoever of Mezzanine Borrower, including, without limitation, the collateral granted to Mezzanine Lender pursuant to the Equity Pledge Agreements, the Accounts, and any collateral described in any Mezzanine Loan Document, and all Proceeds and products of any of the foregoing, all whether now owned or hereafter acquired, and all other property in which Mezzanine Borrower may now or hereafter have an interest, excluding the Property.

                  "Collateral Security Instrument" means any right, document or instrument given as security for the Mezzanine Loan, including, without limitation, the Equity Pledge Agreements, in each case as the same may hereafter from time to time be supplemented, amended, extended or modified by one or more written agreements supplemental thereto.

                  "Combined Monthly Payment Amount" has the meaning provided in
Section 3.3(d).

                  "Contest" has the meaning set forth in Section 8.15.

                  "Contingent Obligation" means any obligation of Mezzanine Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Mezzanine Borrower, whether or not contingent; (i) to purchase any such primary obligation, or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner or obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner or obligee under such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming that Mezzanine Borrower is required to perform thereunder) as determined by Mezzanine Lender in good faith.

                  "Control Entity" means the corporation or other Person acting as the managing general partner of any limited partnership or as the managing member or non-member manager of any limited liability company, as applicable. The Control Entity of Mezzanine Borrower is



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OHN Holdings Management, Inc. and the Control Entity of the First Mortgage Loan
Borrower is OHN Management, Inc.

                  "De minimis Lease" means any Lease of space in the Property with a Person that is not an Affiliate of Mezzanine Borrower, which provides for annual rent or other payments in an amount less than $5,000 and which is otherwise on arms-length terms and conditions.

                  "Debt" means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Mezzanine Lender pursuant hereto, under the Mezzanine Note or in accordance with any of the other Mezzanine Loan Documents, and all other amounts, sums and expenses including without limitation any Prepayment Fees paid by or payable to Mezzanine Lender which Mezzanine Borrower is obligated to pay hereunder or pursuant to the Mezzanine Note or any of the other Mezzanine Loan Documents.

                  "Debt Service" means, for any period, the principal, interest payment, Default Rate interest and Late Charges that accrue or are due and payable in accordance with the Mezzanine Loan Documents during such period.

                  "Debt Service Coverage Ratio" or "DSCR" means, for any period, the ratio, expressed in decimals, obtained by dividing Pro Forma Net Operating Income by the Pro Forma Debt Service.

                  "Debt Yield" means, for any period, the Pro Forma Net Operating Income divided by the sum of the outstanding principal balances of the First Mortgage Loan and Mezzanine Loan.

                  "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                  "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the Interest Rate plus four percent (4%).

                  "Deposit Account" has the meaning set forth in Section 3.3.

                  "Deposit Bank" has the meaning set forth in Section 3.3.

                  "Determination Date" means with respect to any Interest Accrual Period, the date which is two (2) Eurodollar Business Days before the commencement of such Interest Accrual Period.

                  "Documentation" has the meaning set forth in Section 3.4.

                  "Eligible Account" means (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal



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

Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity or (iii) an account approved by the applicable Rating Agencies rating the Certificates.

                  "Eligible Institution" with respect to Wells Fargo Bank, National Association, shall mean that (i) the short-term unsecured debt obligations of such Person are rated at least "A-1" by S&P, "P-1" by Moody's and "F-l" by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least "AA-" by S&P (or "A" if the short-term unsecured debt obligations of such Person are rated at least "A-1"), "Aa3" by Moody's and "A" by Fitch, if deposits are held by such Person for a period of one month or more; and with respect to any other Person, shall mean that (i) the short-term unsecured debt obligations of such Person are rated at least "A-1" by S&P, "P-1" by Moody's and "F-l+" by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least "AA-" by S&P, "Aa2" by Moody's and "AA" by Fitch, if deposits are held by such Person for a period of one month or more.

                  "Engineering Report" means that certain (i) Report of Property Condition Survey - Law Project #70224-0-0182-01-600 dated May 1, 2000 and (ii) Report of Property Condition Survey - Law Project
#70224-0-0182-01-600/70224-1-0027-01-600 dated February 8, 2001, prepared for
First Mortgage Loan Borrower and Mezzanine Lender, by LawGibb Group.

                  "Entitlement Holder" has the meaning set forth in Section 8-102(a)(7) of the UCC.

                  "Entitlement Order" has the meaning set forth in Section 8-102(a)(8) of the UCC.

                  "Entity" means, with respect to any Person, (i) a corporation, if such person is described as a corporation in this Agreement, (ii) limited partnership, if such Person is described as a limited partnership in this Agreement or (iii) limited liability company, if such Person is described as a limited liability company in this Agreement.

                  "Environmental Indemnity" means that certain Environmental Indemnity, Certification and Remediation Agreement dated as of the Closing Date made by Mezzanine Borrower and Guarantor in favor of the Mezzanine Lender.

                  "Environmental Report" means that certain (i) Phase I Environmental Site Assessment-Law Project #70224-1-0182-02-916 dated May 1, 2000, (ii) Addendum to Phase I ESA - Law Project #70224-1-0027-02-916 dated February 9, 2001 and (iii) Addendum to Phase I ESA - Law Project #70224-1-0027-02-916 dated February 16, 2001, prepared by LawGibb for First Mortgage Loan Borrower and Mezzanine Lender.

                  "Equipment" means any furniture, fixtures, equipment or other personal property located on the Property and owned by Mezzanine Borrower, First Mortgage Loan Borrower, or any affiliate of either of them.

                  "Equity Pledge Agreements" means, collectively, the Membership Interest Pledge Agreement and the Stock Pledge Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code, of which Mezzanine Borrower is a member, and (ii) solely for purposes of potential liability under Section 302(c)(I 1) of ERISA and Section 412(c)(I 1) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which Mezzanine Borrower is a member.

                  "Eurodollar Business Day" means a Business Day on which banks in the City of London, England are open for interbank or foreign exchange transactions.

                  "Event of Default" has the meaning set forth in Section 7.1.

                  "Excess Cash Flow" means, for any period, the excess (if any) of

                  (1) the total of all Receipts for such period;

                  over

                  (2) the total of the following for such period (calculated without duplication):

                      (a) all First Mortgage Debt Service payable during such period (including all sums required under the First Mortgage Loan Documents to be deposited into reserve accounts); plus

                      (b) all Expenses paid during such period, other than (i) expenses paid from funds in the reserve accounts under the First Mortgage Loan Documents or Mezzanine Loan Documents and (ii) Management Fees paid during such period under the Management Agreement approved by Mezzanine Lender; plus

                      (c) all Debt Service payable during such period; plus

                      (d) all payments permitted to be made during such period on account of capital expenses including capital expenditures pursuant to the Capital Improvement Plan incurred in accordance with the Mezzanine Loan Document and not paid using funds from reserve accounts under the First Mortgage Loan Documents or Mezzanine Loan Documents; plus

                      (e) all Management Fees payable during such period under the Management Agreement; plus



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

                      (f) all deposits (if any) required to be made during such period into the Tax and Insurance Account and other Accounts maintained under the Mezzanine Loan Documents; plus

                      (g) all FF&E Expenses paid during such period other than from funds in the reserve accounts under the First Mortgage Loan Documents; plus

                      (h) provided no Cash Sweep Event has occurred and is continuing, Extraordinary Expenses to the extent not otherwise paid from reserves which Mezzanine Lender has approved in writing.

                  "Expenses" means, with respect to the Property for any given period, all expenses paid, accrued, or payable, as determined in accordance with GAAP by Mezzanine Borrower or First Mortgage Loan Borrower, as the case may be, during that period in connection with the operation of the Property, in each case to be determined without duplication, including, without limitation:

                  1. expenses for cleaning, repair, maintenance, decoration and painting of the Property (including, without limitation, parking lots and roadways and including all "costs and expenses" by the USAH), net of any insurance proceeds in respect of any of the foregoing;

                  2. wages (including overtime payments), benefits, payroll taxes, Gratuities and all other related expenses for on-site personnel, up to and including (but not above) the level of the on-site property manager, engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Mezzanine Borrower or First Mortgage Loan Borrower;

                  3. Management Fees and other costs required to be reimbursed to Manager pursuant to the Management Agreement approved by the Mezzanine Lender;

                  4. the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

                  5. rent, liability, casualty, fidelity, errors and omissions, workmen's compensation and other required insurance premiums;

                  6. legal, accounting and other professional fees and expenses;

                  7. the cost (including leasing and financing) of all Equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP;

                  8. real estate, personal property and other taxes;

                  9. advertising and other marketing costs and expenses;

                  10. casualty losses to the extent not reimbursed by an independent third party;



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

                  11. any payments pursuant to any contractual agreement which provides for the servicing, maintenance, normal replacement or repair (as opposed to capital replacement or capital repair) of the Property.

                  Notwithstanding the foregoing, Expenses shall not include (i) depreciation or amortization; (ii) interest, principal and fees under, and costs and expense reimbursements of the Mezzanine Lender or the First Mortgage Lender in administering, the Mezzanine Loan and the First Mortgage Loan; (iii) any expenditure (including leasing and financing costs, leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under GAAP; or (iv) any expenditure that would otherwise constitute an Expense to the extent such item is funded from any reserve maintained under the First Mortgage Loan Documents or the Mezzanine Loan Documents.

                  "Extension Fee" has the meaning set forth in Section 2.13.

                  "Extraordinary Expenses Subaccount" has the meaning set forth in Section 3.3(c).

                  "Extraordinary Expense" shall mean any extraordinary operating expense or capital expenditure not set forth in the Approved Operating Budget or Approved FF&E Budget or in excess of the amount set forth therefor in the Approved Operating Budget or Approved FF&E Budget then in effect for the Property with respect to which the failure to perform would allow a tenant under a Lease to withhold rent or which is required to perform emergency repairs or alterations or to correct any unhealthy or unsafe condition at the Property.

                  "Financial Assets" has the meaning assigned to such term in
Section 8-102(a)(9) of the UCC.

                  "Financial Statements" means statements of operations and retained earnings, statements of cash flow and balance sheets.

                  "Financial Covenant Breach" has the meaning set forth in
Section 2.12(a).

                  "First Mortgage" means that certain Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated March 27, 2001, given by First Mortgage Loan Borrower to First Mortgage Lender in the principal amount of $275,000,000, encumbering the Property, as the same may be amended, modified or supplemented from time to time.

                  "First Mortgage Borrower Remainder Funds" has the meaning set forth in Section 3.3(d).

                  "First Mortgage Debt Service" means for any period, principal, interest and all other sums that accrue or become due and payable under the First Mortgage Loan Documents with respect to such period.

                  "First Mortgage Lender" shall mean Merrill Lynch Mortgage Lending, Inc. and its successors and assigns.



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

                  "First Mortgage Loan" means the loan in the original principal amount of $275,000,000, funded by First Mortgage Lender to First Mortgage Loan Borrower on or prior to the Closing Date.

                  "First Mortgage Loan Agreement" means that certain Amended and Restated Loan Agreement dated March 27, 2001 between First Mortgage Loan Borrower and First Mortgage Lender, as the same may be amended, modified or supplemented from time to time.

                  "First Mortgage Loan Borrower" means Opryland Hotel Nashville, LLC, a Delaware limited liability company, the borrower under the First Mortgage Loan Documents.

                  "First Mortgage Loan Cash Management Agreement" has the meaning set forth in Section 3.3(d).

                  "First Mortgage Loan Documents" means, collectively, the Loan Documents (as defined in the First Mortgage Loan Agreement), as such documents may be amended, modified or supplemented from time to time.

                  "First Mortgage Loan Monthly Payment Amount" means the aggregate payment due and payable under the First Mortgage Loan Documents on an applicable First Mortgage Loan Payment Date, including all required funding of reserve accounts.

                  "First Mortgage Loan Payment Date" means the last day of each calendar month occurring during the term of the First Mortgage Loan (or if such last day is not a Business Day, the last day of such calendar month which is a Business Day).

                  "Fiscal Year" means the 12-month period ending on December 31 of each year.

                  "FF&E" means all machinery, furniture, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions, renewals and replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, tools, keys or other entry systems, bars, bar fixtures, liquor and drink dispensers, ice makers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by Mezzanine Borrower or First Mortgage Loan Borrower, or in which Mezzanine Borrower or First Mortgage Loan Borrower has or shall have an interest, now or hereafter located at the Property, or appurtenant thereto, and useable in



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

connection with the present or future operation and occupancy of the Property and all building equipment, material and supplies of any nature whatsoever owned by Mezzanine Borrower or First Mortgage Loan Borrower, or in which Mezzanine Borrower or First Mortgage Loan Borrower has or shall have an interest, now or hereafter located at the Property, or appurtenant thereto, and useable in connection with the present or future operation, enjoyment and occupancy of the Property.

                  "FF&E Expenses" means the expenditures for such capital repairs, maintenance, improvements and replacements of FF&E and other expenditures for FF&E (consistent with the Approved FF&E Budget), covering the planned FF&E expenditures for the period covered thereby.

                  "FF&E Reserve" has the meaning set forth in the Mezzanine Deposit Account Agreement.

                  "Franchise Agreement" means any license or franchise agreement concerning the operation of hotel/licenses or franchises at the Property between First Mortgage Loan Borrower and any nationally recognized hotel franchisor reasonably acceptable to Mezzanine Lender provided, however, that an Acceptable Franchisor (as defined in the First Mortgage Loan Documents) shall be an acceptable franchisor to Mezzanine Lender.

                  "GAAP" means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

                  "Governmental Authority" means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Mezzanine Lender, Mezzanine Borrower, First Mortgage Borrower, Manager, the Collateral or the Property or any Person with jurisdiction over Mezzanine Borrower, First Mortgage Borrower, Manager, the Collateral or the Property exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gratuities" means those tips and gratuities paid to employees and staff of the Property.

                  "Guarantor" means Gaylord Entertainment Company, a Delaware corporation.

                  "Guaranty" means that certain Guaranty of Recourse Obligations dated as of the Closing Date, made by Guarantor, as guarantor, in favor of Mezzanine Lender.

                  "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments, ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of Mezzanine Borrower, First Mortgage Loan Borrower, the Collateral, or the Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Mezzanine Borrower or First Mortgage Loan Borrower, (including, without limitation, all income, franchise, single business or other taxes imposed on Mezzanine Borrower or First Mortgage Borrower, for the privilege of doing business in any jurisdiction) or Mezzanine Lender or (ii) the Property or any of the Collateral or any part thereof. Nothing contained in this Agreement shall be construed to require Mezzanine Borrower to pay (and Impositions shall not include) any tax, assessment, levy or charge imposed on Mezzanine Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

                  "Improvements" means all buildings, structures, fixtures, additions, enlargements, extensions, modification, repairs, replacements and improvements of every kind and nature now or hereafter located on the Property.

                  "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations for the deferred purchase price of property or services (including trade obligations), (d) obligations under letters of credit, (e) obligations under acceptance facilities, (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (g) obligations secured by any Liens, whether or not the obligations have been assumed (h) obligations under any lease which have been or should be capitalized under GAAP and (i) any other obligations or liabilities of any nature, whether absolute, accrued, contingent, liquidated, or otherwise and whether due or to be due, asserted or unasserted, known or unknown.

                  "Indemnified Party" shall have the meaning set forth in
Section 8.29.

                  "Independent" means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Mezzanine Borrower, First Mortgage Loan Borrower or Manager or in any Affiliate of Mezzanine Borrower, First Mortgage Loan Borrower or Manager, (ii) is not connected with Mezzanine Borrower, First Mortgage Loan Borrower or Manager or any Affiliate of Mezzanine Borrower, First Mortgage Loan Borrower or Manager, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

                  "Independent Director" means, with respect to a corporation, a duly appointed member of the board of directors of such corporation, reasonably satisfactory to Mezzanine Lender, who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five (5) years, and shall not be at any time while serving as Independent
Director: (i) a direct or indirect legal or beneficial owner of, or an officer, director, attorney, counsel, partner, member or employee of, such corporation (other than an Independent Director thereof) or any Affiliate thereof, (ii) a customer or creditor of, or supplier or contractor to, or other person who derives more than ten percent (10%) of its purchases or revenues from its activities with such corporation or any Affiliate thereof, (iii) a person or other entity controlling, controlled by or under common control with any such direct or indirect legal or beneficial owner, officer, director, attorney, counsel, partner, member, employee, customer, creditor, contractor supplier or other Person, or (iv) a member of the immediate family of any such direct or indirect legal or beneficial owner, officer, director, attorney, counsel, partner, member, employee, customer, creditor, contractor, supplier or other person. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities or a person or entity, whether through ownership of voting securities or other beneficial interest, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Institutional Investor" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having
(x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iii) an insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as an insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (iv) a nationally recognized investment banking company, or an affiliate thereof (other than any Person which is directly or indirectly an Affiliate of Mezzanine Borrower or Guarantor, or of any member or partner of Mezzanine Borrower or Guarantor) organized under the laws of any State of the United States, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; (v) a private corporate or public pension or profit-sharing plan (or similar plan) or an endowment fund for a college, university or private charitable foundation having total assets in excess of $1,000,000,000; or (vi) any entity which is engaged in the business of or organized for the purpose of acquiring ownership and other interests in real estate or hotel assets (including, without limitation, direct and beneficial ownership interests) or any entity that is itself, or is controlled by or under common control with an entity which is a so-called "opportunity fund", "hedge fund" or other similar investment fund and having total assets in excess of $1,000,000,000 and being reasonably acceptable to the Mezzanine Lender.

                  "Instructions" has the meaning set forth in Section 3.9(a).

                  "Instruments" means all instruments, chattel paper, documents or other writings obtained by Mezzanine Borrower evidencing a right to payment, including, without limitation, all notes, drafts, acceptances, documents of title, and policies and certificates of insurance, including but not limited to, liability, hazard, rental and credit insurance, guarantees and securities, now or hereafter received by Mezzanine Borrower or in which Mezzanine Borrower has or acquires an interest pertaining to the foregoing. In addition to the foregoing, "Instruments" shall include the meaning given such term in the UCC.

                  "Insurance" has the meaning set forth in Section 5.3.

                  "Interest Accrual Period" means each period during which interest at the Interest Rate shall be applicable to the Principal Indebtedness. Each such period shall commence on and include a Payment Date and end on and include the last day immediately preceding the next Payment Date. If the Closing Date shall occur on a date other than a Payment Date, the first Interest Accrual Period shall commence on and include the Closing Date and end on and include the last day before the initial Payment Date. If the Closing Date shall occur on the last day before the initial Payment Date, the first Interest Accrual Period shall consist of a one (1) day period consisting of the Closing Date.

                  "Interest Rate" means a per annum interest rate equal to LIBOR plus the LIBOR Spread, adjusted on the first (1st) day of each Interest Accrual Period.

                  "Interest Rate Cap Agreement" has the meaning set forth in
Section 5.1(s).

                  "Investor" has the meaning provided in Section 8.27.

                  "Investment Property" has the meaning assigned to such term in
Section 9-115(1)(f) of the UCC.

                  "Knowledge" whenever in this Mezzanine Loan Agreement or any of the Mezzanine Loan Documents, or in any document or certificate executed on behalf of Mezzanine Borrower pursuant to this Agreement or any of the Mezzanine Loan Documents, reference is made to the knowledge of Mezzanine Borrower, First Mortgage Loan Borrower, Guarantor or any Control Entity (whether by use of the words "knowledge" or "known", or other words of similar meaning, and whether or not the same are capitalized), such shall be deemed to refer to the knowledge of
(i) the Chief Executive Officer of Guarantor, the Chief Financial Officer of Guarantor, the President of Opryland Hospitality Group, the Chief Financial Officer of Opryland Hospitality Group and the General Manager of the hotel located at the Property; (ii) the individuals employed by any such party with whom the persons mentioned in clause (i) above would reasonably be expected to consult for information on the subject matter; and (iii) also to the knowledge of the person signing such document or certificate.

                  "Late Charge" means the lesser of (i) five percent (5%) of any delinquent amount and (ii) the maximum late charge permitted to be charged under the laws of the State of New York.

                  "Leases" means any lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement or other agreement or arrangement (including, without limitation, any and all guaranties of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

                  "Leasing Costs" means the costs incurred by First Mortgage Loan Borrower with respect to tenant improvement costs and leasing commissions payable in connection with Leases at the Property approved by Mezzanine Lender (or deemed approved by Mezzanine Lender in accordance with the terms hereof) and entered into after the Closing Date.

                  "Legal Requirements" means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting First Mortgage Loan Borrower, Mezzanine Borrower, the Mezzanine Loan Documents, the Collateral or any part thereof, enacted or entered and in force as of the relevant date, and all Permits and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Mezzanine Borrower at any time in force affecting the Collateral or any part thereof.

                  "Liabilities" has the meaning set forth in Section 8.34.

                  "LIBOR" means with respect to each Interest Accrual Period, the rate for deposits in U.S. dollars for a one-month period that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London, England time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London, England time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London, England time, on such Determination Date, if at least two (2) such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London, England time, on such Determination Date, Mezzanine Lender shall request the principal London, England office of any four (4) major reference banks in the London interbank market selected by Mezzanine Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U. S. Dollars for a one-month period as of 11:00 a.m., London, England time, on such Determination Date. If at least two (2) such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Mezzanine Lender shall request any three major banks in New York City selected by Mezzanine Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a one month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date. If at least two (2) such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two (2) rates are so provided, then LIBOR for the applicable Interest Accrual Period shall be LIBOR that was in effect for the next preceding Interest Accrual Period. LIBOR for any Interest Accrual Period shall be adjusted from time to time, by increasing the rate thereof to compensate Mezzanine Lender for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any Interest Accrual Period) which are required to be maintained by Mezzanine Lender with respect to "Eurocurrency liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Mezzanine Lender of similar effect, provided, such additional aggregate reserve requirements are applied in a non-discriminatory manner to all borrowers of Mezzanine Lender and Mezzanine Lender has used commercially reasonable efforts to avoid or mitigate the imposition of such additional aggregate reserve requirements. LIBOR shall be determined by Mezzanine Lender or its agent in accordance with this definition.

                  "LIBOR Spread" means 6.00% (600 basis points).

                  "Lien" means any mortgage, deed of trust, deed to secure debt, lien (statutory or other), pledge, easement, restrictive covenant, lis pendens, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Property or any portion thereof or any of the Collateral or Mezzanine Borrower or First Mortgage Loan Borrower, or any interest in any of the foregoing, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "Liquidation Event" means (i) any sale, transfer or other disposition or liquidation of any property or asset of Mezzanine Borrower or First Mortgage Loan Borrower of any kind or any portion thereof, (other than dispositions of obsolete property or equipment, unless such property is replaced or discarded and not replaced, in either instance, in the ordinary course of First Mortgage Loan Borrower's business), (ii) any sale, transfer or other disposition or liquidation of the Property or any portion thereof (including any foreclosure sale) or interest therein, (iii) any casualty to the Property or any property or asset of any kind or any portion thereof, (iv) any condemnation of the Property or any property or asset of any kind or any portion thereof or (v) any refinancing of the Property or any property or asset of Mezzanine Borrower or First Mortgage Loan Borrower of any kind or any refinancing or defeasance of the First Mortgage Loan approved by Mezzanine Lender.

                  "Management Agreement" shall mean that certain Amended and Restated Hotel Management Agreement dated as of March 27, 2001, between First Mortgage Loan Borrower, as owner, and Manager, as manager, and any other property management agreement approved by Mezzanine Lender in accordance with the terms hereof.

                  "Management Fees" means the management fees payable to Manager for the management of the Property, not to exceed in any fiscal year three percent (3.0%) of the Receipts (excluding service charges) of the Property for such fiscal year provided, that if Manager is an Affiliate of Mezzanine Borrower then upon a Cash Sweep Event all Management Fees in excess of 2.0% shall be deferred until the Cash Sweep Event has been terminated and which deferred fees may thereafter be paid from funds available to Mezzanine Borrower under Section 2.2(a)(viii) of the Mezzanine Deposit Account Agreement.

                  "Manager" means Opryland Hospitality, LLC or any successor manager of the Property approved by Mezzanine Lender.

                  "Material Adverse Condition" means a condition or circumstance that results in or causes a material adverse effect upon (i) the business or the financial condition or results of operation of Mezzanine Borrower or First Mortgage Loan Borrower, (ii) the ability of Mezzanine Borrower or Guarantor to make any payment under or to perform any or all of its obligations under this Agreement or any of the other Mezzanine Loan Documents, (iii) the legality, validity or enforceability of any of the Mezzanine Loan Documents or Mezzanine Lender's ability to enforce any of its rights under the Mezzanine Loan Documents, or (iv) the Lien and security interest of Mezzanine Lender or the value of the Collateral or the Property (but only to the extent such decrease in value is specifically related to the Property and not to conditions in the economy in general).

                  "Material Lease" means any Lease of space in the Property which (a) either provides for annual rent or other payments in an amount equal to or greater than $500,000 or has a term (including all extensions and renewals which are unilaterally exercisable by the tenant thereunder) of more than five
(5) years, and (b) may not be cancelled by either party thereto on thirty (30) days' notice without payment of a termination fee, penalty or other cancellation fee.

                  "Maturity Date" means the earliest to occur of (i) April 1, 2004, as may be extended pursuant to Section 2.13, (ii) the maturity date or earlier termination or acceleration of the First Mortgage Loan, (iii) the date of prepayment of the First Mortgage Loan, or (iv) such earlier date resulting from acceleration of the Debt by Mezzanine Lender.

                  "Maximum Amount" means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

                  "Membership Interest Pledge Agreement" means that certain Pledge of Limited Liability Company Membership Interest dated as of the Closing Date, between Mezzanine Borrower, as pledgor, and Mezzanine Lender, as pledgee, with respect to the membership interest held by Mezzanine Borrower in First Mortgage Loan Borrower, as the same may be hereafter modified, amended or supplemented from time to time.

                  "Mezzanine Borrower" has the meaning provided in the preamble to this Agreement.

                  "Mezzanine Borrower's Certificate" means a certificate executed by a senior executive officer of the Control Entity of Mezzanine Borrower in form and substance satisfactory to Mezzanine Lender in Mezzanine Lender's discretion dated as of the Closing Date.

                  "Mezzanine Deposit Account Agreement" means that certain deposit account agreement entered into among Mezzanine Lender, Mezzanine Borrower and Deposit Bank, as the same may be amended, modified or supplemented from time to time.

                  "Mezzanine Lender" means, collectively, Merrill Lynch, together with any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, but excluding any such Person that ceases to be a party hereunder pursuant to Section 8.34.2. If there shall be more than one (1) Person who shall be deemed a "Mezzanine Lender" hereunder, the Agent shall be considered the "Mezzanine Lender" for purposes of taking (or not taking) action under this Agreement or under any other Mezzanine Loan Documents, and Mezzanine Borrower shall be entitled to rely on such action by Agent and each Mezzanine Lender shall be bound by such action of the Agent.

                  "Mezzanine Loan" has the meaning provided in the Recitals hereto.

                  "Mezzanine Loan Amount" has the meaning provided in the Recitals hereto.

                  "Mezzanine Loan Documents" means, collectively, this Agreement, the Mezzanine Note, the Equity Pledge Agreements, the Guaranty, the Environmental Indemnity, the Mezzanine Deposit Account Agreement, the Assignment of Interest Rate Cap Agreement and all other agreements, instruments, certificates and documents executed or delivered by or on behalf of Mezzanine Borrower or any other Person to evidence or secure the Mezzanine Loan or otherwise in satisfaction of the requirements of this Agreement, or the other documents listed above, as each such agreement, instrument, certificate or document may be amended, replaced, restated, split, consolidated, supplemented or modified from time to time.

                  "Mezzanine Note" means the promissory note(s), dated the Closing Date, substantially in the form of Exhibit D annexed hereto and made a part hereof, in the original aggregate principal amount of One Hundred Million Dollars ($100,000,000), made by Mezzanine Borrower to Mezzanine Lender pursuant to this Agreement, as such promissory note(s) may be modified, amended, supplemented, extended, split or consolidated in writing, and any note(s) issued in substitution or exchange therefor or in replacement thereof.

                  "Money" means all moneys, cash, rights to deposit or savings accounts, credit card receipts, rents or other items of legal tender.

                  "Monthly Payment Amount" means, with respect to any Interest Accrual Period, an amount equal to all accrued and unpaid interest calculated at the Interest Rate on the daily balance of the Principal Indebtedness during that Interest Accrual Period plus any scheduled amortization of principal required under the Mezzanine Note; provided, however, that if Mezzanine Lender accelerates the Debt in connection with any Payment Breach, then Mezzanine Borrower's obligation to pay Excess Cash Flow on each Payment Date shall not terminate until the Debt is paid in full. Monthly amortization payments shall equal the amount, if any, by which $667,000.00 exceeds the amount of monthly amortization paid under the First Mortgage Loan.

                  "Monthly Tax and Insurance Amount" has the meaning provided in
Section 3.4.

                  "Multiemployer Plan" means a Multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Mezzanine Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Liquidation Proceeds" means (x) with respect to any Liquidation Event relating to the Property, all amounts paid to or received by or on behalf of First Mortgage Loan Borrower or Mezzanine Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, the amount of any award or payment in connection with any condemnation or taking by eminent domain, and the amount of any insurance proceeds paid in connection with any casualty loss, as applicable, other than, in the case of a casualty loss or condemnation award, amounts applied to the restoration or repair of the Property or amounts required by the terms of any of the First Mortgage Loan Documents to be applied to the repayment of the First Mortgage Loan, less (i) in the case of a sale, other than a foreclosure sale or deed in lieu of foreclosure pursuant to the First Mortgage Loan, such reasonable and customary costs and expenses of sale (including reasonable attorneys' fees and costs and brokerage commissions) as such costs shall be approved by Mezzanine Lender pursuant to the terms hereof (if the sale is of all or substantially all of the

Property or Collateral and the amount of the Net Liquidation Proceeds will not be sufficient to repay the entire Debt), and the amount necessary to pay to First Mortgage Lender to obtain the release of the First Mortgage, (ii) in the case of a foreclosure sale, such costs and expenses incurred by the First Mortgage Lender under any of the First Mortgage Loan Documents as First Mortgage Lender shall be entitled to receive reimbursement for under the terms of First Mortgage Loan Documents or under applicable law, (iii) in the case of a casualty loss or condemnation, such costs and expenses of collection of the related insurance proceeds or condemnation award as such costs shall be approved by First Mortgage Lender pursuant to the terms of any of the First Mortgage Loan Documents, or if the First Mortgage Loan has been paid in full, by Mezzanine Lender pursuant to the terms of the Mezzanine Loan Agreement, and (iv) in the case of a refinancing of the First Mortgage Loan, or the Property, amounts required to be paid to First Mortgage Lender to obtain the release of the First Mortgage and the reasonable costs and expenses of such refinancing as shall be approved by Mezzanine Lender (if the amount of the Net Liquidation Proceeds will not be sufficient to repay the entire Debt), and (y) with respect to any Liquidation Event relating to any property other than the Property, including, without limitation, any Collateral, all amounts paid to or received by Mezzanine Borrower in connection with such Liquidation Event, less the reasonable costs and expenses incurred by Mezzanine Borrower in connection with such Liquidation Event as shall be approved by Mezzanine Lender (if the amount of the Net Liquidation Proceeds will not be sufficient to repay the entire Debt).

                  "Net Liquidation Proceeds After Debt Service" means, (i) with respect to any Liquidation Event relating to the Property, the Net Liquidation Proceeds with respect thereto other than any portion thereof applied to the payment of the amounts owed to First Mortgage Lender under the terms of any of the First Mortgage Loan Documents; and (ii) with respect to any Liquidation Event relating to properties or assets of any kind other than the Property, including, without limitation, any Collateral, the Net Liquidation Proceeds with respect thereto.

                  "Net Operating Income" means, for any 12-month period, calculated on a trailing basis, the amount, determined by Mezzanine Lender and calculated in all events in accordance with GAAP, equal to the excess of (a) Receipts for such period minus (b) Expenses for such period.

                  "Officers' Certificate" means a certificate delivered to Mezzanine Lender by Mezzanine Borrower which is signed by a senior executive officer of its Control Entity.

                  "Operating Agreement" means the Amended and Restated Limited Liability Company Operating Agreement dated March 27, 2001, with respect to the First Mortgage Loan Borrower, as the same may be amended or modified from time to time, subject to the required consents under the First Mortgage Loan Documents and Mezzanine Loan Documents.

                  "Other Fees" has the meaning set forth in Section 2.10.

                  "Parent Pledgor" means Gaylord Entertainment Company, a Delaware corporation, which is the sole owner of all outstanding stock issued by the Control Entity of First Mortgage Loan Borrower.

                  "Payment Breach" means the failure of Mezzanine Borrower to pay to Mezzanine Lender on any Payment Date all amounts due and owing on such Payment Date pursuant to Section 3.3(d) of this Agreement.

                  "Payment Date" means the first (1st) day of each calendar month, or if such day is not a Business Day, the next Business Day, commencing on May 1, 2001.

                  "PBGC"' means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "Permitted Indebtedness" means (A) with respect to the First Mortgage Loan Borrower and the Property: (1) the First Mortgage Loan; (2) trade payables, operating contracts and equipment leases for the Property entered into in the ordinary course of business which are consistent with the Approved Operating Budget and which are not more than thirty (30) days past due, evidenced by a note or secured by the Property or any portion thereof, provided the aggregate outstanding amount of which does not at any one time exceed $13,750,000 and (3) such obligations of First Mortgage Loan Borrower under that certain Settlement Agreement dated December 20, 2000 by and among Parent Pledgor, First Mortgage Loan Borrower, and the Department of Water and Sewerage Services of the Metropolitan Government of Nashville and Davidson Counties ("Water and Sewage Settlement Award") and (B) with respect to Mezzanine Borrower means the Debt and such immaterial Indebtedness incurred in the ordinary course of business which is not more than (30) days past due and which does not exceed $50,000 outstanding at any one time for ordinary accounting services and professional fees unless otherwise approved in writing by the Mezzanine Lender in its sole discretion.

                  "Permitted Investments" shall have the meaning ascribed to such term in the Mezzanine Deposit Account Agreement.

                  "Permitted Transfers" provided no Default or Event of Default shall then exist shall mean (i) disposal by First Mortgage Loan Borrower of obsolete or otherwise replaceable personal property, provided such property is replaced (or discarded and not replaced) by First Mortgage Loan Borrower in the ordinary course of business, (ii) distribution of partnership earnings by First Mortgage Loan Borrower to Mezzanine Borrower and, after payment of all amounts then due and payable hereunder (including all funding of all reserves required to be maintained hereunder), distributions of earnings of Mezzanine Borrower to its members (so long as no Event of Default or Cash Sweep Event is outstanding),
(iii) utility easements which do not materially adversely affect the Property and have been approved by Mezzanine Lender in its reasonable discretion, (iv) any Lease at the Property in writing entered into in accordance with the express provisions of Section 5.2(c) or as otherwise approved by Mezzanine Lender in writing in accordance with the express terms hereof and (v) transfers, directly or indirectly, of ownership interests in First Mortgage Loan Borrower and Mezzanine Borrower, other than interests held by, or in, their respective Control Entity, (x) for estate and tax planning to any spouse, sibling, parent, child or grandchild or to a trust for the benefit of such person or spouse, sibling, parent, child or grandchild provided there is no change of control of First Mortgage Loan Borrower, Mezzanine Borrower or their respective Control Entity or (y) to any Institutional Investor or other Persons approved in advance by Mezzanine Lender, such approval not to be unreasonably withheld, provided that (i) no Event of Default then exists, (ii) in each case,

Mezzanine Borrower shall give Mezzanine Lender written notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) Business Days prior to the date of such transfer; (iii) in each case, such transfer does not and will not result in the termination or dissolution of Mezzanine Borrower, by operation of law or otherwise; (iv) Guarantor, or one or more wholly owned subsidiaries of Guarantor, shall continue to together hold at least fifty-one percent (51%) of the outstanding ownership interests in the partner(s) or member(s) of Mezzanine Borrower, and Guarantor continues to directly or indirectly control the business and affairs of Mezzanine Borrower;
(v) such transfer shall not result in a change of control of Mezzanine Borrower or a change of the Manager without Mezzanine Lender's consent; and (vi) in each case, the single purpose nature and bankruptcy remoteness of Mezzanine Borrower after such transfer is satisfactory to Lender and in accordance with the standards of the Rating Agencies. As used in this definition, the term "control" shall have the meaning set forth in the definition of "Affiliate" in Section 1.1 and a "change of control" of any Person shall include the transfer of legal or equitable ownership interests in such Person which after giving effect to such transfer results in any transferee or pledgee of such interests holding more than a 49% ownership interest or security interest in such Person. No Permitted Transfer or other Transfer permitted by Mezzanine Lender shall release any rights to the Collateral or any liability of the Mezzanine Borrower, the Control Entity of Mezzanine Borrower, Guarantor or Parent Pledgor under the Mezzanine Loan Documents, without the prior written consent of Mezzanine Lender. Notwithstanding anything to the contrary contained herein, the provisions restricting transfer shall not be applicable to transfer of publicly traded stock in Guarantor.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "Plan" means an employee benefit or other plan established or maintained by Mezzanine Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Prepayment Fee" means an amount equal to the Principal Indebtedness being prepaid on the date of prepayment multiplied by (x) two percent (2.0%) during the period up to and including the first anniversary of the Closing Date and (y) one percent (1.0%) during the subsequent period up to and including the second anniversary of the Closing Date. No Prepayment Fee shall be payable after the second anniversary of the Closing Date.

                  "Principal Indebtedness" means the principal amount of the entire Mezzanine Loan outstanding from time to time as the same may be increased or decreased, as a result of prepayment or otherwise.

                  "Proceeds" means all of Mezzanine Borrower's "proceeds," as such term is defined in the UCC, and, to the extent not included in such definition, all proceeds whether cash or non-cash, movable or immovable, tangible or intangible (including Insurance proceeds, condemnation proceeds and proceeds of proceeds), from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral and all income, gain, credit, distributions and similar items from or with respect to the Collateral.

                  "Pro Forma Debt Service" means the sum of the debt service on the Mezzanine Loan and First Mortgage Loan as projected over the immediately succeeding twelve (12) month period assuming both accrue at a rate equal to the applicable LIBOR Spread or Applicable Spread (as defined in the First Mortgage Loan Agreement) for the Mezzanine Loan and First Mortgage Loan, respectively, plus the greater of (x) the then current LIBOR and (y) the then current yield on 10 Year U.S. Treasury Obligations.

                  "Pro Forma Net Operating Income" means the Net Operating Income adjusted to reflect (x) the greater of (i) the actual management fees under the Management Agreement and (ii) 3.0% of Receipts (excluding service charges) for such trailing twelve (12) month period provided, however, if the Manager is an Affiliate of the Mezzanine Borrower or First Mortgage Loan Borrower for purposes of calculating Pro Forma Net Operating Income, Management Fees shall be deemed to be 2.5% of Receipts (excluding service charges) and (y) a reserve for FF&E equal to 4.0% of Receipts (excluding service charges) for such trailing twelve month period.

                  "Property" means the real property and all improvements located thereon commonly known as Opryland Hotel and Convention Center, Nashville, Tennessee, as more particularly described in the First Mortgage.

                  "Rating Agencies" means Fitch, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by First Mortgage Lender or its designees in connection with or in anticipation of a Securitization of the First Mortgage Loan or by Mezzanine Lender in connection with a Securitization of the Mezzanine Loan, as applicable (each individually, a "Rating Agency").

                  "Rating Confirmation Letter" means a letter issued by each applicable Rating Agency which confirms that the taking of action referenced therein will not result in any qualification, withdrawal or downgrading of any existing ratings of securities, certificates or bonds arising from the securitization of the First Mortgage Loan or Mezzanine Loan, as applicable.

                  "Receipts" shall mean, without duplication with respect to the applicable periods set forth in this Agreement, all gross receipts, rents, revenues, income, fees, payments and consideration actually collected by or on behalf of First Mortgage Loan Borrower, Manager (excluding Management Fees paid in accordance with this Agreement), Mezzanine Borrower and their respective Affiliates from any and all sources in any way, manner or respect relating to and/or arising from the Property in accordance with GAAP, including, without limitation, (a) gross fixed, minimum and guaranteed rentals or other sums paid by Tenants or other occupants, licensees, concessionaires or users of the Property to or for the account or benefit of First Mortgage Loan

Borrower or any of its Affiliates, relating to the occupancy of the Property,
(b) percentage, overage, additional and similar rentals paid by Tenants or other occupants, licensees or users of the Property to or for the account or benefit of First Mortgage Loan Borrower or any of its Affiliates, relating to the occupancy of the Property, (c) amounts paid by Tenants or other occupants, licensees or users of the Property to or for the account or benefit of First Mortgage Loan Borrower or any of its Affiliates, including, without limitation, common area maintenance charges, pursuant to escalation provisions in Leases or other agreements or on account of maintenance, operating and tax expenses for the Property or utility reimbursements or merchant association dues or advertising fund payments, (d) fees or charges for (i) heating, ventilation, air conditioning and other utility services, including condenser water, (ii) freight elevator service, (iii) lobby directory service, (iv) extra rubbish removal, (v) repairs and (vi) other non-standard services, (e) late charges and interest paid to or for the account or benefit of First Mortgage Loan Borrower or any of its Affiliates, pursuant to Leases and amounts paid to or for the account or benefit of First Mortgage Loan Borrower or any of its Affiliates, as a result of provisions in Leases permitting the landlord thereunder to receive or share in receipt from the subleasing of space demised under, or the assignment of, Leases, (f) payments made by any Tenant in consideration of, or with respect to, a Lease termination, modification and/or consent, (g) automobile parking fees and rentals, if any, other fees, charges or payments, whether or not denominated as rental, but paid to or for the account or benefit of First Mortgage Loan Borrower or any of its Affiliates for or in connection with the rental or occupancy of any portion of the Property, (h) proceeds of any Insurance (for business interruption or loss of rents) or Awards (for a temporary taking to the extent compensation for lost rent) received by or for the account or benefit of First Mortgage Loan Borrower or any or its Affiliates, relating to the Property,
(i) Tenants' security deposits to the extent they have been applied to payment of Tenants' obligations, (j) net proceeds (after deducting amounts paid or payable to Tenants) from refunds obtained as a result of pursuing available legal remedies in contesting the validity of any Imposition or as a result of a reduction of assessed valuation of the Property, (k) damages or settlement payments paid by third parties in connection with the Property (other than in respect of personal injury claims), (l) income, rentals and receipts derived by First Mortgage Loan Borrower from any ancillary businesses, licenses and concessions at the Property, (m) refunds of insurance premiums or any other item which would constitute an Expense if paid by First Mortgage Loan Borrower (unless otherwise credited to an expense account), (n) any sums paid to Mezzanine Borrower by the counterparty to the Interest Rate Cap Agreement or similar hedging agreement which may be entered into by Mezzanine Borrower in connection with the Mezzanine Loan, (o) all revenues and credit card receipts (including, without limitation, service charges) collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, parking charges, all revenues and receipts now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property, or rendering of services by owner or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges and vending machine sales and all other items of revenue which would be included as income, rents or profits under the USAH and (p) all other amounts payable to Mezzanine Borrower or First Mortgage Loan Borrower during such period in respect of items which, in accordance with GAAP, would be included in such Person's Financial Statements for such period or any other period as revenue of the Property.

                  Notwithstanding the foregoing clauses (a) through (p), Receipts shall not include (i) any proceeds resulting from the Transfer of all or any part of the Property (other than rents paid under Leases), (ii) rentals under Leases paid more than one (1) month in advance, (iii) security or other refundable deposits paid by Tenants, except to the extent applied to the payment of Tenants' obligations, (iv) payments made by a Tenant to First Mortgage Loan Borrower for tenant improvements to be paid for by the Tenant to the extent that Mezzanine Borrower or First Mortgage Loan Borrower transmits such payment to the contractor installing such tenant improvements except for management fees or administrative fees related thereto, (v) promotional and similar receipts collected by First Mortgage Loan Borrower, to the extent remitted to merchants' associations and the like and (vi) revenues and other receipts of Affiliates of First Mortgage Loan Borrower and Mezzanine Borrower that are derived from the sale of goods and services by such Persons at or from the Property, as opposed to rents paid by such entities for their use and occupancy of their respective premises.

                  "Recourse Obligations" has the meaning set forth in Section 8.15.

                  "Related Party" has the meaning set forth in Section 8.15.

                  "Required Debt Service Payment" means, on any Payment Date, the Debt Service then due and payable by Mezzanine Borrower.

                  "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace that page on the service for the purpose of displaying interbank rates from London in U.S. Dollars).

                  "Securities" has the meaning set forth in Section 8.34.

                  "Securities Account" has the meaning assigned to such term in
Section 8-501 of the UCC.

                  "Securities Intermediary" has the meaning assigned to such term in Section 8-102(14) of the UCC.

                  "Securitization" has the meaning set forth in Section 8.34.

                  "Servicer" means a servicer selected by First Mortgage Lender from time to time in its sole discretion to service the First Mortgage Loan.

                  "Special Purpose Bankruptcy Remote Entity" has the meaning set forth in Section 5.1(p).

                  "Stock Pledge Agreement" means that certain Stock Pledge Agreement dated as of the Closing Date, between Parent Pledgor, as pledgor, and Mezzanine Lender, as pledgee, with respect to the outstanding stock of the Control Entity of First Mortgage Loan Borrower, as the same may be hereafter modified, amended or supplemented from time to time.

                  "Subsidiary" of any Person means any corporation, partnership, limited liability company or other entity in which such Person holds an equity interest constituting more than ten percent (10%) of the equity classes issued by such entity.

                  "Tax and Insurance Account" has the meaning set forth in
Section 3.4.

                  "Telerate Page 3750" means the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Banker's Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for the U.S. Dollar deposits).

                  "Tenant" means any permitted occupant, tenant, subtenant or licensee of the Property.

                  "Term" means the period from and after the Closing Date to and including the first to occur of the Maturity Date or the date the Debt is paid in full.

                  "Three Year Business Plan" means that certain Three Year Business Plan prepared by Opryland Hospitality Group.

                  "Title Insurer" means Chicago Title Insurance Company, as sole insurer or, in the case of co-insurance, as lead insurer.

                  "Title Policy" means an owner's title insurance policy, issued or co-insured by the Title Insurer, on ALTA form 1970 (with 1984 changes).

                  "Transaction Costs" means all reasonable fees, costs, expenses and disbursements paid or payable by Mezzanine Borrower relating to the Transactions, including, without limitation, all fees, costs, expenses and disbursements described in Section 8.24.

                  "Transactions" means the transactions contemplated by the Mezzanine Loan Documents.

                  "Transfer" means any conveyance, assignment, disposition, alienation, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest, including, without limitation, any profits interest, in Mezzanine Borrower or First Mortgage Loan Borrower), sale, contract to sell, Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), or Lien, whether voluntarily, by law or otherwise, of, on, in or affecting any Collateral, Mezzanine Borrower, First Mortgage Loan Borrower, Manager or the Property.

                  "UCC" means, with respect to any Collateral, the Uniform Commercial Code in effect in the State of New York from time to time or the state in which any Accounts or Collateral is located.

                  "USAH" means the most current edition of the Uniform System of Accounts for Hotels (or the Lodging Industry) promulgated by the American Hotel and Motel Association as in effect from time to time.

                                   ARTICLE II

                                  GENERAL TERMS

                  Section 2.1. Amount of the Mezzanine Loan. Mezzanine Lender shall lend to Mezzanine Borrower an amount equal to the Mezzanine Loan Amount, which Mezzanine Lender shall disburse to Mezzanine Borrower on the Closing Date. No amount repaid in respect of the Mezzanine Loan may be reborrowed.

                  Section 2.2. Use of Proceeds. Proceeds of the Mezzanine Loan shall be used for capital investment in First Mortgage Loan Borrower and general purposes of Mezzanine Borrower including distributions to the Parent Pledgor.

                  Section 2.3. Security for the Mezzanine Loan. The Mezzanine Note and Mezzanine Borrower's obligations hereunder and under the other Mezzanine Loan Documents shall be secured by the Collateral.

                  Section 2.4. Mezzanine Note. Mezzanine Borrower's obligation to pay the principal of and interest on the Mezzanine Loan (including Late Charges and Default Rate interest), shall be evidenced by this Agreement and by the Mezzanine Note, duly executed and delivered by Mezzanine Borrower. The Mezzanine Note shall be payable as to principal, interest, Late Charges and Default Rate interest, as specified in this Agreement, with a final maturity on the Maturity Date. Mezzanine Borrower shall pay all outstanding Debt on the Maturity Date.

                  Section 2.5. Principal and Interest Payments.

                  (a) Accrual of Interest. Interest shall accrue on the outstanding principal balance of the Mezzanine Note and all other amounts due to Mezzanine Lender under the Mezzanine Loan Documents at the Interest Rate.

                  (b) Payment of Interest and Principal. On the Closing Date, Mezzanine Borrower shall pay to Mezzanine Lender interest for the first (1st) Interest Accrual Period with respect to the Mezzanine Loan. On each Payment Date commencing with the Payment Date immediately after the end of the second (2nd) Interest Accrual Period through and including the Maturity Date, Mezzanine Borrower shall pay to the Mezzanine Lender, in accordance with Section 3.3(d), the Combined Monthly Payment Amount. Interest shall be payable in arrears. The principal required to be repaid on any Payment Date prior to the Maturity Date shall equal the amount, if any, by which $667,000.00 exceeds the amount of monthly amortization paid under the First Mortgage Loan and such other amounts required under Section 2.5(c), Section 2.12, Section 5.3 and Section 5.4 herein.

                  (c) Payment of Liquidation Proceeds. Upon the receipt of any Net Liquidation Proceeds by Mezzanine Borrower or any of its Affiliates, Mezzanine Borrower shall be required, on the date of such receipt, to apply the related Net Liquidation Proceeds After Debt Service to the prepayment of principal on the Mezzanine Note, together with accrued and unpaid interest and any breakage costs under
Section 2.6, up to and including the date on which such prepayment occurs, and all other amounts then due and payable on the Mezzanine Note (including, without limitation, the Prepayment Fee, if applicable).

                  (d) Calculation of Interest. Interest shall accrue on the outstanding Principal Indebtedness and all other amounts due to Mezzanine Lender under the Mezzanine Loan Documents commencing upon the Closing Date. Interest shall be computed on the actual number of days elapsed in each year over a 360-day year.

                  (e) Default Rate Interest. After the occurrence and during the continuation of an Event of Default, the entire unpaid amount outstanding hereunder and under the Mezzanine Note will bear interest at the Default Rate; provided, however, if Mezzanine Lender shall have accelerated the Debt, the Mezzanine Note shall continue to bear interest at the Default Rate until paid in full.

                  (f) Late Charge. If Mezzanine Borrower fails to make any payment of any sums due under the Mezzanine Loan Documents within five (5) days after receipt of written notice that the same is due, (which written notice shall not be given more than twice per calendar year) in addition to Mezzanine Lender's rights hereunder, Mezzanine Borrower shall pay a Late Charge; provided, however, that if Mezzanine Borrower shall fail to pay the Monthly Payment Amount on the date same becomes due and payable, without notice the Late Charge shall be immediately due and payable and the aforesaid five (5) day period shall not apply with respect to such delinquent payment.

                  (g) Maturity Date. On the Maturity Date, Mezzanine Borrower shall pay to Mezzanine Lender the Debt and all other amounts then due under the Mezzanine Loan Documents, including, without limitation, any applicable Prepayment Fee, Late Charges and Default Rate interest.

                  Section 2.6. Voluntary Prepayment. Mezzanine Borrower shall have the right, on any Payment Date, to prepay the Mezzanine Loan, in whole or in part, upon at least five (5) Business Days' irrevocable notice to Mezzanine Lender, specifying the amount and the date of prepayment, provided that on the date of such prepayment Mezzanine Borrower shall pay to Mezzanine Lender the Prepayment Fee on the Principal Indebtedness so prepaid, if applicable. Any partial prepayments of the Mezzanine Loan (other than repayments permitted under clauses (x) and (y) below) shall be in the amount of at least $1,000,000. Upon the receipt of any prepayment, Mezzanine Lender shall apply the amount of prepayment in accordance with Section 2.7. If any prepayment is received by Mezzanine Lender on a Business Day other than a Payment Date, then Mezzanine Borrower shall also pay interest on the Mezzanine Loan to the following Payment Date together with an amount necessary to reimburse Mezzanine Lender for any costs, losses or expenses incurred in connection with breaking any LIBOR contracts or redeploying funds as a consequence of such prepayment. Notwithstanding anything to the contrary set forth herein, no Prepayment Fee shall be due and payable in connection with a prepayment (x) arising as a result of the application of Net Liquidation Proceeds relating to a casualty or condemnation event of the Property or any portion thereof or (y) constituting a principal curtailment payment of the Mezzanine Loan made by Mezzanine Borrower in order to prevent the occurrence of a Financial Covenant Breach as reasonably determined by Mezzanine Lender or during a Cash Sweep Event Cure Period to cure a Financial Covenant Breach provided in the latter case that any funds in the Cash Sweep Event Reserve Account shall be applied in accordance with the provisions of Section 2.12(a) hereof.

                  Section 2.7. Application of Payments. Provided no Event of Default has occurred and is continuing, all proceeds of any repayment, including prepayments, of the Mezzanine Loan shall be applied to pay: first, any costs and expenses of Mezzanine Lender required to be reimbursed under the terms of the Mezzanine Loan Documents, including, without limitation, the Mezzanine Lender's reasonable attorneys' fees and disbursements (i) arising as a result of such repayment or (ii) expended by Mezzanine Lender to protect, preserve, foreclose, or realize upon, or take any other action with respect to the Collateral; second, to accrued and unpaid interest at the Interest Rate, third, to the Prepayment Fee, if any; fourth, to the Principal Indebtedness; and fifth, any other amounts then due and owing under the Mezzanine Loan Documents. After the occurrence of an Event of Default, all proceeds of repayment, including any payment or recovery on the Collateral shall be applied first, to the Prepayment Fee, if any, and second, in such order and in such manner as Mezzanine Lender shall elect in Mezzanine Lender's discretion.

                  Section 2.8. Payment of Debt Service, Method and Place of Payment.

                  (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Mezzanine Note shall be made to Mezzanine Lender not later than 1:00 P.M., New York time, on the date when due, and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Mezzanine Borrower by Mezzanine Lender in writing, and any funds received by Mezzanine Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

                  (b) All payments made by Mezzanine Borrower hereunder or under the other Mezzanine Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

                  Section 2.9. Taxes. All payments made by Mezzanine Borrower under this Agreement and under the other Mezzanine Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

                  Section 2.10. Servicing Fee and Other Fees. From and after the Closing Date until the Maturity Date and full repayment of the Debt, Mezzanine Borrower shall pay to the Mezzanine Lender a fee equal to (i) the actual third party credit administration and servicing fee incurred by Mezzanine Lender (the "Servicing Fee"), (ii) the actual third party custodial fees incurred by Mezzanine Lender, (iii) the actual third party Deposit Bank fees incurred by Mezzanine Lender and (iv) the actual third party Trustee fees incurred by Mezzanine Lender in connection with the Mezzanine Loan (items (ii), (iii) and
(iv) shall collectively be referred to as the "Other Fees"). The Servicing Fee and the Other Fees are not included in the LIBOR Spread, shall be payable monthly in arrears on each Payment Date and shall be at competitive market rates for similar transactions.

                  Section 2.11. Limitation of Interest. It is expressly stipulated and agreed to be the intent of Mezzanine Borrower and Mezzanine Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mezzanine Borrower and Mezzanine Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Agreement, the Mezzanine Note and the other Mezzanine Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious or otherwise in contravention of applicable laws, any amount called for under this Agreement, the Mezzanine Note or under any of the other Mezzanine Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Mezzanine Loan, or if Mezzanine Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment by Mezzanine Borrower results in Mezzanine Borrower having paid any interest in excess of that permitted by applicable law, then it is Mezzanine Lender's express intent that all excess amounts collected by Mezzanine Lender shall be credited to the principal balance of the Mezzanine Note (or if paid in full, then refunded to the Mezzanine Borrower), and the provisions of this Agreement, the Mezzanine Note and the other Mezzanine Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mezzanine Lender for the use, forbearance, or detention of the Mezzanine Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Mezzanine Loan so that the rate or amount of interest on account of the Mezzanine Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Mezzanine Loan for so long as the Mezzanine Loan is outstanding. Notwithstanding anything to the contrary contained in this Agreement, the Mezzanine Note or the other Mezzanine Loan Documents, it is not the intention of Mezzanine Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                  Section 2.12. Mandatory Prepayments; Cash Sweep Events.

                  (a) If, at any time prior to the repayment of the Debt, any of the following events occur (each, a "Cash Sweep Event") (i) an Event of Default occurs and is continuing, (ii) as of a Quarterly Test Date (as such term is hereinafter defined) the DSCR is less than 1.15 for a trailing twelve (12) month period or (iii) as of a Quarterly Test Date the Debt Yield is less than 13.5% for a trailing twelve (12) month period (each of (ii) and (iii), a "Financial Covenant Breach") then, from and after the occurrence of such Cash Sweep Event and for so long as such Cash Sweep Event continues to exist, all Excess Cash Flow otherwise available to the Mezzanine Borrower under the Mezzanine Deposit Account Agreement shall be deposited into the Cash Sweep Event Reserve Account. Notwithstanding any provision herein to the contrary, if an Event of Default has occurred and is continuing, all funds on deposit in the Cash Sweep Event Reserve Account and any subsequent Excess Cash Flow deposited into the Cash Sweep Event Reserve Account while such Event of Default is continuing, may be applied by Mezzanine

Lender to reduce the Principal Indebtedness in accordance with Section 2.7. With respect to any Cash Sweep Event that is a Financial Covenant Breach, the Mezzanine Borrower shall have three (3) months from delivery of the Cash Sweep Event Notice (as hereinafter defined) to remedy such Financial Covenant Breach ("Cash Sweep Event Cure Period"), including the right to direct a principal curtailment payment of the First Mortgage Loan (or if the First Mortgage Loan has been repaid in full to the Mezzanine Loan without any Prepayment Fee). Provided no Event of Default exists, Mezzanine Borrower may, at its sole election during the Cash Sweep Event Cure Period, direct Mezzanine Lender to apply the funds in the Cash Sweep Event Reserve Account to a principal curtailment payment of the First Mortgage Loan (or if the First Mortgage Loan has been repaid in full to the Mezzanine Loan without any Prepayment Fee) regardless of whether such amounts are sufficient to cure such Financial Covenant Breach provided the funds in the Cash Sweep Event Reserve Account are so applied before any supplemental payments necessary to cure such Financial Covenant Breach are made by the Mezzanine Borrower. Any Financial Covenant Breach will be measured during the Cash Sweep Event Cure Period on a monthly basis on each Monthly Test Date (as such term is hereinafter defined). If no Event of Default exists and if the Mezzanine Borrower fails to remedy a Financial Covenant Breach during a Cash Sweep Event Cure Period, the Mezzanine Lender will direct all funds held in the Cash Sweep Event Reserve Account on the next Payment Date after the Cash Sweep Event Cure Period to a prepayment of principal of the First Mortgage Loan (or if the First Mortgage Loan has been repaid in full to the Mezzanine Loan without any Prepayment Fee). Mezzanine Borrower agrees and acknowledges that such sums shall be applied to the First Mortgage Loan and shall not be deemed a payment under the Mezzanine Loan Documents and the Mezzanine Loan shall not be reduced or discharged in whole or part, due to such payments. If a Financial Covenant Breach is remedied or otherwise satisfied on a Monthly Test Date, the Excess Cash Flow available following such Monthly Test Date to the earlier of the next Monthly Test Date or Quarterly Test Date shall be distributed to the Mezzanine Borrower pursuant to the terms of the Mezzanine Deposit Account Agreement but all funds on deposit in the Cash Sweep Event Reserve Account shall continue to be additional Collateral until the Financial Covenant Breach has been remedied for two (2) consecutive months, at which time such funds shall be released to the Mezzanine Borrower, or until applied as set forth below on the next Quarterly Test Date. If on the next Quarterly Test Date (x) Mezzanine Lender determines that no new Cash Sweep Event exists, the funds in the Cash Sweep Event Reserve Account shall be released to Mezzanine Borrower; or (y) the Mezzanine Lender determines that a new Cash Sweep Event then exists, Mezzanine Lender shall apply the funds in the Cash Sweep Event Reserve Account to prepayment of the First Mortgage Loan, (or if the First Mortgage Loan has been repaid in full to the Mezzanine Loan) deliver to Mezzanine Borrower a new Cash Sweep Event Notice and direct that while such Cash Sweep Event continues to exist all Excess Cash Flow be deposited into the Cash Sweep Event Reserve Account.

                  For purposes of this Section 2.12, the following defined terms shall apply:

                  "Quarterly Test Date" means the date upon which the Mezzanine Lender, based on the financial statements of the Mezzanine Borrower for the most recent calendar quarter, determines whether a Cash Sweep Event exists.

                  "Monthly Test Date" means the date, other than a Quarterly Test Date, during a Cash Sweep Event Cure Period upon which the Mezzanine Lender, based on the financial statements of the Mezzanine Borrower for the most recent month, determines whether a Financial Covenant Breach has been remedied or otherwise satisfied.

                  (b) The existence of a Cash Sweep Event shall be determined solely, but reasonably and in good faith, by the Mezzanine Lender which shall be conclusive absent manifest error. If Mezzanine Lender makes a determination that a Cash Sweep Event has occurred, Mezzanine Lender shall send to Servicer, Mezzanine Deposit Bank and Mezzanine Borrower a written notice ("Cash Sweep Event Notice"), together with adequate information to allow Mezzanine Borrower to verify such determination.

                  Section 2.13. Extension of Loan. Provided no Event of Default has occurred and is continuing, the Mezzanine Borrower shall have the option to exercise two twelve (12) month extensions to the Maturity Date subject to the following conditions: (a) Mezzanine Lender receives written notice of Mezzanine Borrower's election to extend the Term not less than ninety (90) days prior to the Maturity Date ("Extension Notice"); (b) concurrently with the Extension Notice, Mezzanine Lender is paid a nonrefundable extension fee in the amount of 0.375% of the Principal Indebtedness with respect to the first extension and 0.50% of the Principal Indebtedness with respect to the second extension ("Extension Fee"); (c) Mezzanine Lender receives an Officer's Certificate stating that (i) no Default currently exists under the Mezzanine Loan Documents,
(ii) no Material Adverse Condition currently exists, (iii) the DSCR on a trailing twelve (12) month basis based on the last monthly financial statements is at least 1.15, (iv) the Debt Yield based on the last monthly financial statements is at least 13.5%, (v) Mezzanine Borrower pays all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mezzanine Lender in connection with such extension and (vi) Mezzanine Borrower shall have entered into an Interest Rate Cap Agreement with a counterparty acceptable to Mezzanine Lender, providing Mezzanine Borrower with an initial cap on LIBOR at a maximum of 7.50% which may be replaced or renewed with a cap of a maximum of 8.25% per annum.

                                  ARTICLE III

                     CONDITIONS PRECEDENT; AND THE ACCOUNTS

                  Section 3.1. Conditions Precedent to the Making of the Mezzanine Loan.

                  (a) As a condition precedent to the making of the Mezzanine Loan, Mezzanine Borrower shall have satisfied the following conditions (unless waived by Mezzanine Lender in accordance with Section 8.4) on or before the Closing Date:

                  (1) Commitment Conditions.

                      (A) Mezzanine Borrower shall have paid to Mezzanine Lender (or shall pay to Mezzanine Lender out of the proceeds of the Mezzanine Loan) the origination fee and other fees referred to in the commitment letter.

                      (B) Mezzanine Lender shall have received appraisals of the Property satisfactory in form and substance to, and performed on the basis of assumptions acceptable to,

Mezzanine Lender. Such appraisals shall be performed by an independent MAI appraiser acceptable to Mezzanine Lender in its sole discretion.

                      (C) Mezzanine Lender shall have received the Environmental Report acceptable to Mezzanine Lender in its sole discretion.

                      (D) Mezzanine Lender shall have received the Three Year Business Plan acceptable to Mezzanine Lender in its sole discretion.

                      (E) The form and substance of the First Mortgage Loan Documents shall be satisfactory to Mezzanine Lender in all respects and the First Mortgage Loan shall have been closed and funded in accordance with the provisions of the First Mortgage Loan Documents.

                  (2) Mezzanine Loan Documents.

                      (A) Intercreditor Agreement. The First Mortgage Lender shall have executed and delivered an intercreditor agreement in form and substance of Exhibit G attached hereto.

                      (B) Mezzanine Loan Agreement. Mezzanine Borrower shall have executed and delivered this Agreement to Mezzanine Lender.

                      (C) Mezzanine Note. Mezzanine Borrower shall have executed and delivered to Mezzanine Lender the Mezzanine Note.

                      (D) Equity Pledge Agreements. Mezzanine Borrower and Parent Pledgor shall have executed and delivered to Mezzanine Lender the Equity Pledge Agreements, in form and substance satisfactory to Mezzanine Lender.

                      (E) Guaranty and Environmental Indemnity. Mezzanine Borrower shall have caused the Guarantor to have executed and delivered to Mezzanine Lender each of the Guaranty and the Environmental Indemnity.

                      (F) Mezzanine Deposit Account Agreement. Mezzanine Borrower and Deposit Bank shall have executed and delivered to Mezzanine Lender the Mezzanine Deposit Account Agreement in form and substance satisfactory to Mezzanine Lender.

                      (G) Assignment of Interest Rate Cap Agreement. Mezzanine Borrower shall have entered into the Interest Rate Cap Agreement pursuant to
Section 5.1(s) hereof and shall hereafter have executed and delivered to Mezzanine Lender the Assignment of Interest Rate Cap Agreement in form and substance satisfactory to Mezzanine Lender.

                      (H) Manager's Consent. Mezzanine Borrower shall have caused the Manager to have executed and delivered to Mezzanine Lender a Manager's Consent and Subordination of Management Agreement in form and substance satisfactory to Mezzanine Lender.

                      (I) Financing Statements. Mezzanine Borrower and Parent Pledgor shall have executed and delivered to Mezzanine Lender all financing statements required by Mezzanine Lender and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions.

                  (3) Opinions of Counsel. Mezzanine Lender shall have received from counsel satisfactory to Mezzanine Lender, legal opinions in form and substance satisfactory to Mezzanine Lender in Mezzanine Lender's discretion regarding (A) the enforceability of the Mezzanine Loan Documents, (B) the perfection of the security interests created under the Mezzanine Loan Documents, and (C) substantive consolidation. All such legal opinions will be addressed to Mezzanine Lender, its successors and assigns, dated as of the Closing Date, and in form and substance satisfactory to Mezzanine Lender and its counsel. Mezzanine Borrower hereby instructs counsel to deliver to Mezzanine Lender such opinions addressed to Mezzanine Lender.

                  (4) Lien Search Reports. Mezzanine Lender shall have received satisfactory reports of UCC, federal tax lien, bankruptcy, state tax lien, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Mezzanine Lender. Such searches shall have been received in relation to Mezzanine Borrower, First Mortgage Loan Borrower, Control Entity of Mezzanine Borrower, Control Entity of First Mortgage Loan Borrower, Guarantor, Parent Pledgor and Manager. Such searches shall have been conducted in each of the locations designated by Mezzanine Lender in Mezzanine Lender's reasonable discretion and shall have been dated not more than fifteen (15) days prior to the Closing Date.

                  (5) Certificates. Mezzanine Lender shall have received a Mezzanine Borrower's Certificate and an Officer's Certificate, in each case in form and substance satisfactory to Mezzanine Lender.

                  (6) Consents, Licenses, Approvals. Mezzanine Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Mezzanine Borrower under, and the validity and enforceability of, the Mezzanine Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

                  (7) Title Insurance. (A) Mezzanine Borrower shall have delivered to Mezzanine Lender (i) a so-called "Mezzanine Endorsement" (in form satisfactory to Mezzanine Lender) to an existing owner's title insurance policy issued to First Mortgage Loan Borrower which such owner's title policy shall be reasonably acceptable to Mezzanine Lender and (ii) an "Eagle 9 Policy" or similar policy insuring the Liens on the Collateral under the Mezzanine Loan Documents free and clear of all liens, charges and encumbrances.

                      (B) If Mezzanine Lender exercises its right to foreclose on the Collateral granted under one (1) or more of the Equity Pledge Agreements following an Event of Default, Mezzanine Borrower shall (and hereby covenants and agrees that it will) execute and deliver, and cause First Mortgage Loan Borrower to execute and deliver, such further affidavits and indemnities as may be required by the Title Insurer to issue the "Mezzanine Endorsement" to Mezzanine Lender.

                  (8) Additional Matters. Mezzanine Lender shall have received such other Permits, certificates, opinions, documents and instruments relating to the Mezzanine Loan as may be required by Mezzanine Lender and all other documents and all legal matters in connection with the Mezzanine Loan shall be satisfactory in form and substance to Mezzanine Lender.

                  (9) Representations and Warranties. The representations and warranties herein and in the other Mezzanine Loan Documents shall be true and correct.

                  (10) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no litigation shall be pending or threatened, which in the judgment of Mezzanine Lender would enjoin, prohibit or restrain, or impose or result in an adverse effect upon the making or repayment of the Mezzanine Loan or the consummation of the Transactions.

                  (11) Intentionally Omitted.

                  (12) Transaction Costs. Mezzanine Borrower shall have paid or caused to be paid all Transaction Costs (which Mezzanine Lender is hereby authorized to pay from the proceeds of the Mezzanine Loan).

                  (13) Insurance Coverage. Mezzanine Lender shall have received copies of insurance policies and certificates satisfactory to Mezzanine Lender that the insurance required under Section 5.3 has been obtained and cover the Mezzanine Lender and its successors and assigns, as their interest may appear.

                  (b) Mezzanine Lender shall not be obligated to make the Mezzanine Loan unless and until each of the applicable conditions precedent set forth in this Article III is satisfied. In addition, Mezzanine Lender shall not be obligated to make the Mezzanine Loan if a Material Adverse Condition shall exist.

                  (c) The making of the Mezzanine Loan shall constitute, without the necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Mezzanine Borrower to Mezzanine Lender that, to the best of Mezzanine Borrower's knowledge, all of the representations and warranties of Mezzanine Borrower set forth in the Mezzanine Loan Documents are true and correct as of the date of the making of the Mezzanine Loan.

                  Section 3.2. Form of Mezzanine Loan Documents and Related Matters. The Mezzanine Loan Documents and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Mezzanine Lender, and shall be in form and substance satisfactory to Mezzanine Lender.

                  Section 3.3. The Accounts.

                  (a) On or before the Closing Date, Agent (or Servicer, on Agent's behalf) shall establish and maintain an account (the "Deposit Account") at a financial institution designated by Mezzanine Lender and reasonably satisfactory to Mezzanine Borrower (the

"Deposit Bank"). The Deposit Account shall be an Eligible Account. The Deposit Account (i) shall not be evidenced by a certificate of deposit, passbook or other instrument, (ii) shall be one or more separate and identifiable accounts and sub-accounts separate from all other accounts held by the Deposit Bank,
(iii) shall be established and maintained in the name of Mezzanine Borrower, as debtor, for the benefit of Agent, as secured party, (iv) shall be under the sole dominion and control of Agent (or Servicer, acting as Agent's agent), and (v) shall contain only the Financial Assets deposited in accordance herewith. The parties agree that the Deposit Account is a Securities Account in respect of which the Deposit Bank is the Securities Intermediary and Mezzanine Borrower is the Entitlement Holder. All Financial Assets credited to the Deposit Account shall be registered in the name of, payable to the order of, or specially indorsed to, the Deposit Bank.

                  (b) Mezzanine Lender shall cause Deposit Bank to agree that each item of property (whether Investment Property, cash or other property) credited to the Deposit Account shall be treated as a Financial Asset under
Article 8 of the UCC. Mezzanine Lender shall cause Deposit Bank to agree to comply with all Entitlement Orders originated by the Agent without the further consent of Mezzanine Borrower.

                  (c) Deposit Bank shall maintain on a ledger entry basis the following subaccounts of the Deposit Account (collectively, the "Subaccounts"; and, together with the Deposit Account, collectively, the "Accounts") which shall be designated as follows: (i) subaccount entitled Tax and Insurance Account (the "Tax and Insurance Account"), (ii) subaccount entitled Mezzanine Loan Debt Service Account (the "Mezzanine Loan Debt Service Account"), (iii) subaccount entitled Cash Sweep Event Reserve Account (the "Cash Sweep Event Reserve Account"), (iv) a subaccount entitled Extraordinary Expenses Account (the "Extraordinary Expenses Subaccount") and (v) such other reserve accounts currently provided under the First Mortgage Loan Documents to the extent such reserves are no longer maintained under the First Mortgage Loan Documents.

                  (d) Subject to the terms and provisions of the First Mortgage Loan Documents, Mezzanine Borrower shall cause the First Mortgage Loan Borrower to irrevocably direct the First Mortgage Lender to transfer on a daily basis all funds ("First Mortgage Borrower Remainder Funds") available to First Mortgage Loan Borrower pursuant to Section 3.3(a)(x) of the Cash Management Agreement between First Mortgage Loan Borrower and First Mortgage Lender of even date herewith (the "First Mortgage Loan Cash Management Agreement") to the Deposit Account by wire transfer of immediately available federal funds. To the extent that the funds transferred to the Deposit Account by the next Payment Date is less than an amount (the "Combined Monthly Payment Amount") equal to the sum of
(i) the Monthly Payment Amount, (ii) the Monthly Tax and Insurance Amount unless such amount is reserved under the First Mortgage Loan Documents and the First Mortgage Lender is obligated to use such reserve funds for the payment of Impositions and Insurance and (iii) any other amounts which may be due and payable to Mezzanine Lender under the Mezzanine Loan Documents on such date, Mezzanine Borrower shall immediately pay such shortfall to the Deposit Account by wire transfer of immediately available federal funds.

                  (e) Upon the deposit of funds into the Deposit Account, Deposit Bank shall allocate such funds to the Subaccounts as provided under
Section 2.2 of the Mezzanine Deposit Account Agreement:

                  (f) Provided that Mezzanine Borrower deposits into the Deposit Account on or prior to each Payment Date a sum sufficient to fund the subaccounts described in the Mezzanine Deposit Account Agreement, Mezzanine Borrower shall be deemed to have paid such amounts on such Payment Date, and Deposit Bank is hereby authorized by Agent to direct on such Payment Date the payment to Mezzanine Lender of all funds in the Mezzanine Loan Debt Service Account, unless Deposit Bank is legally constrained from transferring such amounts in accordance with such Section by reason of any insolvency related to Mezzanine Borrower or any other event. Provided no Cash Sweep Event has occurred and is continuing, after sufficient funds are on deposit in all applicable subaccounts under the Mezzanine Deposit Account Agreement for the next Payment Date, all Excess Cash Flow shall be transferred on a daily basis by the Deposit Bank to Mezzanine Borrower or as Mezzanine Borrower may direct.

                  (g) To compensate the Deposit Bank for performing the herein-described services, Mezzanine Borrower agrees to pay the usual and customary fees charged by the Deposit Bank for performing such services.

                  Section 3.4. Tax and Insurance Account.

                  (a) At any time that tax and insurance deposits are not being collected by First Mortgage Lender, Agent shall establish and shall maintain the Tax and Insurance Account as a subaccount of the Deposit Account into which Agent hereby directs the Deposit Bank to allocate certain funds from the Deposit Account in accordance with the terms hereof.

                  (b) At any time that tax and insurance deposits are not being collected by First Mortgage Lender subject to the provisions of Section 3.3(d) hereof, Agent hereby directs Deposit Bank to allocate funds on Deposit in the Deposit Account into the Tax and Insurance Account on a monthly basis on each Payment Date in an amount (the "Monthly Tax and Insurance Amount") equal to (i) one-twelfth (1/12) of the Impositions that Mezzanine Lender estimates (based upon the figures set forth in the then most recent Approved Operating Budget) will be payable during the next 12 months in order to accumulate with Mezzanine Lender sufficient funds to pay of all such Imposition at least thirty (30) days prior to their respective due dates, and (ii) one-twelfth (1/12) of the Insurance premiums that Mezzanine Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Mezzanine Lender sufficient funds to pay of all such Insurance premiums at least thirty (30) days prior to the expiration of the Policies. Mezzanine Borrower shall be solely responsible for paying all Impositions and Insurance premiums or causing First Mortgage Loan Borrower to pay such amounts not later than ten (10) Business Days prior to the respective due dates thereof or such shorter periods required under the First Mortgage Loan Documents. Not later than ten (10) Business Days before the due date of any such payments, Mezzanine Borrower shall deliver to Mezzanine Lender evidence satisfactory in Mezzanine Lender's reasonable discretion that such payments have been made in a timely manner. Within five (5) Business Days after receipt of such evidence, Mezzanine Lender shall direct Deposit Bank to remit to Mezzanine Borrower the amount paid under such receipted invoices or other evidence.

At least thirty (30) days prior to the date that any installment of Impositions or Insurance premiums are payable, Mezzanine Borrower shall cause a copy of any applicable tax bills, assessments, notices and invoices related to the Impositions and Insurance premiums (the "Documentation") to be delivered to Mezzanine Lender. If Mezzanine Borrower fails to provide proof of payment of Impositions or Insurance Premiums as required in this Section 3.4(b) within the time periods set forth herein, Deposit Bank shall be entitled to fund (but shall be under no obligation to fund) from funds then on deposit in the Tax and Insurance Account any amounts that are due and payable in accordance with the applicable Documentation.

                  Section 3.5. Contingent Reserve Accounts; Extraordinary Expenses Account. Agent has established and shall maintain with the Deposit Bank the Extraordinary Expense Account as a subaccount of the Deposit Account into which Agent shall direct the Deposit Bank to allocate certain funds from the Deposit Account in accordance with the terms hereof.

                  (a) To the extent the First Mortgage Lender has not under the First Mortgage Loan Documents provided for a Operating Expense Reserve, a FF&E Reserve, a Capital Expenditure Reserve, Self-Insurance Deficiency Reserve or in the event the First Mortgage Loan has been repaid, Mezzanine Lender shall direct Deposit Bank and Servicer to fund such reserves pursuant to Section 2.1 of the Mezzanine Deposit Account Agreement. Mezzanine Lender acknowledges that all of the aforementioned required reserves are currently provided for under the First Mortgage Loan Documents;

                  (b) In addition, if Mezzanine Borrower has submitted documentation with respect to Extraordinary Expenses which the Mezzanine Lender in its reasonable discretion has approved, in whole or in part, then the Mezzanine Lender shall direct the Deposit Bank to deposit such amounts into the Extraordinary Expenses Subaccount to be applied in accordance with such terms and conditions as the Mezzanine Lender may require. Notwithstanding anything to the contrary, Mezzanine Lender agrees that Mezzanine Borrower can use Excess Cash Flow to pay for any Extraordinary Expense without Mezzanine Lender's prior consent provided that no Cash Sweep Event exists.

                  Section 3.6. Cash Sweep Event Reserve Account.

                  Agent has established and shall maintain with Deposit Bank the Cash Sweep Event Reserve Account as a subaccount of the Deposit Account into which Agent hereby directs Deposit Bank to allocate certain funds from the Deposit Account in accordance with the terms hereof. From and after the occurrence (and during the continuance) of a Cash Sweep Event, all Excess Cash Flow shall be deposited in the Cash Sweep Event Reserve Account except as otherwise provided under Section 2.12. Funds in the Cash Sweep Event Reserve Account shall be applied in accordance with the provisions of Section 2.12(a) hereof. Provided no Event of Default has occurred and is continuing and no funds are available in reserves held under the First Mortgage Loan Documents for Extraordinary Expenses or the Extraordinary Expenses Account, Mezzanine Lender shall disburse funds from the Cash Sweep Event Reserve Account for payment of Extraordinary Expenses, not more often than once a month, upon submission of invoices and other documentation by Mezzanine Borrower satisfactory to Mezzanine Lender in its reasonable judgement.

                  Section 3.7. Mezzanine Loan Debt Service Account.

                  Agent has established and shall maintain with Deposit Bank the Mezzanine Loan Debt Service Account as a subaccount of the Deposit Account into which Agent shall direct the Deposit Bank to allocate certain funds from the Deposit Account in accordance with the terms hereof. Immediately upon Deposit Bank's allocation thereof in accordance with Section 3.3(c)(ii) hereof, Agent shall be authorized to direct the Deposit Bank to disburse such amounts to Mezzanine Lender in payment of all amounts then due and payable hereunder on such Payment Date.

                  Section 3.8. Investment and Control of Accounts.

                  (a) Funds on deposit in the Deposit Account (or its subaccounts) shall be invested by Deposit Bank in Permitted Investments in accordance with Entitlement Orders, and provided no Event of Default shall have occurred and be continuing, all interest earned on amounts deposited into the Accounts shall be held in the Accounts and shall be used or disbursed as provided herein for the benefit of Mezzanine Borrower. Deposit Bank shall not have any liability for any loss of interest on funds in any Accounts, and no such loss shall affect Mezzanine Borrower's obligation to fund any Account as required hereunder. Mezzanine Borrower hereby pledges, transfers and assigns to Agent, and grants to Agent, as additional security for the payment and performance of the Mezzanine Note and the obligations of Mezzanine Borrower under the other Mezzanine Loan Documents, a continuing perfected security interest in and to, and a general first lien upon, (i) the Deposit Account and all Subaccounts and all of Mezzanine Borrower's right, title and interest in and to all Deposit Account property held or maintained in, or credited to, the Deposit Account and all Subaccounts from time to time by or on behalf of Mezzanine Borrower in accordance with the provisions of this Agreement and (ii) any and all replacements, substitutions and Proceeds of the foregoing (the collateral described in the foregoing clauses (i) and (ii), collectively, the "Account Collateral"). Mezzanine Borrower further agrees to execute, acknowledge, deliver, file or do at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Agent may reasonably require, including the execution and delivery of UCC financing statements, in order to effectuate, assure, convey, secure, assign, transfer and convey unto Agent any of the rights granted by this Section.

                  (b) Mezzanine Borrower represents and warrants to and for the benefit of Agent and Mezzanine Lender that Mezzanine Borrower is the legal and beneficial owner of the Account Collateral, free and clear of any lien, security interest, option or other charge or encumbrance, except for the interest(s) of Agent pursuant to this Agreement. Mezzanine Borrower shall not, without obtaining the prior written consent of Agent, further pledge, assign or grant any security interest in any Account, or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Agent as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the Uniform Commercial Code in effect in New York and the parties agree that the Securities Intermediary jurisdiction with respect to the Account shall be the State of New York.

                  (c) Mezzanine Borrower may originate Entitlement Orders without the further consent of Agent until the Agent notifies the Deposit Bank that Agent (or Servicer) will exercise exclusive control over the account. Upon receipt of such notice, the Deposit Bank will cease complying with Entitlement Orders directed by Mezzanine Borrower.

                  (d) Agent (or Servicer, on Agent's behalf) shall have exclusive dominion and control over and sole right of withdrawal from each of the Accounts, which shall be exercised solely in accordance with the provisions of this Agreement.

                  Section 3.9. Mezzanine Lender's Right to Cure First Mortgage Loan Defaults.

                  (a) Subject to the provisions hereinafter set forth, Mezzanine Borrower, on behalf of First Mortgage Loan Borrower, hereby authorizes Mezzanine Lender to make, at its sole and absolute discretion, on behalf of First Mortgage Loan Borrower any and all payments that become due and payable under the First Mortgage Loan Documents. If three (3) Business Days prior to any First Mortgage Loan Payment Date the amount on deposit in the cash management accounts under the First Mortgage Loan Documents is less than the First Mortgage Loan Monthly Payment Amount that is due and payable on the next First Mortgage Loan Payment Date to occur, or if First Mortgage Lender is unable or unwilling to release any or all of the funds in the cash management accounts under the First Mortgage Loan Documents, Mezzanine Lender shall have the right, but shall be under no obligation, to fund any such shortfall as a protective advance under the Mezzanine Loan.

                  (b) Subject to the provisions hereinafter set forth, Mezzanine Borrower, on behalf of First Mortgage Loan Borrower, hereby agrees that Mezzanine Lender shall have the right to cure defaults by First Mortgage Loan Borrower under the First Mortgage Loan Documents. From and after the occurrence of a default under the First Mortgage Loan Documents, Mezzanine Borrower shall cooperate in all commercially reasonable respects with, and shall cause First Mortgage Loan Borrower to cooperate in all commercially reasonable respects with (and not to impede or interfere with in any material respect), Mezzanine Lender's efforts to cure (or cause the cure of) all monetary and non-monetary defaults under the First Mortgage Loan Documents, including, without limitation, causing the payment, removal or bonding over of all Liens, claims or judgments, or entering upon the Property (or any portion thereof) to cure (or cause the cure of ) any non-monetary default under the First Mortgage Loan Documents; provided, however, that before commencing to cure any non-monetary default Mezzanine Lender shall provide written notice to Mezzanine Borrower, and if First Mortgage Loan Borrower intends to cure such non-monetary default Mezzanine Lender shall permit First Mortgage Loan Borrower to pursue such cure, pursuant to a procedure and timetable acceptable to Mezzanine Lender in its sole and absolute discretion. In addition, after the occurrence of a default under the First Mortgage Loan Documents, Mezzanine Borrower agrees that it will cause First Mortgage Loan Borrower to coordinate with Mezzanine Lender with respect to all communications (written or oral) with First Mortgage Lender (or any person or entity servicing the First Mortgage Loan).

                  (c) Any funds expended by or on behalf of Mezzanine Lender to effect a cure of the First Mortgage Loan as contemplated in Section 3.9(a) or
Section 3.9(b) shall constitute protective advances under the Mezzanine Loan. If Mezzanine Lender so elects to cure (or attempt to cure) any default under the First Mortgage Loan, the amount of such expenditures made by or on behalf of Mezzanine Lender shall be added to the Principal Indebtedness, shall accrue interest at the Default Rate and shall be secured by the Collateral Security Instruments.

                  Section 3.10. Substitute Cash Management. In the event that the lockbox and cash management arrangements under the First Mortgage Loan Documents are terminated and no substitute lock box and cash management arrangements are implemented under the First Mortgage Loan Documents while any amount of the Debt is still outstanding, Mezzanine Borrower will at the request of Mezzanine Lender cause the First Mortgage Loan Borrower to re-establish similar lockbox and reserve accounts as may be required by Mezzanine Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1. Representations and Warranties of Mezzanine Borrower.

                  (a) Organization. (i) Mezzanine Borrower (w) is a duly organized and validly existing limited liability company in good standing in the laws of the State of Delaware, (x) is duly qualified as a foreign limited liability company in each jurisdiction in which the nature or location of its business, its assets, the Property or any of the Collateral makes such qualification necessary or desirable, (y) has the requisite limited liability company power and authority to carry on its business as now being conducted, and
(z) has the requisite limited liability company power to execute and deliver, and perform its obligations under, the Mezzanine Loan Documents to which it is a party.

                      (ii) Parent Pledgor (w) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware,
(x) is duly qualified as a foreign corporation in each jurisdiction in which the nature or location of its business, its assets, the Property or any of the Collateral makes such qualification necessary or desirable, (y) has the requisite corporate power and authority to carry on its business as now being conducted, and (z) has the requisite corporate power to execute and deliver, and perform its obligations under, the Mezzanine Loan Documents and the Equity Pledge Agreements to which it is a party.

                      (iii) Manager (w) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Tennessee, (x) is duly qualified as a foreign limited liability company in each jurisdiction in which the nature or location of its business, its assets, the Property or any of the Collateral makes such qualification necessary or desirable, (y) has the requisite limited liability company power and authority to carry on its business as now being conducted, and (z) has the requisite limited liability company power to execute and deliver, and perform its obligations under, the Mezzanine Loan Documents and the to which it is a party.

                      (iv) Control Entity of Mezzanine Borrower (w) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, (x) is duly qualified as a foreign corporation in each jurisdiction in which the nature or location of its business or its assets, makes such qualification necessary or desirable, (y) has the requisite corporate power and authority to carry on its business as now being conducted, and (z) has the requisite corporate power to execute and deliver, and perform its obligations under, the operating agreement of Mezzanine Borrower.

                  (b) Authorization. The execution and delivery by Mezzanine Borrower of the Mezzanine Loan Documents, the performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Mezzanine Loan Documents (i) have been duly authorized by all requisite Entity action on the part of Mezzanine Borrower, (ii) will not violate any provision of any applicable Legal Requirements, any order, writ, decree, injunction or demand of any court or other Governmental Authority, any organizational document of Mezzanine Borrower or any indenture or agreement or other instrument to which Mezzanine Borrower is a party or by which Mezzanine Borrower is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Mezzanine Borrower pursuant to, any indenture or agreement or instrument, and (iv) have been duly executed and delivered by Mezzanine Borrower. Except for those obtained or filed on or prior to the Closing Date, Mezzanine Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Mezzanine Loan Documents. The Mezzanine Loan Documents to which Mezzanine Borrower, First Mortgage Loan Borrower or Manager is a party have been duly authorized, executed and delivered by such parties.

                  (c) Entity Status. Mezzanine Borrower has been, and will continue to be, a duly formed and existing Entity in good standing in all relevant jurisdictions. Mezzanine Borrower at all times since its formation has complied, and will continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which Mezzanine Borrower was formed or is doing business relating to the Entity.

                  (d) Litigation. Except as set forth on Schedule 4.1(d), there are no actions, suits or proceedings at law or in equity by or before any court or other Governmental Authority or other governmental agency now pending and served or, to the knowledge of Mezzanine Borrower, threatened against Mezzanine Borrower, First Mortgage Loan Borrower, Manager or the Property. No existing litigation if adversely determined is reasonably expected to cause a Material Adverse Condition.

                  (e) Agreements. Mezzanine Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to result in a Material Adverse Condition. Mezzanine Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Mezzanine Borrower or the Property is bound, which default could reasonably be expected to result in a Material Adverse Condition.

                  (f) No Bankruptcy Filing. Mezzanine Borrower is not contemplating either the filing of a petition by Mezzanine Borrower under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Mezzanine Borrower's assets or property, and Mezzanine Borrower has no knowledge of any Person contemplating the filing of any such petition against Mezzanine Borrower.

                  (g) Full and Accurate Disclosure. No statement of fact made by or on behalf of Mezzanine Borrower or First Mortgage Loan Borrower or in the Mezzanine Loan Documents or in any other material document or Officer's Certificate delivered to Mezzanine Lender by or on behalf of Mezzanine Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Mezzanine Borrower which has not been disclosed to Mezzanine Lender which materially adversely affects, nor as far as Mezzanine Borrower can reasonably foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Mezzanine Borrower or First Mortgage Loan Borrower.

                  (h) Location of Chief Executive Offices. The location of Mezzanine Borrower's principal place of such business and the location of Mezzanine Borrower's chief executive office is the address listed in the first paragraph of this Agreement, and Mezzanine Borrower has no other places of business, except for the Property.

                  (i) Compliance. Mezzanine Borrower, the Property and First Mortgage Loan Borrower's use thereof and operations thereat comply with all applicable Legal Requirements and all Insurance Requirements except where the failure to be in compliance could not reasonably be expected to result in a Material Adverse Condition. Neither First Mortgage Loan Borrower nor Mezzanine Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.

                  (j) Other Debt and Obligations. Neither First Mortgage Loan Borrower nor Mezzanine Borrower has any financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mezzanine Borrower or First Mortgage Loan Borrower is a party, or by which Mezzanine Borrower or First Mortgage Loan Borrower is bound, other than (x) with respect to First Mortgage Loan Borrower, the obligations under the First Mortgage Loan, (y) with respect to Mezzanine Borrower, the obligations under the Mezzanine Loan Documents and (z) the Permitted Indebtedness. Neither First Mortgage Loan Borrower nor Mezzanine Borrower has borrowed or received other debt financing (other than the First Mortgage Loan and Mezzanine Loan, respectively) that has not been heretofore repaid in full, and neither First Mortgage Loan Borrower nor Mezzanine Borrower has any known Contingent Obligations.

                  (k) ERISA. Each Plan and, to the knowledge of Mezzanine Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which Mezzanine Borrower would be under an obligation to furnish a report to Mezzanine Lender under
Section 5.1(k).

                  (l) Solvency. Mezzanine Borrower has not entered into this Mezzanine Loan Agreement or any Mezzanine Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Mezzanine Borrower has received reasonably equivalent value in exchange for its obligations under the Mezzanine Loan Documents. Giving effect to the transactions contemplated hereby, the fair saleable value of Mezzanine Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Mezzanine Borrower's total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of Mezzanine Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than Mezzanine Borrower's probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. Mezzanine Borrower's assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mezzanine Borrower does not intend to, nor does Mezzanine Borrower believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Mezzanine Borrower).

                  (m) Not Foreign Person. Mezzanine Borrower is not a "foreign person" within the meaning ofss.1445(f)(3) of the Code.

                  (n) Investment Company Act, Public Utility Holding Company Act. Mezzanine Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  (o) No Defaults. No Default or Event of Default exists under or with respect to any Mezzanine Loan Document.

                  (p) Labor Matters. Mezzanine Borrower is not a party to any collective bargaining agreements.

                  (q) Title to the Collateral. Mezzanine Borrower owns good, indefeasible and marketable title to the Collateral free and clear of all Liens.

                  (r) Use of Proceeds: Margin Regulations. Mezzanine Borrower will use the proceeds of the Mezzanine Loan for the purposes described herein. No part of the proceeds of the Mezzanine Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

                  (s) Financial Information. To the best knowledge of Mezzanine Borrower, all historical financial data concerning Mezzanine Borrower, First Mortgage Loan Borrower and the Property that has been delivered by or on behalf of Mezzanine Borrower to Mezzanine Lender is true, complete and correct in all material respects. Since December 31, 2000, except as otherwise disclosed in writing to Mezzanine Lender, there has been no material adverse change in the financial position of Mezzanine Borrower, First Mortgage Loan Borrower or the Property, or in the results of operations of Mezzanine Borrower or First Mortgage Loan Borrower. Neither First Mortgage Loan Borrower nor Mezzanine Borrower has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might reasonably be expected to materially and adversely affect its business operations or the Property.

                  (t) Condemnation. No Taking has been commenced or, to Mezzanine Borrower's knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

                  (u) Utilities and Public Access. The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of the Property for its current purpose. Except as otherwise disclosed by the surveys delivered to Mezzanine Lender prior to the Closing Date, all public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in valid, enforceable easements (which are superior to any mortgages or other liens affecting the real property which they encumber) or the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Property.

                  (v) No Joint Assessment: Separate Lots. Mezzanine Borrower has not and Mezzanine Borrower shall not cause or suffer First Mortgage Loan Borrower to consent to or initiate the joint assessment of the Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property as a single lien. The Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

                  (w) Assessments. There are no pending or, to the knowledge of Mezzanine Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Mezzanine Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

                  (x) Enforceability. The Mezzanine Loan Documents executed by Mezzanine Borrower or any of its Affiliates in connection with the Mezzanine Loan, including, without limitation, any Equity Pledge Agreement, are the legal, valid and binding obligations of Mezzanine Borrower or such Affiliate, that is a party thereto, enforceable against Mezzanine Borrower or such Affiliate in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Mezzanine Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Mezzanine Borrower or such Affiliate, including the defense of usury, nor will the operation of any of the terms of the Mezzanine Note, or any other Mezzanine

Loan Documents, or the exercise of any right thereunder, render the Mezzanine Loan Documents unenforceable against Mezzanine Borrower or such Affiliate, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Mezzanine Borrower or such Affiliate, including the defense of usury, and neither Mezzanine Borrower nor any Affiliate of Mezzanine Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  (y) No Indebtedness. Mezzanine Borrower has no Indebtedness including, without limitation, known Contingent Obligations (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than Indebtedness expressly permitted by this Agreement.

                  (z) Leases. Attached hereto as Schedule 1 is a true, correct and complete rent roll for the Property (the "Rent Roll"), which includes all Leases (except for Deminimis Leases) affecting the Property. Except as set forth in Schedule 1 (and except for Deminimis Leases), as of the date of the Rent
Roll: (i) each Lease is in full force and effect; (ii) the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under such Leases, and there are no offsets, claims or defenses to the enforcement thereof,
(iii) all rents due and payable under the Leases have been paid, and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the base rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or, to the knowledge of Mezzanine Borrower, basis for a claim by the Tenant thereunder for an adjustment to the rent; (v) to the best knowledge of Mezzanine Lender no Tenant has made any set-off, defense or claim against the landlord under the Leases which remains outstanding; (vi) to Mezzanine Borrower's best knowledge, there is no present material default by the Tenant under any Lease; and (vii) Mezzanine Borrower or First Mortgage Loan Borrower does not hold any security deposits under the Leases. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the rents have been assigned or pledged except to First Mortgage Lender and to Mezzanine Lender, and no other Person has any interest therein except the Tenants thereunder.

                  (aa) Flood Zone. Except as set forth on the Survey (as defined in the First Mortgage Loan Agreement), no buildings or other improvements on the Property are located in a flood hazard area as designated by the Federal Emergency Management Agency.

                  (bb) Physical Condition. Except as set forth in the Property Condition Report delivered to Mezzanine Lender, to the best knowledge of Mezzanine Borrower, the Property is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

                  (cc) Security Deposits. Mezzanine Borrower and First Mortgage Loan Borrower are in compliance with all applicable Legal Requirements relating to security deposits.

                  (dd) Conduct of Business. Mezzanine Borrower does not conduct its business "also known as", "doing business as" or under any name other than the name referred to on the first page of this Agreement.

                  (ee) Ownership Interests. As shown on the organizational chart attached hereto as Exhibit A, the ownership interests of First Mortgage Loan Borrower and Mezzanine Borrower are as follows:

                  (i) OHN Management, Inc. is the sole non-member independent manager of First Mortgage Loan Borrower. All of the interests of OHN Management, Inc. in First Mortgage Loan Borrower are owned free and clear of all Liens, warrants and options to purchase. Gaylord Entertainment Company is the sole shareholder of, and owns 100% of the outstanding stock in OHN Management, Inc. Gaylord Entertainment Company's stock in OHN Management, Inc. is owned free and clear of all Liens, warrants and options to purchase (other than Liens created by the Mezzanine Loan Documents).

                  (ii) Mezzanine Borrower owns a 100% membership interest in First Mortgage Loan Borrower and is the sole member in First Mortgage Loan Borrower. Mezzanine Borrower's membership interests in First Mortgage Loan Borrower are owned free and clear of all Liens, warrants and options to purchase (other than Liens created by the Mezzanine Loan Documents).

                  (iii) Gaylord Entertainment Company is the sole member of, and owns 100% of the outstanding membership interests in, Mezzanine Borrower free and clear of all Liens, warrants and options to purchase. OHN Holdings Management, Inc. is the sole independent non-member manager of Mezzanine Borrower.

                  (iv) No parties other than OHN Management, Inc. and Mezzanine Borrower own general or limited partnership interests in First Mortgage Loan Borrower. Neither OHN Management, Inc. nor Mezzanine Borrower have any obligation to any Person to purchase, repurchase or issue any ownership interest in such Person.

                  (ff) Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing under the Management Agreement, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

                  (gg) Hazardous Substances. To the best of Mezzanine Borrower's knowledge, except as described in the Environmental Report, (i) the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes and all amendments to and regulations in respect of the foregoing laws (collectively, "Environmental Laws"); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic, dangerous and/or regulated substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants, including asbestos, asbestos containing materials, petroleum, tremolite, anthlophylite, actinolite, polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (iii) no Hazardous Substances are or have been (including the period prior to First Mortgage Loan Borrower's acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; and (v) no underground storage tanks exist on the Property.

                  (hh) Special Purpose Bankruptcy Remote Entities. Each of First Mortgage Loan Borrower, Control Entity of First Mortgage Loan Borrower, Control Entity of Mezzanine Borrower, and Mezzanine Borrower is a Special Purpose Bankruptcy Remote Entity.

                  Section 4.2. Survival of Representations and Warranties. Mezzanine Borrower agrees that (i) all of the representations and warranties of Mezzanine Borrower and its Affiliates set forth in this Agreement and in the other Mezzanine Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Mezzanine Borrower and its Affiliates shall survive the delivery of the Mezzanine Note and continue for so long as any amount remains owing to Mezzanine Lender under this Agreement, the Mezzanine Note or any of the other Mezzanine Loan Documents. All representations, warranties, covenants and agreements made by Mezzanine Borrower in this Agreement or in the other Mezzanine Loan Documents shall be deemed to have been relied upon by Mezzanine Lender.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Section 5.1. Mezzanine Borrower Covenants. Mezzanine Borrower covenants and agrees that, from the date hereof and until payment in full of the
Debt:

                  (a) Existence; Compliance with Legal Requirements, Insurance. Mezzanine Borrower shall do or cause to be done with respect to itself and First Mortgage Loan Borrower all things necessary to preserve, renew and keep in full force and effect the Entity existence, rights, licenses, Permits and franchises necessary for the conduct of the business of such entities and comply in all respects with all applicable Legal Requirements applicable to such entities and the Collateral. Mezzanine Borrower shall notify Mezzanine Lender promptly of any written notice or order that Mezzanine Borrower receives from any Governmental Authority relating to Mezzanine Borrower's or any of its Affiliates' failure to comply with such applicable Legal Requirements which could reasonably be expected to result in a Material Adverse Condition. Mezzanine Borrower shall at all times and shall cause First Mortgage Loan Borrower at all times to maintain, preserve and protect all franchises and trade names and preserve all the remainder of their respective property necessary for the continued conduct of their respective businesses.

                  (b) Litigation. Mezzanine Borrower shall give prompt written notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened against either Mezzanine Borrower or First Mortgage Loan Borrower which could reasonably be expected to result in a Material Adverse Condition.

                  (c) Taxes and Other Charges. Mezzanine Borrower shall pay, or cause to be paid, all Impositions, and deliver to Mezzanine Lender receipts for payment or other evidence satisfactory to Mezzanine Lender that the Impositions have been so paid no later than twenty (20) Business Days before they would be delinquent if not paid or such shorter period as required under the First Mortgage Loan Agreement. Mezzanine Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien (other than Permitted Indebtedness) against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Mezzanine Lender, Mezzanine Borrower, at its own expense, may contest, or cause First Mortgage Loan Borrower to contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Liens or Impositions, provided that (i) no Default or Event of Default has occurred and remains uncured, (ii) such proceeding shall suspend the collection of the Impositions, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mezzanine Borrower or First Mortgage Loan Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Mezzanine Borrower or First Mortgage Loan Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Mezzanine Lender, to insure the payment of any such Impositions, together with all interest and penalties thereon, and (vi) Mezzanine Borrower or First Mortgage Loan Borrower shall promptly upon final determination thereof pay the amount of such Impositions, together with all costs, interest and penalties. Mezzanine Lender may pay over any such cash deposit or part thereof held by Mezzanine Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Mezzanine Lender, the entitlement of such claimant is established and the sale or forfeiture of the Property or any Collateral is threatened. If Mezzanine Borrower or First Mortgage Loan Borrower contests the amount of validity or application of any Liens or Impositions in accordance with the provisions of the First Mortgage Loan Documents, the provisions regarding contests in this Section 5.1(c) shall be deemed satisfied.

                  (d) Repairs; Maintenance and Compliance. Mezzanine Borrower shall cause the Property to be maintained in a good and safe condition and repair and, except as permitted under the Approved FF&E Budget or the First Mortgage Loan Documents, shall not remove, demolish or materially alter the Improvements or Equipment without the prior written consent of Mezzanine Lender, not to be unreasonably withheld or delayed (except for normal replacement of the Equipment, repair and replacement of Improvements damaged by events of casualty or alterations required to comply with Leases approved in accordance with the terms hereof). Mezzanine Borrower shall promptly comply, and shall cause First Mortgage Loan Borrower to comply, with all Legal Requirements applicable to either of them or the Property and cure properly any violation of a Legal Requirement within sixty (60) days of delivery of notice of such violation or such lesser period required therein, provided that Mezzanine Borrower shall have the right to contest such violation, at its sole cost and expense, in which case such period shall be continued as necessary to complete any such contest, provided further that Mezzanine Borrower shall comply with the provisions regarding contests set forth in Section 5.1(c) above. Mezzanine Borrower shall or shall cause First Mortgage Loan Borrower to promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

                  (e) Performance of Other Agreements. Mezzanine Borrower shall observe and perform or cause to be observed and performed each and every term to be observed or performed by Mezzanine Borrower or First Mortgage Loan Borrower pursuant to the terms of any material agreement or recorded instrument affecting or pertaining to the Property, including, without limitation, the First Mortgage Loan Documents.

                  (f) Notice of Default. Mezzanine Borrower shall promptly notify Mezzanine Lender in writing of any material adverse change in Mezzanine Borrower's or First Mortgage Loan Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Mezzanine Borrower has knowledge. In addition, Mezzanine Borrower shall notify Mezzanine Lender in writing not later than one (1) Business Day after receipt of any notice from First Mortgage Lender alleging the occurrence of any event of default under the First Mortgage Loan Documents or of any event which, with the giving of notice and/or the passage of time would result in the occurrence of an event of default under the First Mortgage Loan Documents.

                  (g) Cooperate in Legal Proceedings. Except with respect to any claim by Mezzanine Borrower against Mezzanine Lender, Mezzanine Borrower shall cooperate with Mezzanine Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Mezzanine Lender hereunder or any rights obtained by Mezzanine Lender under any of the Mezzanine Loan Documents and, in connection therewith, not prohibit Mezzanine Lender, at its election, from participating in any such proceedings.

                  (h) Perform Mezzanine Loan Documents. Mezzanine Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Mezzanine Loan Documents executed and delivered by Mezzanine Borrower.

                  (i) Further Assurances. Mezzanine Borrower shall, at Mezzanine Borrower's sole cost and expense:

                      (1) upon Mezzanine Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Mezzanine Borrower, First Mortgage Loan Borrower and the Property;

                      (2) furnish to Mezzanine Lender all instruments, documents, certificates, and agreements required to be furnished pursuant to the terms of the Mezzanine Loan Documents;

                      (3) execute and deliver to Mezzanine Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Mezzanine Loan as Mezzanine Lender may require in Mezzanine

         Lender's reasonable discretion, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Collateral, transferring the Collateral to Mezzanine Lender's possession (if a security interest in such Collateral can be perfected by possession) and endorsing to Mezzanine Lender any Collateral which may be evidenced by an instrument and executing and delivering any and all affidavits, certificates or similar documents required by any title insurance company as a condition to its issuing or continuing to maintain any insurance covering Mezzanine Lender's interest in the Property or any other Collateral, including, without limitation, a "fairway" or non-imputation endorsement; and

                      (4) do and execute, and cause First Mortgage Loan Borrower to the extent not prohibited under the First Mortgage Loan Documents to do and execute, all such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Mezzanine Loan Documents, as Mezzanine Lender shall reasonably require from time to time in its discretion.

                  (j) Financial Statements; Budgets, Audit Rights. Until payment in full of the Debt, Mezzanine Borrower shall cause the following financial statements and information, in form and substance satisfactory to Mezzanine Lender, to be delivered to Mezzanine Lender as and when hereinafter provided:

                      (1) ANNUAL REPORTING. Within ninety (90) days after the end of each calendar year, Mezzanine Borrower, Guarantor and First Mortgage Loan Borrower shall each provide true and complete copies of its Financial Statements for such year to Mezzanine Lender. All such statements shall be audited by a Big Five Accounting Firm or by other independent certified public accountants reasonably acceptable to Mezzanine Lender, and shall bear the unqualified certification of such accountants that such statements present fairly in all material respects the financial position of the subject company. The annual Financial Statements shall be accompanied by Supplemental Financial Information (as such term is defined in the First Mortgage Loan Agreement) for such calendar year. The annual Financial Statements for Mezzanine Borrower, Guarantor and First Mortgage Loan Borrower shall also be accompanied by a certification executed by the entity's chief executive officer or chief financial officer, satisfying the criteria set forth in Section 5.1(j)(8) below, and a Compliance Certificate (as defined below).

                      (2) QUARTERLY REPORTING - MEZZANINE BORROWER. Within forty-five (45) days after the end of the first, second and third calendar quarters of each year, Mezzanine Borrower shall provide true and complete copies of its balance sheet and the First Mortgage Loan Borrower's balance sheet as of the end of such quarter to Mezzanine Lender, together with a certification executed on behalf of Mezzanine Borrower by its chief executive officer or chief financial officer in accordance with the criteria set forth in Section 5.1(j)(8) below. If requested by Mezzanine Lender, Mezzanine Borrower shall cause the First Mortgage Loan Borrower to provide a report on variances from the Approved Operating Budget and Approved FF&E Budget with respect to the Property.

                      (3) QUARTERLY REPORTING - GUARANTOR. Within forty-five
         (45) days after the end of each first, second and third calendar quarters of each year, Guarantor shall provide true and complete copies of its Financial Statements for such quarter to Mezzanine Lender, together with a certification executed on behalf of Guarantor by its chief executive officer or chief financial officer in accordance with the criteria set forth in Section 5.1(j)(8) below and a Compliance Certificate.

                      (4) LEASING REPORTS. Within forty-five (45) days after each calendar quarter, Mezzanine Borrower shall provide to Mezzanine Lender a certified Rent Roll and a schedule of security deposits held under Leases (other than De minimis Leases), each in form and substance reasonably acceptable to Mezzanine Lender. Within forty-five (45) days after each calendar quarter, Mezzanine Borrower shall also provide to Mezzanine Lender (a) a schedule of any retail Leases (other than De minimis Leases) that expired during such calendar quarter and a schedule of retail Leases (other than De minimis Leases) scheduled to expire within the next twelve (12) months, (b) to the extent Mezzanine Borrower received notice thereof, a list of any retail tenants (other than De minimis Leases) that filed bankruptcy, insolvency or reorganization proceedings during such calendar quarter. Within ninety
         (90) days after the end of each calendar year, Mezzanine Borrower shall provide to Mezzanine Lender a statement of income and expenses for all retail space in the Property (including space leased to retail tenants and retail space operated by Mezzanine Borrower or Manager only for owned and operated retail outlets and sales report for other leased spaces) for such year.

                      (5) MONTHLY REPORTING. Within (30) days after the end of each calendar month (except that monthly reports for the month of December will be within forty-five (45) days), Mezzanine Borrower shall provide to Mezzanine Lender the following items determined on an accrual basis: (i) a calculation of the average daily rate, RevPAR and occupancy calculations and statistics for the Property for the subject month; (ii) Smith Travel Research "STAR" reports then available; (iii) monthly and year to date operating statements prepared for each calendar month, noting Net Operating Income and including budgeted and last year results for the same year-to-date period and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Mezzanine Lender; (iv) a calculation reflecting the annual Net Operating Income, Debt Service Coverage Ratio and Debt Yield for the immediately preceding twelve (12) month period as of the last day of each such month; (v) an updated summary of advance bookings information (excluding customer names); and
         (vi) capital expenditure/FF&E reports with respect to such calendar month. Along with such statements, Mezzanine Borrower shall deliver to Mezzanine Lender a certification of Mezzanine Borrower's chief executive officer or chief financial officer satisfying the criteria set forth in Section 5.1(j)(8) below and a Compliance Certificate.

                      (6) ADDITIONAL REPORTING. In addition to the foregoing, Mezzanine Borrower, Guarantor and Manager shall each promptly provide to Lender such further documents and information concerning its operations, properties, ownership, and finances as Mezzanine Lender shall from time to time reasonably request. Notwithstanding anything herein to the contrary, Mezzanine Lender reserves the right to require the

         Mezzanine Borrower to provide an unaudited balance sheet of Mezzanine Borrower, dated as of March 31, 2001 and deliver a certification of Mezzanine Borrower's chief executive officer or chief financial officer satisfying the criteria set forth in Section 5.1(j)(8) below.

                      (7) GAAP; USAH. Mezzanine Borrower and Guarantor will maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP and the USAH. All Financial Statements shall be prepared in accordance with GAAP and the USAH, consistently applied; provided, however, in the event of a conflict between the USAH and GAAP, GAAP will be followed.

                      (8) CERTIFICATIONS OF FINANCIAL STATEMENTS AND OTHER DOCUMENTS, COMPLIANCE CERTIFICATE. Together with the Financial Statements and other documents and information provided to Mezzanine Lender by or on behalf of Mezzanine Borrower, Guarantor and First Mortgage Loan Borrower under this Section, Mezzanine Borrower and Guarantor also shall deliver to Mezzanine Lender a certification in form and substance satisfactory to Mezzanine Lender, executed on behalf of such Person by its chief executive officer or chief financial officer, stating that such Financial Statements, documents and information are true, correct, accurate and complete and fairly present the financial condition and results of operations of the applicable Person and/or the Property for the period(s) covered thereby, and do not omit to state any material information without which the same might reasonably be misleading. In addition, where this Agreement requires a "Compliance Certificate", if either Mezzanine Borrower or Guarantor are required to submit the same shall deliver a certificate duly executed on behalf of such Person by its chief executive officer or chief financial officer, in form and substance satisfactory to Mezzanine Lender, stating that there does not exist any Default or Event of Default under the Mezzanine Loan Documents (or if any exists, specifying the same in detail and the action taken or proposed to be taken with respect thereto).

                      (9) FISCAL YEAR. Mezzanine Borrower and Guarantor each represents that its fiscal year ends on December 31, and agrees that it shall not change its fiscal year.

                      (10) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, each of Mezzanine Borrower and Guarantor will deliver copies of all material reports submitted by independent public accountants in connection with each annual, interim or special audit of the Financial Statements or other business operations of Mezzanine Borrower and Guarantor made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

                      (11) ANNUAL OPERATING, FF&E BUDGETS AND CAPITAL IMPROVEMENTS PLAN. At least forty-five (45) days prior to the expiration of each calendar year (commencing with the calendar year ended December 31, 2001), Mezzanine Borrower shall deliver to Mezzanine Lender for its review a proposed operating budget, a proposed FF&E budget, a proposed Capital Improvements Plan (in each case presented on a monthly and annual basis) for the Property for the next calendar year and, if otherwise prepared by Mezzanine Borrower, a proposed Three Year Business Plan (which, if provided, shall be for informational purposes only). Each proposed operating budget, FF&E budget and, so long as any funds remain in the Capital Improvement Reserve or Required Capital Improvements (as such terms are defined in the First Mortgage Loan Agreement) remain to be performed, each Capital Improvements Plan shall be subject to Mezzanine Lender's approval which shall not be unreasonably withheld, conditioned or delayed. Upon completion of the Required Capital Improvements and disbursement of all funds in the Capital Improvement Reserve, Mezzanine Borrower shall be required to thereafter deliver Capital Improvements Plans to Mezzanine Lender for informational purposes only, but same shall not be subject to Lender's approval; provided, however, that the foregoing shall not affect Mezzanine Borrower's obligation to obtain Mezzanine Lender's consent to any alteration if so required under the terms of this Agreement. The proposed operating budget shall identify and set forth Mezzanine Borrower's best estimate, after due consideration, of all revenue, costs, and expenses, and shall specify operating revenues and operating expenses on a line-item basis consistent with the form of operating budget delivered to Mezzanine Lender prior to Closing. If any of said budgets or plans requiring Lender's approval is not in form and substance reasonably satisfactory to Mezzanine Lender, Mezzanine Lender may disapprove the same and specify the reasons therefor in writing, and Mezzanine Borrower shall promptly amend and resubmit for approval revised budgets or plans, as applicable, making such changes as are necessary to comply with the reasonable requirements of Mezzanine Lender. If any such budget or plan requiring Mezzanine Lender's approval is not approved by the beginning of the calendar year covered thereby, the applicable budget or plan for the previous year shall remain in effect until the new budget or plan is approved. Mezzanine Lender shall approve or disapprove any proposed budget or plan requiring Mezzanine Lender's approval within fifteen (15) days after submission thereof by Mezzanine Borrower to Mezzanine Lender together with any information reasonably requested by Mezzanine Lender in writing in order to review same.

                      (12) If as of the beginning of any calendar year any operating or capital budget for such year has not been agreed to as provided above, Mezzanine Borrower shall, subject to the requirements of the First Mortgage Loan Documents, cause the First Mortgage Loan Borrower to operate the Property in accordance with the Approved Operating Budget applicable during the immediately preceding year, except (x) to the extent Mezzanine Lender has approved particular Expenses in the proposed operating or capital budget, Mezzanine Borrower shall have the right to incur and pay such approved Expenses,
         (y) Mezzanine Borrower shall have the right to incur and pay all other budgeted Expenses from the prior year's Approved Operating Budget, including, without limitation, all regular and customary recurring Expenses that are necessary or appropriate for the continued operation of the Property in accordance with historical operations, such as maintenance costs, tenant allowances, brokerage commissions, utility charges, fuel charges, and Impositions when due, subject to Mezzanine Lender's right to reject such nondiscretionary Expenses (other than Impositions and Insurance premiums) which exceed by more than three percent (3%) the amount of such Expense in the Approved Operating Budget applicable during the immediately preceding year and (z) Mezzanine Borrower shall have the right to incur and pay all other budgeted capital expenditures from the prior year's Approved FF&E Budget, including, without limitation, all regular and customary recurring capital expenditures that are necessary or appropriate for the continued operation of the Property in accordance with historical operations, subject to Mezzanine Lender's right to reject such nondiscretionary capital expenditures which exceed by more than three percent (3%) the amount of such capital expenditures in the Approved FF&E Budget applicable during the immediately preceding year; provided, however, if no Cash Sweep Event exists, Mezzanine Borrower shall have the right to use Excess Cash Flow to pay Expenses without Mezzanine Lender's prior consent. The Approved Operating Budget for the balance of calendar year 2001 and the Approved FF&E Budget for the balance of calendar year 2001 are attached hereto as Exhibit C and made a part hereof;

                      (13) contemporaneously with delivery to First Mortgage Lender, copies of all financial reporting documents required to be delivered by First Mortgage Loan Borrower under the terms of the First Mortgage Loan Documents to the extent not otherwise provided herein;

                      (14) contemporaneously with delivery to the members and partners of First Mortgage Loan Borrower and Mezzanine Borrower, but in no event later than thirty (30) days of it being filed without penalty, the annual consolidated federal income tax return of First Mortgage Loan Borrower and Mezzanine Borrower, with footnotes or other notation clearly denoting the separate assets and liabilities of First Mortgage Loan Borrower and Mezzanine Borrower; and

                      (15) promptly and in any event not later than one (1) Business Day after receipt thereof, Mezzanine Borrower shall forward to Mezzanine Lender (and Servicer) a copy of each monthly statement of payments due under the First Mortgage on the next First Mortgage Loan Payment Date to occur.

                  (k) ERISA. Mezzanine Borrower shall deliver to Mezzanine Lender as soon as possible, and in any event within ten (10) days after Mezzanine Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior executive officer of Mezzanine Borrower setting forth details respecting such event or condition and the action, if any, that Mezzanine Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Mezzanine Borrower or an ERISA Affiliate with respect to such event or condition):

                      (1) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                      (2) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Mezzanine Borrower or an ERISA Affiliate to terminate any Plan;

                      (3) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Mezzanine Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                      (4) the complete or partial withdrawal from a Multiemployer Plan by Mezzanine Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Mezzanine Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                      (5) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Mezzanine Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                      (6) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Mezzanine Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                      (7) the imposition of a lien or a security interest under
         Section 412(n) or Section 302(f)(1)(A) of ERISA in connection with a Plan.

                  (l) Entity Status. Mezzanine Borrower will and will cause First Mortgage Loan Borrower, to (i) continue to comply in all material respects with the provisions of all of their respective organizational documents, and the laws of the state in which each such entity was formed relating to each such Entity and (ii) enter into such amendments and modifications to such organizational documents with respect to the rights and obligations of the Mezzanine Borrower as may reasonably be required by Mezzanine Lender or any Rating Agency to facilitate a Securitization or other transaction as described in Section 8.34 hereof provided such amendments or modifications do not violate the provisions of the First Mortgage Loan Documents. All customary formalities regarding the Entity existence of Mezzanine Borrower and First Mortgage Loan Borrower will continue to be observed.

                  (m) Impositions and Other Claims. Mezzanine Borrower shall or shall cause First Mortgage Loan Borrower to pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien on the Property.

                  (n) Management of Property.

                      (i) The Property will be managed at all times by Manager pursuant to a Management Agreement ("Management Agreement") in form and substance reasonably satisfactory to Mezzanine Lender. The Manager will agree that the Management Agreement and all fees payable thereunder are subject and subordinate in all respects to the First Mortgage Loan and Mezzanine Loan. Subject to the rights of First Mortgage Lender under the First Mortgage Loan Documents, Mezzanine Borrower shall cause the Management Agreement to be terminated at the Mezzanine Lender's request, upon thirty (30) days' prior written notice to First Mortgage Loan Borrower and the Manager (w) upon the occurrence and during the continuance of an Event of Default, (x) if the Manager commits any act which would permit termination by First Mortgage Loan Borrower under the Management Agreement unless cured within any grace period provided therein, (y) there is directly or indirectly a transfer of more than 49% of the ownership interest in the Manager or a change in control in the management and operations of the Manager including a change of the President or CFO of the hospitality group and the failure to replace them with persons of reasonably comparable experience and expertise or (z) any Cash Sweep Event caused by a Financial Covenants Breach of both financial covenants in Section 2.12(a)(ii) and (iii) which are not remedied within the applicable ninety (90) day cure period. If the Management Agreement is terminated pursuant hereto, Mezzanine Borrower shall cause First Mortgage Loan Borrower immediately to seek to appoint a replacement manager in accordance with the terms and conditions of the First Mortgage Loan Documents acceptable to, and on terms and conditions acceptable to, Mezzanine Lender in Mezzanine Lender's reasonable discretion, and First Mortgage Loan Borrower's failure to obtain such an acceptable manager within sixty (60) days after Mezzanine Lender's request to terminate the Management Agreement shall constitute an immediate Event of Default.

                      (ii) Any successor manager selected hereunder by Mezzanine Lender to serve as manager shall be a reputable management company having at least seven (7) years' experience in the management of commercial properties with a similar use to the Property.

                      (iii) Mezzanine Borrower shall cause First Mortgage Loan Borrower to obtain and maintain in full force and effect during the Term a liquor license which permits the operation of a restaurant, bar and other service of alcoholic beverages at the Property.

                  (o) Liquidation Events. Mezzanine Borrower shall notify Mezzanine Lender of the occurrence of any Liquidation Event not later than one
(1) Business Day following the first date on which Mezzanine Borrower has knowledge of such Liquidation Event.

                  (p) Special Purpose Bankruptcy Remote Entity. Mezzanine Borrower, the Control Entity of First Mortgage Loan Borrower, the Control Entity of Mezzanine Borrower and First Mortgage Loan Borrower shall each continue to be a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" means a corporation, limited partnership or limited liability company which at all pertinent times since its formation and, in any event, at all times from and after the date hereof (i) was and is organized solely for the purpose of (A) owning the Property, (B) acting as a Control Entity of the First Mortgage Loan Borrower or Mezzanine Borrower, or (C) owning all of the limited partnership or non-managing membership interests in the First Mortgage Loan Borrower, (ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as Control Entity of the First Mortgage Loan Borrower or Mezzanine Borrower, or (C) owning all of the limited partnership or non-managing membership interests in the First Mortgage Borrower, (iii) has not had and will not have any assets other than those related to the Property or its direct or indirect ownership of the partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable, (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interests (if such entity is a Control Entity and if such transfer would otherwise affect its status as a Special Purpose Bankruptcy Remote Entity), or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement as applicable (if such amendment would affect its status as a Special Purpose Bankruptcy Remote Entity), (v) if such entity is a limited partnership, has, as its only general partners, Special Purpose Bankruptcy Remote Entities, (vi) if such entity is a corporation, has at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors, unless an Independent Director shall have participated in such vote, (vii) if such entity is a limited liability company, has at least one managing member or non-member manager that is a Special Purpose Bankruptcy Remote Entity that is a corporation, (viii) if such entity is a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the member or upon the entry of judicial dissolution pursuant to applicable law, (B) the vote of the Control Entity is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the member, and (c) if the vote of the Control Entity to continue the life of the limited liability company following the bankruptcy of the member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for so long as the First Mortgage Loan is outstanding, (ix) without the unanimous consent of all of its partners, directors, members and managers (including Independent Directors), as applicable, shall not (A) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (B) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest, (C) engage in any other business activity, or amend its organizational documents,
(x) is and will remain solvent and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns as may be required under applicable law to the extent not part of a consolidated return, (xiii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiv) has not commingled and will not commingle its funds or assets with those of any other Person, (xv) has held and will hold its assets in its own name, (xvi) has conducted and will conduct its business in its name, (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person, or will ensure that any consolidated statements will be annotated to indicate that the assets and credit of such entity are not available for the creditors of any entity with which its financial statements are consolidated, (xviii) has paid and will pay its own liabilities, including the salaries of its own employees, only out of its own funds and assets,

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(xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable, (xx) has maintained and will maintain an arm's-length relationship with its Affiliates, (xxi) with regard to Mezzanine Borrower, has no Indebtedness other than the Mezzanine Loan and Permitted Indebtedness, and with respect to First Mortgage Loan Borrower, has no indebtedness other than the First Mortgage Loan and Permitted Indebtedness relating to the ownership and operation of the Property; (xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Mezzanine Loan and the First Mortgage Loan, as the case may be, and the liabilities permitted pursuant to the Mezzanine Loan Documents and the First Mortgage Loan Documents, (xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders, (xxiv) has allocated and will allocate fairly and reasonably any overhead for shared office space and uses separate stationery, invoices and checks, (xxv) except in connection with the Mezzanine Loan and the First Mortgage Loan, as the case may be, has not pledged and will not pledge its assets for the benefit of any other Person, (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, (xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, (xxviii) has not made and will not make loans to any Person, (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, (xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party, (xxxi) has no obligation to indemnify its partners, officers, directors or members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation, and (xxxii) will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

                  (q) Assumptions in Non-Consolidation Opinion. Mezzanine Borrower, the Control Entity of Mezzanine Borrower and First Mortgage Loan Borrower shall conduct their business so that the assumptions made in that certain substantive nonconsolidation opinion letter dated the date hereof, delivered by Mezzanine Borrower's counsel in connection with the Mezzanine Loan, shall be true and correct in all material respects.

                  (r) Expenses. Mezzanine Borrower shall reimburse Mezzanine Lender upon receipt of notice for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mezzanine Lender in connection with (i) the preparation, negotiation, execution and delivery of the Mezzanine Loan Documents and the consummation of the transactions contemplated thereby and all reasonable costs of furnishing all opinions by counsel for Mezzanine Borrower and its Affiliates; (ii) Mezzanine Borrower's, its Affiliates' and Mezzanine Lender's ongoing performance under and compliance with the Mezzanine Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Mezzanine Loan Document and any



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other documents or matters requested by Mezzanine Lender; (iv) filing and recording of any Mezzanine Loan Documents; (v) engineering reports, environmental reports, surveys, inspections and appraisals as expressly required in this Agreement; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Mezzanine Borrower, First Mortgage Loan Borrower, the Mezzanine Loan Documents, the Collateral, the Property, or any other security given for the Mezzanine Loan; and (vii) enforcing any obligations of or collecting any payments due from Mezzanine Borrower or First Mortgage Loan Borrower under any Mezzanine Loan Document or with respect to the Collateral, the Property or in connection with any refinancing or restructuring of the Mezzanine Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings; provided, however, that Mezzanine Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender. The obligations and liabilities of Mezzanine Borrower under this Section shall survive the Maturity Date and the exercise by Mezzanine Lender of any of its rights or remedies under the Mezzanine Loan Documents.

                  (s) Interest Rate Protection. On the date hereof, Mezzanine Borrower shall have, at its sole cost and expense, entered into an interest rate protection agreement with a counterparty acceptable to Mezzanine Lender in its sole discretion and on terms reasonably satisfactory to Mezzanine Lender ("Interest Rate Cap Agreement"), providing Mezzanine Borrower with an initial cap on LIBOR at a maximum of 7.50% and a maximum of 8.25% during any extension period or for any replacement and Mezzanine Borrower shall pay all fees and costs associated with such agreement. In addition, to the extent and upon the terms required under the First Mortgage Loan Documents, Mezzanine Borrower shall obtain a "Cap Guaranty" (as such term is defined in Section 2.3 of the First Mortgage Loan Agreement) in connection with the Interest Rate Cap Agreement. All of the benefits of such Interest Rate Cap Agreement (including the Cap Guaranty) shall be collaterally assigned to Mezzanine Lender as additional Collateral for the Mezzanine Loan.

                  Section 5.2. Leases. Except as otherwise expressly permitted in the First Mortgage Loan Documents or this Section 5.2, Mezzanine Borrower covenants and agrees that, from the date hereof and until payment in full of the
Debt:

                  (a) Except as permitted in this Section 5.2, Mezzanine Borrower shall not and shall not permit Manager or First Mortgage Loan Borrower to enter into, modify, amend, consent to the cancellation or surrender of (except by the Tenant under a Lease pursuant to a pre-existing right) or terminate any Material Lease, whether now existing or hereafter entered into, without the prior written consent of Mezzanine Lender, which shall be promptly granted or withheld in Mezzanine Lender's commercially reasonable discretion (and shall be deemed to have been granted if not withheld within five (5) Business Days after Mezzanine Lender's receipt of a written request therefor, provided that such approval shall under no circumstances be deemed granted, if and to the extent (i) the Tenant under such Lease is an Affiliate of Mezzanine Borrower or (ii) such Lease has not been entered into on an arm's-length basis).

                  (b) Except for De minimis Leases, Mezzanine Borrower will cause First Mortgage Loan Borrower to timely comply with or cause to be timely complied with all material



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terms and conditions on the landlord's part to be performed under each Lease.
Mezzanine Borrower shall cause First Mortgage Loan Borrower neither to do nor to neglect to do, nor to permit to be done, anything which may cause the termination of any Material Lease, other than due to the default of the Tenant(s) under such Material Lease or such Tenant's exercise of any termination rights which it holds under such Material Lease without the express prior written consent of Mezzanine Lender which shall not be unreasonably withheld or delayed. Except for security deposits and except with respect to De minimis Leases, Mezzanine Borrower shall not and shall not permit First Mortgage Loan Borrower to collect any rent or other payment under any Lease more than one (1) month in advance of the due date thereof and will use all commercially reasonable efforts to require the performance of all of the obligations of Tenants and other Persons bound by the Leases and to enforce the Leases except as herein otherwise expressly provided and shall require that all future Material Leases are subordinate to the First Mortgage Loan Documents either pursuant to its terms or pursuant to a subordination and attornment agreement.

                  (c) Provided that there shall not have occurred and be continuing a Default or Event of Default, Mezzanine Borrower may, without Mezzanine Lender's prior written consent, cause First Mortgage Loan Borrower to enter into and amend or modify or permit the entering into, amendment or modification of any (A) De minimis Lease, or (B) any Lease which is not a Material Lease, provided that with respect to any Lease other than a De minimis Lease (i) the net effective rent (after taking into account any free rent, construction allowances or other concessions granted by landlord) is no less than 90% of the then effective fair market rent then prevailing for similar properties and leases in the market area; (ii) such Lease, amendment or modification is otherwise on commercially reasonable terms; (iii) such Lease, amendment or modification does not contain any options to purchase or other rights with respect to the ownership of the Property; (iv) such Lease, amendment or modification does not contain any restrictions on landlord's rights to lease remaining portions of the Property, except that such Lease, amendment or modification may contain customary "exclusives" and other customary use restrictions and options to lease additional space in the Property; (v) such Lease, amendment or modification does not contain any options for the Tenant thereunder to terminate such Lease, other than in the event of a material casualty or condemnation; (vi) such Lease, amendment or modification is entered into on an arm's-length basis; (vii) such Lease, amendment or modification shall contain provisions substantially similar to each of the provisions set forth in
Section 5.2(d) hereof; (viii) such amendment or modification does not release any Person from its obligations under the Lease so amended or modified or reduce the square footage demised thereunder; and (ix) such amendment or modification does not materially reduce the rent payable under the Lease so amended and modified. Mezzanine Borrower may, without the prior written consent of Mezzanine Lender, cause First Mortgage Loan Borrower to terminate any Lease which is not a Material Lease either in its good faith exercise of its remedies under such Lease, or at law or in equity, by reason of a monetary or another material default beyond any applicable notice and cure periods thereunder.

                  (d) Each Material Lease executed by Mezzanine Borrower or First Mortgage Loan Borrower after the Closing Date shall provide, in a manner reasonably satisfactory to Mezzanine Lender, for (i) the Tenant thereunder to give a notice to Mezzanine Lender of each material default by the landlord or licensor thereunder, simultaneously with the giving of notice of such default to such landlord or licensor, and (ii) execution and delivery (not more than (10)



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days after a request therefor) of an estoppel certificate in form reasonably requested by Mezzanine Borrower, and Mezzanine Borrower hereby agrees, not later than ten (10) Business Days after receipt of Mezzanine Lender's written request therefor, to request Tenant estoppel certificates from Tenants in a form reasonably proposed by Mezzanine Lender.

                  (e) After the occurrence of an Event of Default, but subject to the rights of the First Mortgage Lender under the First Mortgage Loan Documents, security and other refundable deposits of Tenants, whether held in cash or any other form, shall be turned over to Mezzanine Lender (together with any undisbursed interest earned thereon) upon Mezzanine Lender's request therefor to be held by Mezzanine Lender subject to the terms of the Leases. Any letter of credit or other instrument which Mezzanine Borrower or First Mortgage Loan Borrower holds in lieu of cash security deposit shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein-above described and shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Mezzanine Lender. Mezzanine Borrower shall, upon request, provide Mezzanine Lender with evidence reasonably satisfactory to Mezzanine Lender of Mezzanine Borrower's and First Mortgage Loan Borrower's compliance with the foregoing.

                  (f) Each of the Convention Contracts (as such term is defined in the First Mortgage Loan Agreement) in effect on the date hereof is substantially in the form of the standard form of Convention Contract previously delivered to and approved by Mezzanine Lender (with reasonable changes thereto as necessary to reflect the terms of such contract) and is otherwise on Borrower's customary terms.

                  Section 5.3. Insurance; Coverages. Mezzanine Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, property damage, business interruption and other types of insurance with respect to its business, the business of First Mortgage Loan Borrower and the Property (including all Improvements now existing or hereafter erected thereon) in such amounts and for such periods and against all losses, hazards, casualties, liabilities and contingencies as customarily carried or maintained by Persons of established reputation engaged in similar businesses. Without limitation of the foregoing, Mezzanine Borrower shall maintain or cause to be maintained policies of insurance (collectively, "Insurance") with respect to the Property in the following amounts and covering the following risks:

                  5.3.1 Property damage insurance covering loss or damage to the Property caused by fire, lightning, hail, windstorm, explosion, hurricane (to the extent available), vandalism, malicious mischief, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by fire policies in effect where the Property is located endorsed to include all of the extended coverage perils and other broad form perils, including the standard "all risks" clauses, with such endorsements as Mezzanine Lender may from time to time reasonably require including, without limitation, building ordinance and law (including demolition costs and increased cost of construction coverage), lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief. Such policy shall be in an amount not less than that necessary to comply with any coinsurance percentage stipulated in the policy, but not less than 100% of the full replacement cost of all Improvements (without any deduction for depreciation), and shall contain replacement



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cost and agreed amount endorsements each in an amount not less than the outstanding principal amount of the Mezzanine Loan. The deductible under such policy shall not exceed $100,000.

                  5.3.2 Broad form boiler and machinery insurance in an amount equal to the full replacement cost of the Improvements (without any deduction for depreciation) in which the boiler or similar vessel is located, and including coverage against loss or damage from (1) leakage or sprinkler systems and (2) damage, breakdown or explosion of steam boilers, electrical machinery and equipment, air conditioning, refrigeration, pressure vessels or similar apparatus and mechanical objects now or hereafter installed at the Property.

                  5.3.3 If the Property is in an area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence or earthquakes, insurance covering such risks in an amount equal to $100,000,000 (without any deduction for depreciation), and with a maximum permissible deductible of $100,000.

                  5.3.4 Flood insurance if the Property is in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone "A" & "V" Special Hazard Area, or such other Special Hazard Area if Mezzanine Lender so requires in its sole discretion. Such policy shall be in an amount equal to $50,000,000 (without any deduction for depreciation), and shall have a maximum permissible deductible of $100,000.

                  5.3.5 Business interruption or rent loss insurance in an amount equal to the anticipated gross income or rentals from the Property (assuming an occupancy rate of 100%) for an indemnity period commencing on the date of the casualty and ending at least ninety (90) days after completion of the restoration, (but with no maximum limit on the overall length of such indemnity period) such amount being adjusted annually. Mezzanine Lender shall be named as loss payee under such insurance.

                  5.3.6 During any period of reconstruction, renovation or alteration of the Property in excess of 10% of the outstanding principal balance of the Mezzanine Loan, a completed value, "All Risks" Builders Risk form or "Course of Construction" insurance policy in non-reporting form and in an amount not less than the lesser of 100% of the full replacement cost of all Improvements and the then outstanding principal balance of the Mezzanine Loan.

                  5.3.7 Commercial general liability insurance against claims for personal and bodily injury (including death resulting therefrom) to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways) in such amounts as Mezzanine Lender may from time to time reasonably require, but not less than $25,000,000 for each occurrence and $50,000,000 in the aggregate. This policy or policies must include coverage for premises and operations liability, products and completed operations liability, contractual liability, hired, owned and non-owned automobile liability, innkeepers legal liability and "Dram shop" or other liquor liability if alcoholic beverages are sold from or may be consumed at the Property.

                  5.3.8 If required by applicable state laws, worker's compensation or employer's liability insurance in accordance with such laws.



                                       61
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                  5.3.9 Mezzanine Borrower and Manager shall maintain fidelity insurance and professional liability insurance in amounts reasonably satisfactory to Mezzanine Lender in its sole discretion in event against losses resulting from dishonest or fraudulent acts committed by Mezzanine Borrower's and Manager's personnel, employees and agents.

                  5.3.10 Such other insurance and endorsements, if any, as Mezzanine Lender may reasonably require from time to time, and which is then customarily required by institutional lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism or windstorm, which at the time are commonly insured against and generally available in the case of properties similarly situated, due regard to be given to the size and type of the Property.

                  5.3.11 Each carrier providing any insurance, or portion thereof, required by this Section 5.3 shall be licensed to do business in the jurisdiction or jurisdictions in which the Property is located, and shall have a claims paying ability rating and/or financial strength rating, as applicable, by S&P of not less than "AA", by Moody's of not less than "Aa2" and by Fitch of not less than "AA" and an A.M. Best Company, Inc. rating of not less than A and financial size category of not less than XIII. Mezzanine Borrower shall cause all insurance (except general public liability and worker's compensation insurance) carried in accordance with this Section 5.3 to be payable to "Merrill Lynch Mortgage Capital Inc., a Delaware corporation, its successors, assigns and participants, as their respective interests may appear, as secured party" and not as a coinsured.

                  5.3.12 All insurance policies and renewals thereof (i) shall be in a form reasonably acceptable to Mezzanine Lender, (ii) shall provide for a term of not less than one year, (iii) shall provide by way of endorsement, rider or otherwise that such insurance policy shall not be canceled, endorsed, altered, or reissued to effect a change in coverage unless such insurer shall have first given Mezzanine Lender thirty (30) days prior written notice thereof,
(iv) shall include a standard mortgagee clause in favor of and in form acceptable to Mezzanine Lender, (v) shall provide for claims to be made on an occurrence basis, except that boiler and machinery coverage may be made on an accident basis, and (vi) shall contain an agreed value clause updated annually (if the amount of coverage under such policy is based upon the replacement cost of the Property). All property damage insurance policies (except for flood and earthquake policies) must automatically reinstate after each loss.

                  5.3.13 At least ten (10) Business Days prior to the end of each insurance policy period of Mezzanine Borrower (or such shorter period as provided in the First Mortgage Loan Agreement), Mezzanine Borrower will deliver certificates, reports, and/or other information (all in form and substance satisfactory to Mezzanine Lender), (i) outlining all material insurance coverage maintained as of the date thereof by Mezzanine Borrower and all material insurance coverage planned to be maintained by Mezzanine Borrower in the subsequent insurance policy period and (ii) evidencing payment in full of the premiums for such insurance policies. If at any time Mezzanine Lender is not in receipt of written evidence that all Insurance required hereunder is in force and effect, Mezzanine Lender shall have the right to take such action as Mezzanine Lender deems necessary to protect its interest, including, without limitation, the obtaining of such insurance coverage as Mezzanine Lender in its sole discretion deems appropriate, and all expenses incurred by Mezzanine Lender in connection with such action or in obtaining such



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insurance and keeping it in effect shall be paid by Mezzanine Borrower to
Mezzanine Lender upon demand. Mezzanine Lender shall in no event be obligated, however, to obtain such insurance coverage for the benefit of Mezzanine Borrower.

                  5.3.14 Waiver of Subrogation. The Insurance, as applicable, and all renewals thereof shall contain, in form and substance reasonably acceptable to Mezzanine Lender, a standard "Waiver of Subrogation" endorsement, and an endorsement providing in general that any claim or defense the insurance company may have against Mezzanine Borrower or First Mortgage Loan Borrower to deny payment of any claim by Mezzanine Borrower or First Mortgage Loan Borrower thereunder shall not be effective against Mezzanine Lender (and affirmatively providing that the insurance company will pay the proceeds of such Insurance to Mezzanine Lender notwithstanding any claim or defense of the insurance company against Mezzanine Lender).

                  5.3.15 No Separate Insurance. Neither Mezzanine Borrower nor First Mortgage Loan Borrower will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 5.3.

                  5.3.16 Casualty; Proceeds of Required Insurance. Mezzanine Borrower shall give Mezzanine Lender prompt notice of any loss or damage to the Property and, subject to the rights of the First Mortgage Lender under the First Mortgage Loan Documents:

                      (a) In the case of any loss or damage covered by any Insurance, Mezzanine Lender is hereby authorized (i) if an Event of Default shall have occurred and is continuing or, if no Event of Default shall have occurred but Mezzanine Borrower or First Mortgage Loan Borrower fails to settle and adjust any claim within ninety (90) Business Days after such casualty has occurred, to settle and adjust any claim under such Insurance without the consent of Mezzanine Borrower or First Mortgage Loan Borrower, or (ii) if no Event of Default has occurred, to allow Mezzanine Borrower or First Mortgage Loan Borrower within ninety (90) Business Days (or such longer period as necessary as long as Mezzanine Borrower is diligently and in good faith pursuing the settlement of such claim and, in Mezzanine Lender's reasonable discretion, such additional period will not result in a Material Adverse Condition) after such casualty to settle and adjust such claim; provided, however, if any settlement may reasonably be anticipated to result in proceeds in excess of $1,000,000, the consent of Mezzanine Lender, not to be unreasonably withheld or delayed shall be required; provided, further, that in either case following the foregoing periods Mezzanine Lender shall, and is hereby authorized to, collect and receive any such insurance proceeds, subject, however, to the rights of First Mortgage Lender under the First Mortgage Loan Documents. The reasonable expenses incurred by Mezzanine Lender in the adjustment and collection of such proceeds of Insurance shall be additional Debt of Mezzanine Borrower, and shall be reimbursed to Mezzanine Lender upon written demand or, at Mezzanine Lender's option, in the event and to the extent sufficient proceeds are available, deducted by Mezzanine Lender from such proceeds of Insurance prior to any other application thereof. Subject to the rights of the First Mortgage Lender, each insurance company which has issued Insurance is hereby authorized and directed to pay any amounts payable to Mezzanine Lender by virtue of its interest in the Insurance under the insurance policies to Mezzanine Lender alone, and shall not require an endorsement by Mezzanine Borrower. Mezzanine Borrower agrees to execute and cause First Mortgage Loan Borrower to execute all documents and make



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all deliveries required in order to permit adjustment and payment of insurance proceeds as provided above.

                      (b) Mezzanine Lender shall, in its sole discretion (except as provided below), apply the proceeds of Insurance consequent upon any casualty either (i) to reduce the Debt, in such order or manner as Mezzanine Lender may elect; or (ii) at Mezzanine Lender's election, to reimburse Mezzanine Borrower or First Mortgage Loan Borrower for or to pay the costs of restoring, repairing, replacing or rebuilding (collectively, a "Restoration") the loss or damage caused by such casualty, in accordance with and subject to the conditions contained in the provisions of subdivision (f) hereof. Notwithstanding the foregoing, subject to the satisfaction of the conditions described in Section 5.3.16(f), Mezzanine Lender agrees to permit the proceeds of Insurance to be applied toward the cost of Restoration if (i) First Mortgage Lender is permitting such proceeds to be so applied toward Restoration in accordance with the First Mortgage Loan Documents, and (ii) the requirements of subdivision (f) below are otherwise satisfied. Any application of proceeds of Insurance pursuant to this Section 5.3.16(b) to pay the Principal Indebtedness shall not require the payment of the Prepayment Fee, if applicable.

                      (c) Whether or not proceeds of Insurance are made available to Mezzanine Borrower or First Mortgage Loan Borrower or such proceeds are sufficient for such purposes, Mezzanine Borrower hereby covenants to, or to cause First Mortgage Loan Borrower to, promptly after such casualty and at Mezzanine Borrower's or First Mortgage Loan Borrower's sole cost and expense, commence and thereafter diligently proceed to Restore the Improvements, to be of at least equal value and of substantially the same character as prior to such loss or damage, if allowed by law, in accordance with all Legal Requirements and plans, specifications and procedures to be first submitted to and approved by Mezzanine Lender, and Mezzanine Borrower or First Mortgage Loan Borrower shall pay all costs of such Restoration.

                      (d) Any portion of the proceeds of Insurance remaining after payment in full of the Debt shall be paid to Mezzanine Borrower or First Mortgage Loan Borrower or as ordered by a court of competent jurisdiction.

                      (e) Except as otherwise required by First Mortgage Loan Documents, if the proceeds of the Insurance exceed $1,000,000, all proceeds of the Insurance described in Section 5.3.5 above shall be paid to the Deposit Account and shall be disbursed by Mezzanine Lender in accordance with the following: (i) if paid in monthly installments and provided that no Event of Default has occurred and is continuing, in accordance with the terms of the Mezzanine Deposit Account Agreement as if such proceeds were Receipts, (ii) if paid in a lump sum, and provided that no Event of Default has occurred and is continuing, into a segregated reserve account in the sole dominion and control of Mezzanine Lender for application in monthly installments (equal to such lump sum divided by the aggregate number of months on account of which paid) in the manner described in subdivision (b) above. If the proceeds of the insurance are less than or equal to $1,000,000, they will be paid to Mezzanine Borrower directly to be applied to the cost of repairs and restoration.

                      (f) Provided that no Event of Default has occurred and is then continuing and except as otherwise provided in the First Mortgage Loan Documents, proceeds of Insurance that pursuant to the terms of Section 5.3.16(b)(ii) hereof or Section 5.3.16(g) or that



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the Mezzanine Lender otherwise agrees to apply to the Restoration of the
Property shall be disbursed from time to time (but not more often than monthly) upon Mezzanine Lender being furnished with (i) evidence reasonably satisfactory to Mezzanine Lender from an independent architect or other Person selected by the Mezzanine Borrower (who, in any case, is reasonably approved by Mezzanine Lender), of the estimated cost of completion of the Restoration, (ii) evidence of funds or other assets sufficient in addition to the proceeds of Insurance, to complete and fully pay for the completion of the Restoration, based on the cost estimate referenced in clause (i) above, (iii) a request from Mezzanine Borrower, dated not more than ten (10) Business Days prior to the proposed application of such payment, requesting such payment or reimbursement and setting forth the Restoration work which is in the subject of such request, the parties which performed such work, and the actual cost thereof, and certifying that such work and materials are free and clear of Liens (or will be so after disbursement of the applicable proceeds), and (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey and such other evidences of cost, payment and performance as Mezzanine Lender may reasonably require and approve. Mezzanine Lender may, in all events, require that all plans and specifications for any such Restoration be submitted to and approved by Mezzanine Lender (such approval not to be unreasonably withheld) and that all Permits required for Restoration be obtained prior to commencement of each portion of the Restoration work. Except as provided below, any cash provided in accordance with clause (iii) above shall be applied as if such cash were proceeds of Insurance. No payment made prior to the final completion of the Restoration shall exceed ninety-five percent (95%) of the value (or such other amount as Mezzanine Lender may approve in Mezzanine Lender's sole discretion) of the Restoration work performed or materials delivered, as applicable, from time to time, as such value shall be determined by Mezzanine Lender in its reasonable judgment. Funds other than proceeds of Insurance shall be disbursed prior to disbursement of such proceeds, except as may otherwise be provided herein; and at all times the undisbursed balance of such proceeds, together with cash furnished to Mezzanine Lender in accordance with clause (iii) above to pay the cost of completion of the Restoration, shall be at least sufficient in the reasonable judgment of Mezzanine Lender to pay the entire unpaid cost of the completion of the Restoration, free and clear of all Liens or claims for Lien. In addition to all other conditions contained in this Section 5.3.16(f), final payment of all proceeds of Insurance remaining with Mezzanine Lender shall be made upon receipt by Mezzanine Lender of a certification by an independent architect or contractor reasonably approved by Mezzanine Lender as to the completion of the Restoration substantially in accordance with the submitted plans and specifications, and the filing of a notice of completion (if such filing is required by applicable Legal Requirements). Any surplus which may remain out of proceeds of Insurance (or cash provided pursuant to clause (iii) above) held by Mezzanine Lender after payment of such costs of Restoration shall be applied by Mezzanine Lender in accordance with the terms of the First Mortgage Loan Documents or shall be deposited into the Deposit Account and held or disbursed in accordance with the terms of the Mezzanine Deposit Account Agreement. If there shall have occurred an Event of Default while Mezzanine Lender is holding funds for Restoration (including for these purposes any cash deposited pursuant to clause (ii) above), Mezzanine Lender may at its sole option (but subject to the rights of First Mortgage Lender) apply such funds against the Indebtedness in such order or manner as Mezzanine Lender may elect. Mezzanine Borrower shall pay, from time to time, within five (5) Business Days after demand therefor, the reasonable fees and expenses of any consultant hired by Mezzanine Lender to review the progress of the Restoration and inspect the work of



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Restoration, which consultant's approval shall be required for any disbursement to be made. Mezzanine Lender shall not be obligated to see to the proper application of funds disbursed to Mezzanine Borrower pursuant hereto, whether pursuant to the above conditions or upon waiver thereof.

                      (g) Notwithstanding anything herein to the contrary, the proceeds of insurance shall be used for Restoration of the Property if the requirements set forth in Section 5.5(c) of the First Mortgage Loan Agreement are satisfied.

                  5.3.17 Mezzanine Borrower may maintain a portion of the commercial general liability insurance required under Section 5.3.7 above in an amount not to exceed $1,000,000 per occurrence and a portion of the worker's compensation insurance required under Section 5.3.8 in an amount not to exceed $300,000 per occurrence by means of a self-insurance program, the terms and conditions of which shall be acceptable to Mezzanine Lender. Mezzanine Borrower shall at all times maintain cash reserves in the Self-Insurance Reserve Account in accordance with the provisions of Section 6.7 of First Mortgage Loan Agreement and the Cash Management Agreement (as such terms are defined in the First Mortgage Loan Agreement). Promptly after Mezzanine Lender's written request therefor, Mezzanine Borrower shall provide Mezzanine Lender with any and all information reasonably requested by Mezzanine Lender with respect to such self-insurance program including, without limitation, information regarding the balance of and activity in the Self-Insurance Reserve Account, claims paid during any period and pending and threatened claims. If the Self-Insurance Reserve Account is not being maintained under the First Mortgage Loan Agreement, Mezzanine Lender shall have the right to establish and Mezzanine Borrower shall have the obligation to maintain, a self-insurance reserve account.

                  5.3.18 Notwithstanding anything herein to the contrary, in the case of any conflict or inconsistency between the requirements for insurance hereunder and under the First Mortgage Loan Documents, the provisions of the First Mortgage Loan Documents shall control and compliance therewith shall be deemed to be compliance with this Agreement.

                  Section 5.4. Condemnation and Eminent Domain.

                  Subject to the prior rights of First Mortgage Lender under the First Mortgage Loan Documents, any and all awards, including any portion of such awards paid to First Mortgage Loan Borrower on account of "interest" (the "Awards") heretofore or hereafter made or to be made by any Governmental Authority for the taking by condemnation or eminent domain, of all or any part of the Property (including any award from the United States government at any time after the allowance of a claim thereof), or the proceeds from a transfer in lieu of such condemnation or eminent domain, are hereby assigned by Mezzanine Borrower and First Mortgage Loan Borrower to Mezzanine Lender, which Awards Mezzanine Lender is hereby authorized to collect and receive from the condemnation authorities. Mezzanine Lender is hereby authorized to give appropriate receipts and acquittances therefor, and Mezzanine Borrower and First Mortgage Loan Borrower hereby irrevocably appoint Mezzanine Lender Mezzanine Borrower's and First Mortgage Loan Borrower's attorney-in-fact, coupled with an interest, to collect such Awards; provided that such power of attorney shall not be exercised unless an Event of Default has occurred and is continuing at the time in question. Mezzanine Borrower shall give Mezzanine Lender prompt notice of the actual or threatened commencement



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of any condemnation of eminent domain proceeds affecting all or any part of the
Property and shall deliver to Mezzanine Lender copies of any and all papers served in connection with any such proceedings. Mezzanine Borrower further agrees to make, execute and deliver to Mezzanine Lender, at any time upon request, any and all further assignments and other instruments deemed reasonably necessary by Mezzanine Lender for the purpose of validly and sufficiently assigning all Awards and other compensation heretofore and hereafter made to Mezzanine Borrower or First Mortgage Loan Borrower upon any taking, either permanent or temporary, under any such proceeding and all proceeds paid from a sale in lieu of such taking, and to facilitate Mezzanine Lender's collection and receipt of the same. If, notwithstanding the foregoing provisions, any Award or other compensation described above is nonetheless paid to Mezzanine Borrower, Mezzanine Borrower shall hold or cause first Mortgage Loan Borrower to hold such monies in trust for the benefit of Mezzanine Lender or First Mortgage Loan Borrower, and Mezzanine Borrower and First Mortgage Loan Borrower shall immediately pay the same to Mezzanine Lender, unless otherwise required by First Mortgage Lender. The expenses incurred by Mezzanine Lender in the collection and administration of any Award, including reasonable attorneys' fees and disbursements, shall be additional Debt, and shall be reimbursed to Mezzanine Lender upon demand or, at Mezzanine Lender's option, in the event and to the extent sufficient proceeds are available, shall be deducted by Mezzanine Lender from said proceeds prior to any other application hereof. If the amount of the Award is reasonably expected to exceed $1,000,000, Mezzanine Borrower may not and shall not cause or suffer First Mortgage Loan Borrower to settle or compromise any claim for or right to receive any Award or its rights under any proceeding with respect thereto without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld or delayed. Notwithstanding any taking, Mezzanine Borrower shall continue to pay the Mezzanine Loan with interest thereon at the time and in the manner provided for in the Mezzanine Note and the other Mezzanine Loan Documents and the Debt shall not be reduced by reason of such taking (or transfer in lieu thereof) unless and until any Award shall have been actually received and applied by Mezzanine Lender to such Debt and then only to such extent. Mezzanine Lender shall not be limited to any interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rates set forth herein and in the Mezzanine Note. Any application of the proceeds of any such Award to pay the Principal Indebtedness shall not require the payment of the Prepayment Fee, if applicable, except as otherwise expressly provided in this Agreement to the contrary. Notwithstanding anything herein to the contrary, Mezzanine Lender agrees to permit the net Award to be applied toward Restoration if (a) First Mortgage Lender is permitting such Award to be so applied to Restoration in accordance with the First Mortgage Loan Documents and (b) no Event of Default has occurred and is continuing and (c) the conditions set forth in Section 5.3.14(f) are satisfied.

                  Section 5.5. O&M Plan. Mezzanine Borrower has caused to be prepared and delivered to Mezzanine Lender an operations and maintenance program with respect to suspected asbestos and asbestos-containing materials (the "O&M Plan") located in the Property as set forth in the Environmental Report. Mezzanine Borrower shall at all times implement and carry out the O&M Plan in accordance with its terms. Mezzanine Lender's requirement that Borrower develop and comply with the O&M Plan shall not be deemed to constitute a waiver or modification of any covenants or agreements of Mezzanine Borrower or Guarantor with respect to Hazardous Substances or Environmental Laws as set forth herein or in the Environmental Indemnity.



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                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Section 6.1. Mezzanine Borrower Negative Covenants. Mezzanine Borrower covenants and agrees that, until payment in full of the Debt, it will not do, directly or indirectly, nor will Mezzanine Borrower permit First Mortgage Loan Borrower to do, directly or indirectly, any of the following unless Mezzanine Lender consents thereto in writing:

                  (a) Special Purpose Existence and Separateness of Entities.
(x): (i) take any actions in violation of Mezzanine Borrower's or its Control Entity's organizational documents or First Mortgage Loan Borrower's or its Control Entity's organizational documents that would reasonably be expected to have material adverse effect on any of such entities' bankruptcy remote status or the assumptions set forth in the non-consolidation opinion delivered to Mezzanine Lender or take any other action that would otherwise materially and adversely affect the existence of Mezzanine Borrower, Control Entity of Mezzanine Borrower, First Mortgage Loan Borrower or Control Entity of First Mortgage Loan Borrower as a Special Purpose Bankruptcy Remote Entity, (ii) without the prior written consent of Mezzanine Lender, which shall not be unreasonably withheld or delayed, if same has been approved by First Mortgage Lender, consent to the amendment, modification, waiver or termination of any First Mortgage Loan Documents or the First Mortgage Loan Borrower's organizational documents or (iii) without the prior written consent of Mezzanine Lender, amend, modify, waive or terminate Mezzanine Borrower's, or its Control Entity's organizational documents.

                      (y) (i) dissolve or liquidate, in whole or in part, or take any action that could have the effect of causing a dissolution or liquidation of any Subsidiary, (ii) consolidate or merge with or into any other entity, (iii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it, or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment or debt or liquidation law, or admit its inability to pay its debts generally as they become due (iv) cause or permit the Collateral or other assets or property of Mezzanine Borrower or First Mortgage Loan Borrower to be subject to any Lien other than as provided for in the Mezzanine Loan Documents or securing the First Mortgage Loan, (v) Transfer, in one transaction or a series of transactions, all, or substantially all, of its assets (vii) make any material changes in Mezzanine Borrower's present method of conducting business, or (viii) lend money to any Person.

                      (z) (i) undertake the incurrence or assumption on behalf of Mezzanine Borrower directly or indirectly, of any Indebtedness other than the Mezzanine Loan and the Permitted Indebtedness, or (ii) grant a security interest of any nature whatsoever in Mezzanine Borrower's assets other than as set forth in the Mezzanine Loan Documents.

                  (b) Liens on the Collateral. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Collateral, except (i) Liens in favor of Mezzanine Lender and
(ii) Liens being contested by Mezzanine Borrower in accordance with Section 5.1(c) or Liens which will be extinguished within thirty (30) days of the



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creation thereof. Mezzanine Borrower will not and will not permit First Mortgage
Loan Borrower to take any action that would have a material adverse effect on the Liens created under the Mezzanine Loan Documents.

                  (c) Transfer. Except for a Permitted Transfer or as otherwise approved by Mezzanine Lender in writing, allow any Transfer to occur.

                  (d) Other Indebtedness. Incur, create, assume, become or be liable in any manner with respect to Indebtedness other than the Debt, Permitted Indebtedness and Transaction Costs.

                  (e) Change In Business. Make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                  (f) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Mezzanine Borrower by any Person.

                  (g) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Mezzanine Borrower, except in the ordinary course of business and on terms which are no less favorable to Mezzanine Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than ($50,000.00) (determined annually on an aggregate basis) fully disclosed to Mezzanine Lender in advance. Mezzanine Lender acknowledges that Mezzanine Borrower has entered into the Management Agreement and those two (2) certain Services Agreements each dated January 4, 2001 between Mezzanine Borrower and Guarantor, which Mezzanine Lender agrees do not violate the provisions of this covenant.

                  (h) Certain Restrictions. Enter into any agreement which expressly restricts the ability of Mezzanine Borrower or First Mortgage Loan Borrower to enter into amendments, modifications or waivers of any of the Mezzanine Loan Documents.

                  (i) Issuance of Equity Interests. Issue or allow to be created any stocks or shares or shareholder, partnership or membership interests, as applicable, or other ownership interests other than those issued on the date hereof with respect to, Mezzanine Borrower, the Control Entity of Mezzanine Borrower, First Mortgage Loan Borrower or the Control Entity of First Mortgage Loan Borrower except in accordance with a Permitted Transfer.

                  (j) Limitations on Distributions. Mezzanine Borrower shall not accept any distribution from First Mortgage Loan Borrower in property other than cash. Following the occurrence and during the continuance of an Event of Default, Mezzanine Borrower shall not make any distributions to its partners, shareholders or members. Mezzanine Borrower shall not distribute any proceeds from Liquidation Event to its partners, shareholders or members until the First Mortgage Loan and Mezzanine Loan have been repaid in full.

                  (k) Place of Business. Provided Mezzanine Borrower has executed and delivered such financing statements and other documents requested by Mezzanine Lender to



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continue perfected security interests in the Collateral, upon written notice to
Mezzanine Lender, change its name, chief executive office, principal place of business or place where its books and records are kept.

                  (l) Identity. Change its identity or organizational structure in any manner which would reasonably be expected to make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other applicable provision of the UCC).

                  (m) Subsidiaries. Create any Subsidiaries or otherwise acquire equity interests in any entity without the prior written consent of Mezzanine Lender.

                  (n) Other Limitations. Notwithstanding any provisions in the Mezzanine Loan Documents or First Mortgage Loan Documents to the contrary, Mezzanine Borrower shall not and shall not permit First Mortgage Loan Borrower to, without the prior written consent of Mezzanine Lender, which consent may be withheld, delayed or conditioned in the sole discretion of Mezzanine Lender, give its consent or approval or agree to any of the following:

                      (i) (A) any refinancing or defeasance of the First Mortgage Loan, except for any extension rights expressly provided under
         Section 2.5 of the First Mortgage Loan Agreement unless the Debt is repaid in full upon the consummation of such refinancing or defeasance,
         (B) any prepayment or defeasance in full of the First Mortgage Loan, unless the Debt is repaid in full simultaneously with such prepayment,
         (C) any Transfer of any Collateral or the Property or any portion thereof or interest therein in violation of this Agreement, or (D) any action in connection with or in furtherance of the foregoing;

                      (ii) placing or permitting to attach any additional Liens on the Property or any of the Collateral; provided, however, that the consent of Mezzanine Lender shall not be required with respect to "Permitted Encumbrances" (as defined in the First Mortgage);

                      (iii) any material modification, amendment, consolidation, spread, restatement or waiver of any provision of the First Mortgage Loan Documents except as expressly provided under Article X of the First Mortgage Loan Agreement;

                      (iv) except in accordance with Section 5.1(j)(11) approve the terms of any operating budget or capital budget;

                      (v) enter into or cancel, terminate, abridge or otherwise modify the material terms of any Material Lease or accept a surrender thereof or consent to any assignment or sublet not in accordance with the terms of such lease and that effects the release of the tenant or guarantor thereunder;

                      (vi) settle any claim against Mezzanine Borrower, First Mortgage Loan Borrower or the Property, other than an insured third party claim, in any amount greater than $1,000,000 (singularly or in the aggregate with respect to the same claim) such consent to be given or withheld in the discretion of the Mezzanine Lender;



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                      (vii) except as may be required under the First Mortgage
         Loan Documents, terminate or replace the Manager or amend or modify the Management Agreement in any material respect;

                      (viii) enter into any Franchise Agreement with respect to the Property except as provided under the First Mortgage Loan Documents or, if same are no longer in effect, with the prior written consent of Mezzanine Lender which shall be in its sole discretion; or

                      (ix) seek or agree to the partition of the Property.

                  (o) Contractual Obligations. Other than the Mezzanine Loan Documents, Mezzanine Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for Permitted Indebtedness.

                                  ARTICLE VII

                                    DEFAULTS

                  Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

                      (i) if Mezzanine Borrower fails to pay the outstanding Debt on the Maturity Date;

                      (ii) the occurrence of a Payment Breach, and such failure is not cured within one (1) Business Day after written notice thereof from Mezzanine Lender except that no notice is required with respect to any payment of interest under the Mezzanine Note;

                      (iii) the occurrence of the events identified elsewhere in the Mezzanine Loan Documents or the First Mortgage Loan Documents as constituting an "Event of Default" hereunder or thereunder;

                      (iv) any Transfer, other than a Permitted Transfer, unless Mezzanine Borrower has obtained the prior written consent of Mezzanine Lender (which consent may be withheld in Mezzanine Lender's sole and absolute discretion);

                      (v) if Mezzanine Borrower fails to pay any other amount payable pursuant to this Agreement or any other Mezzanine Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure is not cured within five
         (5) Business Days after written notice thereof from Mezzanine Lender;

                      (vi) if any representation or warranty made by Mezzanine Borrower, First Mortgage Loan Borrower or Manager herein or in any other Mezzanine Loan Document, or in any material report, Officer's Certificate, financial statement or other Instrument, agreement or document furnished by or on behalf of Mezzanine Borrower in



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         connection with this Agreement, the Mezzanine Note or any other
         Mezzanine Loan Documents executed and delivered by Mezzanine Borrower, shall be false in any material respect as of the date such representation or warranty was made or remade;

                      (vii) any violation of the covenants set forth in Section 5.1(p), 6.1(a), 6.1(b), 6.1(l) or 6.1(n) of this Agreement;

                      (viii) if Mezzanine Borrower or Guarantor makes an assignment for the benefit of creditors;

                      (ix) if a receiver, liquidator or trustee shall be appointed for Mezzanine Borrower, Guarantor or First Mortgage Loan Borrower, or if Mezzanine Borrower, Guarantor or First Mortgage Loan Borrower shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Mezzanine Borrower, Guarantor or First Mortgage Loan Borrower, or if any proceeding for the dissolution or liquidation of Mezzanine Borrower, Guarantor or First Mortgage Loan Borrower shall be instituted, or if Guarantor or Mezzanine Borrower shall generally not be paying its debts as they become due;

                      (x) if Mezzanine Borrower delegates its obligations or assigns its rights under this Agreement, any of the other Mezzanine Loan Documents or any interest herein or therein;

                      (xi) if any provision of any organizational document of Mezzanine Borrower or First Mortgage Loan Borrower is amended or modified in any material respect, without the prior written consent of Mezzanine Lender, or if Mezzanine Borrower or First Mortgage Loan Borrower, as applicable, fails to perform or enforce the provisions of such organizational documents in any material respect or attempts to dissolve Mezzanine Borrower or First Mortgage Loan Borrower;

                      (xii) if an Event of Default exists under the First Mortgage Loan Documents or if Mezzanine Borrower fails to notify Mezzanine Lender of the occurrence of a Default under any of the First Mortgage Loan Documents within one (1) Business Day after the day on which Mezzanine Borrower first has knowledge of such Default;

                      (xiii) if an event or condition specified in Section 5.1(k) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Mezzanine Borrower or any ERISA Affiliate shall incur or in the opinion of Mezzanine Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would result in or constitute, in the reasonable determination of Mezzanine Lender, a Material Adverse Condition;

                      (xiv) if any financial statement, report or information contained in an Officer's Certificate provided to Mezzanine Lender by or on behalf of Mezzanine Borrower concerning the Mezzanine Borrower, First Mortgage Loan Borrower or the Property proves to be inaccurate or misleading in any material respect;



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                      (xv) if any material alteration, modification or removal
         of any Improvement or Equipment at the Property occurs, except as expressly permitted under the terms of the First Mortgage Loan Documents or this Agreement;

                      (xvi) if a judgment is entered against Mezzanine Borrower or First Mortgage Loan Borrower that materially and adversely affects Mezzanine Borrower's ability to perform its obligations under the Mezzanine Loan Documents, unless such judgment is paid in full or enforcement of such judgment against the Property or the Collateral is stayed or bonded over within thirty (30) days after the date of such judgment;

                      (xvii) if Mezzanine Borrower or First Mortgage Loan Borrower or any other Person shall fail to perform any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement, the Mezzanine Note, or the other Mezzanine Loan Documents, not otherwise referred to in this Section 7.1., for twenty (20) Business Days after written notice to Mezzanine Borrower from Mezzanine Lender or its successors or assigns; provided that if such default cannot reasonably be cured within such twenty (20) Business Day period and the Mezzanine Borrower shall have commenced to cure such default within such twenty (20) day period and thereafter diligently and expeditiously proceeds to cure the same, such twenty
         (20) Business Day period shall be extended for so long as it shall require Mezzanine Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days or shall extend beyond the date upon which such default causes an Event of Default to occur under the First Mortgage Loan Documents; or

                      (xviii) if, for any calendar quarter, the DSCR is less than 1.05 or the Debt Yield is less than 12.5% based in each case on a trailing twelve (12) month period.

                  Section 7.2. Remedies. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Mezzanine Lender against Mezzanine Borrower or its Affiliates under this Agreement, the Mezzanine Note, or any of the other Mezzanine Loan Documents, or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, and any other amounts owing by Mezzanine Borrower to be immediately due and payable), without notice or demand, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Mezzanine Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Mezzanine Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, and any other amounts owing by Mezzanine



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Borrower shall be accelerated and immediately due and payable, without any election by Mezzanine Lender upon the occurrence of an Event of Default described in Section 7.1(viii) or Section 7.1(ix).

                  Section 7.3. Remedies Cumulative. The rights, powers and remedies of Mezzanine Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Mezzanine Borrower pursuant to this Agreement or the other Mezzanine Loan Documents executed by or with respect to Mezzanine Borrower, or existing at law or in equity or otherwise. Mezzanine Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender's discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Mezzanine Lender's rights with respect to the Collateral shall continue unimpaired, and Mezzanine Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the release or substitution of Collateral at any time, or of any rights or interest therein or
(b) any delay, extension of time, renewal, compromise or other indulgence granted by Mezzanine Lender in the event of any Default or Event of Default with respect to the Collateral or otherwise hereunder.

                  Section 7.4. Mezzanine Lender's Right to Perform. If Mezzanine Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of (5) five Business Days after Mezzanine Borrower's receipt of written notice thereof from Mezzanine Lender, without in any way limiting Section 7.1 hereof, Mezzanine Lender may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Mezzanine Lender incurred in connection therewith shall be payable by Mezzanine Borrower to Mezzanine Lender upon demand. Notwithstanding the foregoing, Mezzanine Lender shall have no obligation to send notice to Mezzanine Borrower of any such failure.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. Survival. Subject to Section 4.2, this Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Mezzanine Borrower to Mezzanine Lender of the Mezzanine Note, and shall continue in full force and effect so long as any portion of the Debt is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Mezzanine Borrower, shall inure to the benefit of the respective successors and assigns of Mezzanine Lender. Nothing in this Agreement or in any other Mezzanine Loan Document, express or implied, shall give to any Person other than the parties



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and the holder(s) of the Mezzanine Note (or any interest therein), and the other
Mezzanine Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

                  Section 8.2. Mezzanine Lender's Discretion. Whenever pursuant to this Agreement or any other Mezzanine Loan Document, Mezzanine Lender exercises any right, option or election given to Mezzanine Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Mezzanine Lender or is to be in Mezzanine Lender's discretion, the decision of Mezzanine Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Mezzanine Lender in Mezzanine Lender's discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Mezzanine Lender.

                  Section 8.3. Governing Law. (a) This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and intended to be performed in such State, without giving effect to principles of conflicts of laws, and any applicable law of the United States of America. To the fullest extent permitted by law, Mezzanine Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Mezzanine Note, and this Agreement and the Mezzanine Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

                  (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK OR IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION IN WHICH ANY COLLATERAL IS LOCATED, AND MEZZANINE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MEZZANINE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, WHOSE ADDRESS IS 2 WORLD TRADE CENTER, SUITE 8746, NEW YORK, NEW YORK 10048 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY MEZZANINE BORROWER FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO SUCH APPLICABLE MEZZANINE BORROWER AT 535 MARRIOTT DRIVE, SUITE 600, NASHVILLE, TENNESSEE 37214 ATTENTION: CHIEF FINANCIAL OFFICER, AND WRITTEN NOTICE OF SAID SERVICE OF MEZZANINE BORROWER MAILED OR DELIVERED TO MEZZANINE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MEZZANINE



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BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER (I) SHALL
GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Mezzanine Note or any other Mezzanine Loan Document, or consent to any departure by Mezzanine Borrower or any of its Affiliates therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Mezzanine Note, or of any other Mezzanine Loan Document, shall operate as or constitute a waiver thereof (except as expressly provided herein to the contrary), nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Mezzanine Note or any other Mezzanine Loan Document, Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Mezzanine Note or the other Mezzanine Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Mezzanine Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery,
(b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answer back acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to Mezzanine Lender at its address set forth on the first page hereof, and if to Mezzanine Borrower at its designated address set forth on the first page hereof, with a copy to Sherrard & Roe, LLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, Attention: Kim Brown, Esq., or at any other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this
Section 8.6. A copy of all notices, consents, approvals and requests directed to Mezzanine Lender shall be delivered concurrently to each of the following:
Merrill Lynch Mortgage Capital Inc., Four World Financial Center, Tenth Floor, New York, New York 10080,



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

Attention: Steven Glassman and Sidley & Austin, 875 Third Avenue, New York, New York 10022, Attention: Alan S. Weil, Esq. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answer back confirmation, provided that such telecopied notice was also delivered as required in this Section 8.6. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given. If a party refuses delivery, such party shall be deemed to have received notice on the date of attempted delivery, as evidenced by courier's or post office proof of attempted delivery.

                  Section 8.7. TRIAL BY JURY. MEZZANINE BORROWER AND MEZZANINE LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE MEZZANINE NOTE OR THE OTHER MEZZANINE LOAN DOCUMENTS.

                  Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 8.9. Assignment. Mezzanine Lender shall, at its sole cost and expense, have the right to assign in whole or in part this Agreement and/or any of the other Mezzanine Loan Documents and the obligations hereunder or thereunder to any Person and to sell or otherwise transfer participation interests in all or any portion of the Mezzanine Loan evidenced hereby.

                  Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 8.11. Preferences. Mezzanine Lender shall have no obligation to marshal any assets in favor of Mezzanine Borrower or any other party or against or in payment of any or all of the obligations of Mezzanine Borrower pursuant to this Agreement, the Mezzanine Note or any other Mezzanine Loan Document. Mezzanine Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Mezzanine Borrower to any portion of the obligations of Mezzanine Borrower hereunder. To the extent Mezzanine Borrower makes a payment or payments to Mezzanine Lender for Mezzanine Borrower's benefit, which payment or receipt of proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part



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thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine
Lender.

                  Section 8.12. Waiver of Notice. Neither Mezzanine Borrower nor any of its Affiliates shall be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Mezzanine Loan Documents specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower or an Affiliate thereof and except with respect to matters for which Mezzanine Borrower and any applicable Affiliate are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Mezzanine Borrower hereby expressly waives the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Mezzanine Loan Documents does not specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower.

                  Section 8.13. Remedies of Mezzanine Borrower. In the event that a claim or adjudication is made that Mezzanine Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Mezzanine Note, or the other Mezzanine Loan Documents, Mezzanine Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, then in such event Mezzanine Borrower's sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.

                  Section 8.14. Joint and Several Liability. Subject to Section 8.15, if at any time Mezzanine Borrower is comprised of more than one (1) Person, the Mezzanine Loan and Mezzanine Borrower's obligations thereunder shall be the joint and several obligation of each of such Persons comprising Mezzanine Borrower.

                  Section 8.15. Limited Recourse; Additional Indemnity
Obligation.

                  (a) Anything contained in this Agreement or in the Mezzanine Note or the other Mezzanine Loan Documents to the contrary notwithstanding, except as set forth in clauses (b) and (c) of this Section 8.15, Mezzanine Lender's recourse for the satisfaction of the indebtedness due under the Mezzanine Note and for the payment and performance of all of the obligations and liabilities of Mezzanine Borrower under this Agreement, the Mezzanine Note and the other Mezzanine Loan Documents shall be limited solely to Mezzanine Borrower's interest in the Collateral, and, subject to clauses (b) and (c) of this Section 8.15, none of Mezzanine Borrower or any direct or indirect partner, member, shareholder, principal, Affiliate, employee, officer, director, agent or representative of Mezzanine Borrower (each, a "Related Party") shall have any personal liability in any other respect for (i) the payment of the principal of or interest or premium, if any, on the Mezzanine Note, (ii) the payment of any other amount due under the Mezzanine Note, this Agreement or any of the other Mezzanine Loan Documents, or (iii) for damages for the breach of, or any costs or expenses associated with the performance of or failure to perform, any of the covenants, obligations, representations and warranties or indemnifications contained herein or in the Mezzanine Note or any of the other Mezzanine Loan Documents. The provisions of this Section 8.15 shall not, however, (i) impair the validity of the obligations of Mezzanine Borrower or in any way affect or impair any Lien or the right of Mezzanine Lender to enforce any and all rights and remedies under and by virtue of the



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Mezzanine Note, this Agreement, or any other Mezzanine Loan Document including, without limitation, naming Mezzanine Borrower as a party defendant in any action, or limit Mezzanine Lender from pursuing or seeking to enforce the rights of Mezzanine Lender against any third parties, including any guarantor, indemnitor or surety under any guaranty or indemnity delivered in connection with this Agreement, the Mezzanine Note, or otherwise in connection with the Mezzanine Loan, (ii) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Mezzanine Note or any of the other Mezzanine Loan Documents, (iii) impair the enforcement against the Collateral of the (a) security interests in respect of the Accounts, or (b) security interests and rights and remedies of Mezzanine Lender described in the Equity Pledge Agreements against the pledgors thereunder or (iv) constitute a waiver of any right that Mezzanine Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Mezzanine Loan or to require that all Collateral shall continue to secure all of the Mezzanine Loan owing to Mezzanine Lender.

                  (b) Notwithstanding the limitations on liability set forth in
Section 8.15(a), Mezzanine Borrower shall be fully and personally liable for any liabilities, costs, losses (including, without limitation, any reduction in value of the Property or any other Collateral or the loss of any such Collateral or Mezzanine Lender's security interest therein), damages, expenses (including, without limitation, reasonable attorneys' fees and disbursements, and court costs, if any), or claims (such liabilities, costs, losses, damages, expenses and claims, collectively, the "Recourse Obligations") suffered or incurred by Mezzanine Lender (or any Indemnified Party) by reason of or in connection with
(1) any fraud or breach of trust, or any material misrepresentation contained in any Mezzanine Loan Document or any report furnished pursuant to any Mezzanine Loan Document, by Mezzanine Borrower or any Related Party, (2) the misappropriation of any proceeds of Insurance or Awards by Mezzanine Borrower or any Related Party, (3) the misapplication by Mezzanine Borrower or any Related Party (or at any such Person's direction) of funds held in or paid out from any Account (including any reserve or escrow) maintained under this Agreement, or any of the other Mezzanine Loan Documents, (4) any and all Security Deposits held by Mezzanine Borrower or any Related Party not being properly applied, returned to Tenants when due or delivered to Mezzanine Lender, any receiver or any Person purchasing the Property or any part thereof at a foreclosure sale upon the taking of possession of the Property or any part thereof by Mezzanine Lender, such receiver or other Person as provided herein, (5) wrongful removal or destruction of property constituting the Property or any intentional waste of the Property by Mezzanine Borrower or any Related Party, (6) any Legal Requirement mandating the forfeiture by Mezzanine Borrower or any Related Party of the Property, or any portion thereof or of any interest in Mezzanine Borrower, or any part thereof because of the conduct or purported conduct of criminal activity by Mezzanine Borrower or any Related Party in connection therewith, (7) any damage or destruction of the Property or any part thereof due to fire or other casualty to the extent not covered by required Insurance, but only to the extent the same would have been covered by insurance if Mezzanine Borrower had obtained and maintained the required Insurance, (8) except for Liens expressly permitted under the terms of this Agreement, the amount of any Lien voluntary placed on the Property by Mezzanine Borrower (or any predecessor-owner which is an Affiliate of Mezzanine Borrower) including, without limitation, those arising from the failure to pay any valid taxes or assessments with respect to the Property when cash or proceeds are available to pay such taxes or assessments other than Permitted Indebtedness or any Indebtedness incurred by Mezzanine



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Borrower in contravention of the provisions of Section 6.1(b) of this Agreement,
(9) the breach of any of the representations and warranties contained in Section 4.1(gg) with respect to Hazardous Substances, (10) the cost of enforcement of any of Mezzanine Lender's rights or remedies hereunder or under any of the other Mezzanine Loan Documents, or costs incurred in any bankruptcy or similar proceeding which may be brought by Mezzanine Borrower or any Related Party, (11) Mezzanine Borrower's or First Mortgage Loan Borrower's failure to furnish upon Mezzanine Lender's or Title Insurer's request any of the affidavits and indemnities required under Section 3.1(a)(7), (12) any failure to deposit Excess Cash Flow into the Deposit Account due to a Cash Sweep Event in accordance with
Section 2.12(a) hereof, and (13) Mezzanine Borrower's or First Mortgage Loan Borrower's failure to pay the Water and Sewerage Settlement Amount to the extent that such amount is not in a reserve held by Mezzanine Lender.

                  (c) In addition, the Debt shall be fully recourse to Mezzanine Borrower, if: (A) Mezzanine Borrower or First Mortgage Loan Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; or (B) any Related Party controlled, directly or indirectly, by Mezzanine Borrower, or by an Affiliate which controls, directly or indirectly, Mezzanine Borrower, filing, or joining in the filing of, an involuntary petition against Mezzanine Borrower or First Mortgage Loan Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against Mezzanine Borrower or First Mortgage Loan Borrower from any Person; or (C) Mezzanine Borrower or First Mortgage Loan Borrower filing an answer consenting to or joining in any involuntary petition filed against it or against Mezzanine Borrower or First Mortgage Loan Borrower or any Related Party controlled by Mezzanine Borrower or controlling Mezzanine Borrower, or any of them, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited from any Person petitioning creditors for any involuntary petition against First Mortgage Loan Borrower, Mezzanine Borrower or any Related Party controlled by Mezzanine Borrower or controlling Mezzanine Borrower, or any of their respective Affiliates; or (D) any Related Party controlled, directly or indirectly, by Mezzanine Borrower or First Mortgage Loan Borrower or by any Affiliate which controls, directly or indirectly, Mezzanine Borrower or First Mortgage Loan Borrower consenting to or joining in an application for the appointment of a custodian, receiver, trustee or examiner for Mezzanine Borrower or First Mortgage Loan Borrower or any portion of the Collateral (unless such action is at the request of Mezzanine Lender or First Mortgage Lender) or any such Related Party voting adversely to Mezzanine Lender's interest in any proceeding under the Bankruptcy Code or any other state or federal bankruptcy or insolvency law which involves Mezzanine Borrower, First Mortgage Loan Borrower, the Collateral or the Property; or (E) Mezzanine Borrower or First Mortgage Loan Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (F) Mezzanine Borrower or any Related Party controlled by Mezzanine Borrower or controlling Mezzanine Borrower contesting or in any material way interfering with, directly or indirectly (collectively, a "Contest"), any foreclosure action, Uniform Commercial Code sale or other material remedy commenced by Mezzanine Lender under the Equity Pledge Agreements or this Agreement (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise), provided that if any such Related Party obtains a non-appealable order successfully



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asserting a Contest, such Related Party shall have no liability under this clause (F); or (G) any of the representations and warranties contained in Sections 5.1(l), (p) and (q) of this Agreement are breached, and if, as a result thereof, the assets of Mezzanine Borrower are consolidated with the assets of any of its constituent members (or its members' constituent partners or members), or (H) any Transfer occurs in violation of Section 6.1(c) of this Agreement; or (I) if any monetary Lien in excess of $100,000 is voluntarily placed on the Property or the Collateral or any portion of either; or (J) if the First Mortgage Loan Documents are modified or amended in any material respect or consolidated, spread, restated or waived by the action of First Mortgage Loan Borrower or any Related Party without obtaining the prior written consent of Mezzanine Lender; or (K) if First Mortgage Loan Borrower refinances the First Mortgage Loan and any proceeds of such financing in excess of the amount necessary to repay the First Mortgage Loan are not paid to Mezzanine Lender to repay the Debt.

                  Section 8.16. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits and Schedules attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  Section 8.17. Offsets, Counterclaims and Defenses. Any assignee of Mezzanine Lender's interest in and to this Agreement, the Mezzanine Note, and the other Mezzanine Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Mezzanine Loan, this Agreement, the Mezzanine Note, and the other Mezzanine Loan Documents which Mezzanine Borrower or any of its Affiliates may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Mezzanine Borrower or any of its Affiliates in any action or proceeding brought by any such assignee upon this Agreement, the Mezzanine Note, and other Mezzanine Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mezzanine Borrower and First Mortgage Loan Borrower.

                  Section 8.18. No Joint Venture or Partnership. Mezzanine Borrower and Mezzanine Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mezzanine Borrower and Mezzanine Lender.

                  Section 8.19. Waiver of Marshaling of Assets Defense. To the fullest extent that Mezzanine Borrower may legally do so, Mezzanine Borrower waives all rights to a marshalling of the assets of Mezzanine Borrower, and others with interests in Mezzanine Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Mezzanine Loan Documents to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection, or the right of Mezzanine Lender to the payment of the Indebtedness in preference to every other claimant whatsoever.



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

                  Section 8.20. Waiver of Counterclaim. Each of Mezzanine Borrower and First Mortgage Loan Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Mezzanine Borrower or First Mortgage Loan Borrower by Mezzanine Lender or Mezzanine Lender's agents.

                  Section 8.21. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Mezzanine Note, or any of the other Mezzanine Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by independent counsel in connection with the negotiation and drafting of the Mezzanine Loan Documents and that the Mezzanine Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                  Section 8.22. Brokers and Financial Advisors. Mezzanine Borrower and Mezzanine Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Mezzanine Borrower hereby agrees to indemnify and hold Mezzanine Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Mezzanine Borrower in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Debt.

                  Section 8.23. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 8.24. Payment of Expenses. Mezzanine Borrower shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, all commitment fees due and payable at closing and all reasonable out-of-pocket fees, costs, expenses, and disbursements of Mezzanine Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of the Mezzanine Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Mezzanine Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Mezzanine Loan Documents, and (iv) the preservation of rights under and enforcement of the Mezzanine Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Debt.

                  Section 8.25. Bankruptcy Waiver. Each of Mezzanine Borrower and First Mortgage Loan Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if Mezzanine Borrower or First Mortgage Loan Borrower (i) files with any bankruptcy court of competent jurisdiction or is the subject of any



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petition under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future law relating to bankruptcy, insolvency or other relief of debtors, (iv) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (v) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code and any other such statute shall be modified and annulled as to Mezzanine Lender, so as to permit Mezzanine Lender to exercise any and all of its rights and remedies, upon request of Mezzanine Lender made on notice to Mezzanine Borrower or First Mortgage Loan Borrower and any other party in interest but without the need of further proof or hearing. Neither Mezzanine Borrower nor First Mortgage Loan Borrower nor any other Affiliate of Mezzanine Borrower shall contest the enforceability of this Section.

                  Section 8.26. Entire Agreement. This Agreement, together with the Exhibits hereto and the other Mezzanine Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Mezzanine Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

                  Section 8.27. Dissemination of Information. Subject to Section 8.28, if Mezzanine Lender determines at any time to sell, transfer or assign the Mezzanine Note, this Mezzanine Loan Agreement and any other Mezzanine Loan Document and any or all servicing rights with respect thereto, or to grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Mezzanine Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the "Investor") or any Rating Agency rating such securities and each prospective Investor, all documents and information which Mezzanine Lender now has or may hereafter acquire relating to the Mezzanine Loan, Mezzanine Borrower, First Mortgage Loan Borrower, any guarantor, any indemnitor and the Property, which shall have been furnished by or on behalf of Mezzanine Borrower, First Mortgage Loan Borrower, any guarantor, any indemnitor, or any party to any Mezzanine Loan Document , or otherwise furnished in connection with the Mezzanine Loan, as Mezzanine Lender in its discretion determines necessary or desirable.

                  Section 8.28. Confidentiality. Each of Mezzanine Lender and Mezzanine Borrower agrees to keep information regarding this Agreement and information obtained by it pursuant hereto confidential and agrees that it will use such information only in connection with the transactions contemplated by this Agreement and not disclose any of such information to other Persons, other than (a) to such Person's employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Person on a non-confidential basis from a source other than this Agreement, (c) to the extent disclosure is required by law, regulation or judicial order, or requested or required by bank regulators or auditors, (d) to any Rating Agency in connection with a Securitization or the rating of the Certificates, or (e) to prospective assignees, participants or transferees of the Mezzanine Loan, including in connection with transactions contemplated in Section 8.34.

                  Section 8.29. Indemnification.

                  (a) In addition to any other indemnifications provided for herein or in the other Mezzanine Loan Documents (but subject to Section 8.15), Mezzanine Borrower shall protect, defend, indemnify and hold harmless Mezzanine Lender and each of its Affiliates and their respective successors and assigns (including their respective trustees, officers, directors, partners, employees, attorneys, accountants, professionals and agents and each other person, if any, controlling Mezzanine Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (each, including Mezzanine Lender, an "Indemnified Party") from and against all liabilities, obligations, claims, and, damages, penalties, causes of action, losses, fines, costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) imposed upon or incurred by or asserted against any Indemnified Party (other than by reason of such Indemnified Party's default under the Mezzanine Loan Documents or gross negligence or willful misconduct, as determined to have occurred pursuant to the final non-appealable decision of a court of competent jurisdiction or Mezzanine Lender has waived its right to appeal in writing) by reason of (i) ownership or holding of this Agreement, the other Mezzanine Loan Documents, the Property or any of them or any interest therein or any other Collateral, including any funds deposited with Mezzanine Lender, (ii) receipt and application of any Receipts or an Indemnified Party's payment or non-payment of costs and expenses of operating the Property, (iii) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways,
(iv) any design, construction, alteration, operation, maintenance, use, nonuse or condition of the Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (v) any failure on the part of Mezzanine Borrower or any of its Affiliates, including First Mortgage Loan Borrower, to perform or comply with any of the terms of this Agreement or any other Mezzanine Loan Document, (vi) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (vii) any failure of the Property to comply with any Legal Requirements, (viii) the presence in, at or under the Property of any Hazardous Substances, or any release or discharge on or from the Property of any Hazardous Substances, or any release or discharge on or from the Property of any Hazardous Substances, (ix) any representation or warranty made in the Mezzanine Note, this Agreement or any of the other Mezzanine Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made, (x) except to the extent any such claims are made solely as a result of any dealings between Mezzanine Lender and any broker, finder or similar person claiming to be entitled to a commission in connection with the Mezzanine Loan, and with whom Mezzanine Borrower has had no dealings in connection with the Mezzanine Loan, any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other action involving the Property or any part thereof, (xi) the claims of any Tenant of any portion of the Property or any person acting through or out of any Tenant or otherwise arising out of or as a consequence of any Lease or occupancy right, (xii) any claim by

Mezzanine Borrower or any Affiliate of Mezzanine Borrower that the relationship of Mezzanine Lender and Mezzanine Borrower is other than that of lender and borrower, or (xiii) the execution and delivery of this Agreement and the other Mezzanine Loan Documents, the transactions contemplated hereby or thereby and the performance of the parties hereto of their respective obligations hereunder or thereunder. Any amounts payable to any Indemnified Party by reason of the application of this Section 8.29 shall become immediately due and payable and shall bear interest at the Default Rate from the date Mezzanine Borrower is notified of such loss or damage is sustained by any Indemnified Party until paid. The indemnifications set forth in this Section 8.29 shall not be applicable to the extent (1) occasioned, arising and caused solely as the result of the negligence or willful misconduct of Mezzanine Lender, its nominee or wholly owned subsidiary or their respective employees or agents and irrespective of whether occurring prior to or subsequent to the date upon which Mezzanine Lender, its nominee or wholly owned subsidiary acquires possession of any interest in the Property by foreclosure, a sale of the Collateral, or any of them, acceptance of a deed or assignment in lieu of foreclosure or sale or otherwise, as determined to have occurred pursuant to the final non-appealable decision of a court of competent jurisdiction (or Mezzanine Lender has waived in writing its right to appeal) or (2) as to matters specific and relating solely to the Property, occasioned, arising and caused solely as the result of any act of any Person (other than an act of Mezzanine Borrower or any of its Affiliates, or an act of any Governmental Authority, including, without limitation, any change in any applicable law) and occurring subsequent to the earlier to occur of (A) the date of payment and performance in full of the Debt and (B) the date upon which Mezzanine Lender, its nominee or wholly owned subsidiary acquires ownership of the Collateral by foreclosure, a sale of the Collateral, acceptance of a deed or assignment in lieu of foreclosure or sale or otherwise of the Collateral. The obligations and liabilities of Mezzanine Borrower under this
Section 8.29 shall survive any termination, satisfaction, or assignment of this Agreement and the exercise by Mezzanine Lender of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Collateral by foreclosure or a conveyance in lieu of foreclosure, or otherwise.

                  (b) In case any claim, action or proceeding (a "Claim") is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified party pursuant to this Section 8.29, such Indemnified Party shall give notice thereof to Mezzanine Borrower; provided, however, that the failure of such Indemnified Party to so notify Mezzanine Borrower shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this Section 8.29 hereof, except to the extent such delay shall materially and adversely affect Mezzanine Borrower's defense of such Claim. Upon receipt of such notice of Claim, Mezzanine Borrower shall, at its sole cost and expense, diligently defend any such Claim with counsel reasonably satisfactory to such Indemnified Party. In the alternative, the Indemnified Parties may elect to conduct their own defense through counsel of their own choosing, and at the expense of Mezzanine Borrower, if (i) the Indemnified Parties reasonably determine that the conduct of its defense by Mezzanine Borrower presents a conflict or potential conflict between Mezzanine Borrower and an Indemnified Party that would make separate representation advisable or otherwise could be prejudicial to its interests, (ii) Mezzanine Borrower refuses to defend or (iii) Mezzanine Borrower shall have failed, in Mezzanine Lender's reasonable judgment, to diligently defend the Claim. Mezzanine Borrower may settle any Claim against Indemnified Parties without such Indemnified Parties' consent, provided that (x) such settlement is without any liability, cost or expense whatsoever to such Indemnified Parties, (y) the settlement does not include or require any admission of liability or culpability by such

Indemnified Parties under any Legal Requirement, whether criminal or civil in nature, and (z) Mezzanine Borrower obtains an effective written release of liability for such Indemnified Parties from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Parties, and a dismissal with prejudice with respect to all Claims made by the party with whom such settlement is being made, with respect to any pending legal action against such Indemnified Parties in connection with such Claim. If the Indemnified Parties are conducting their own defense as provided above, Mezzanine Borrower shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Parties, and such Indemnified Parties shall not be required to obtain Mezzanine Borrower's consent to any such settlement. Nothing contained herein shall be construed as requiring any Indemnified Parties to expend funds or incur costs to defend any Claim in connection with the matters for which such Indemnified Parties are entitled to indemnification pursuant to this Section 8.29 hereof.

                  Section 8.30. Mezzanine Borrower Acknowledgments. Mezzanine Borrower hereby acknowledges to and agrees with Mezzanine Lender that (i) the scope of Mezzanine Lender's business is wide and includes, but is not limited to, financing, real estate financing, investment in real estate and other real estate transactions which may be viewed as adverse to or competitive with the business of Mezzanine Borrower or its Affiliates and (ii) Mezzanine Borrower has been represented by competent legal counsel and Mezzanine Borrower has consulted with such counsel prior to executing this Mezzanine Loan Agreement and of the other Mezzanine Loan Documents.

                  Section 8.31. Publicity. Mezzanine Lender and Mezzanine Borrower shall have the right to issue press releases, advertisements and other promotional materials describing the origination of the Mezzanine Loan mutually acceptable to the Parties.

                  Section 8.32. Cross Collateralization. Without limitation to any other right or remedy provided to Mezzanine Lender in this Agreement or any of the other Mezzanine Loan Documents, Mezzanine Borrower acknowledges and agrees that, to the full extent permitted under applicable law, upon the occurrence of an Event of Default (i) Mezzanine Leader shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Mezzanine Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Mezzanine Lender is not required to either marshall assets, sell Collateral in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Mezzanine Lender of any remedies against any Collateral will not impede Mezzanine Lender from subsequently or simultaneously exercising remedies against any other Collateral, (iv) all Liens and other rights, remedies and privileges provided to Mezzanine Lender in this Agreement and in the other Mezzanine Loan Documents or otherwise shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon and (v) all Collateral shall be security for the performance of all of Mezzanine Borrower's obligations hereunder.

                  Section 8.33. Release. Upon full payment and satisfaction of all of the obligations under the Mezzanine Loan Documents, Mezzanine Lender shall execute such releases and reconveyances as are customary to release and reconvey the Collateral which secures the Mezzanine Loan.

                  Section 8.34. Assignment by Mezzanine Lender; Participations; Securitization.

                  8.34.1 Assignments and Participations. (a) Mezzanine Borrower acknowledges that any Mezzanine Lender may, at its sole cost and expense, on or after the Closing Date sell and assign participation interests in and to the Mezzanine Loan, or pledge, hypothecate or encumber, or sell and assign all or any portion of the Mezzanine Loan, to or with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other Persons, parties or investors (including, without limitation, grantor trusts, owner trusts, special purpose corporations, REMICs, FASITs, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by such Mezzanine Lender in its sole and absolute discretion and on terms and conditions satisfactory to such Mezzanine Lender in its sole and absolute discretion. Mezzanine Borrower and all other Persons associated or connected with the Mezzanine Loan or the Property shall cooperate in all reasonable respects (at such Mezzanine Lender's cost and expense) with such Mezzanine Lender in connection with the sale of participation interests in, or the pledge, hypothecation or encumbrance or sale of all or any portion of, the Mezzanine Loan, and shall, in connection therewith, execute and deliver such estoppels, certificates, instruments and documents as may be reasonably requested by such Mezzanine Lender. Mezzanine Borrower grants to such Mezzanine Lender the right to distribute financial and other information concerning Mezzanine Borrower, the Collateral, and all other pertinent information with respect to the Mezzanine Loan to any Person who has purchased a participation interest in the Mezzanine Loan, or who has purchased the Mezzanine Loan (or any interest therein or portion thereof), or who has made a loan to any Mezzanine Lender secured by the Mezzanine Loan or who has expressed an interest in purchasing a participation interest in the Mezzanine Loan, or expressed an interest in purchasing the Mezzanine Loan (or any interest therein or portion thereof), or the making of a loan to any Mezzanine Lender secured by the Mezzanine Loan. If requested by any Mezzanine Lender, Mezzanine Borrower shall execute and deliver, and shall cause each other Person associated or connected with the Mezzanine Loan or the Property to execute and deliver, at the sole cost of such Mezzanine Lender, such documents and instruments as may be necessary to split the Mezzanine Loan into two or more loans evidenced by separate sets of notes and secured by separate sets of other related Mezzanine Loan Documents to the full extent required by any Mezzanine Lender to facilitate the sale of participation interests in the Mezzanine Loan or the sale of the Mezzanine Loan (or any interest therein or portion thereof) or the making of a loan to such Mezzanine Lender secured by the Mezzanine Loan, it being agreed that (i) any such splitting of the Mezzanine Loan will not adversely affect or diminish the rights of Mezzanine Borrower as presently set forth herein and in the other Mezzanine Loan Documents and will not increase the respective obligations and liabilities of Mezzanine Borrower or any other Person associated or connected with the Mezzanine Loan or the Collateral, (ii) the Mezzanine Loan Documents securing the Mezzanine Loan as so split will have such priority of lien as may be specified by the applicable Mezzanine Lender(s), and (iii) the retained interest of Mezzanine Lender in the Mezzanine Loan as so split shall be allocated to or among one or more of such separate loans in a manner specified by the applicable Mezzanine Lender(s) in their sole and absolute discretion.

                  (b) Following any assignment pursuant to this Section 8.34, the Agent, acting for this purpose as an agent of Mezzanine Borrower, shall maintain or cause to be maintained a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Mezzanine Lenders, and the principal amount of the Mezzanine Loan owing to, each Mezzanine Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Mezzanine Borrower and the Agent may treat each Person or entity whose name is recorded in the Register pursuant to the terms hereof as a "Mezzanine Lender" hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Agent shall cause copies of the Register to be delivered to, or available for inspection by, Mezzanine Borrower and any Mezzanine Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Mezzanine Lender and an Assignee, or a participation agreement executed by the parties thereto, the Agent shall accept such Assignment and Acceptance or participation agreement, as the case may be, and record, or cause to be recorded, in the Register, the information contained therein. No assignment or participation shall be effective for purposes of this Agreement, unless it has been recorded in the Register as provided in this Section. A Mezzanine Note shall only evidence a Mezzanine Lender's or Assignee's right, title and interest in and to the Mezzanine Loan, and in no event shall any Mezzanine Note be considered a bearer instrument or obligation. This Section
8.34.1 shall be construed so that the Mezzanine Loan is at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Furthermore, it is the intent of the parties hereto that all payments by Mezzanine Borrower hereunder shall be exempt from withholding under Sections 1441 and 1442 of the Internal Revenue Code.

                  8.34.2 Effect of Assignment. From and after the effective date of any assignment of all or any portion of the Mezzanine Loan to any Person (an "Assignee") (a) such Assignee shall be a party hereto and to each of the other Mezzanine Loan Documents to the extent of the applicable percentage or percentages assigned to such Assignee and, except as otherwise specified herein, shall succeed to the rights and obligations of Mezzanine Lender hereunder in respect of such applicable percentage or percentages and (b) Mezzanine Lender shall relinquish its rights and be released from its obligations hereunder and under the Mezzanine Loan Documents to the extent of such applicable percentage or percentages as assigned. The liabilities of Mezzanine Lender and each of the other Assignees shall be separate and not joint and several. Neither Mezzanine Lender nor any Assignee shall be responsible for the obligations of any other Assignee.

                  8.34.3 Securitization. Mezzanine Lender, at its option, may elect to effect a securitization, syndication or other Secondary Market Transaction (including, without limitation, participation in a Delaware business trust) of the Mezzanine Loan by means of a public or private offering and issuance of certificates of interest therein or notes secured thereby (the "Securities") which at the election of the Mezzanine Lender may be rated by one or more Rating Agencies (the "Securitization"). In such event and upon request by Mezzanine Lender to seek to effect such a Securitization, Mezzanine Borrower shall promptly thereafter cooperate in all reasonable respects with Mezzanine Lender in the Securitization including, without limitation,

(a) amending this Agreement and the other Mezzanine Loan Documents (without, however, increasing the burdens and obligations of Mezzanine Borrower or diminishing its rights hereunder), and executing such additional documents, in order to bifurcate the Mezzanine Loan into two or more constituent loans or to effect such other changes as may be reasonably necessary or desirable in connection with a Securitization or requested by a Rating Agency, (b) providing such information as may be requested in connection with the preparation of a private placement memorandum or registration statement required to privately place or publicly distribute the Securities in a manner which does not conflict with federal or state securities laws, (c) providing in connection with such information, an indemnification certificate (i) certifying that Mezzanine Borrower has carefully examined such private placement memorandum or registration statement, as applicable, including, without limitation, the sections entitled "Special Considerations", "Description of the Mezzanine Loan and the Underlying Mortgaged Properties", "Operator", "The Mezzanine Borrower" and "Certain Legal Aspects of the Mezzanine Loan" (or similarly titled sections), and that such Sections (and any other Sections reasonably requested), insofar as they relate solely to Mezzanine Borrower, its Affiliates, the Mezzanine Loan, the Collateral or the Property, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) indemnifying Mezzanine Lender, the underwriter or placement agent and any of their Affiliates for any losses, claims, damages or liabilities (the "Liabilities") to which such parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact relating to Mezzanine Borrower, its Affiliates, the Mezzanine Loan, the Collateral or the Property contained in such Sections or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to Mezzanine Borrower, its Affiliates, the Mezzanine Loan, the Collateral or the Property required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse such parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or defending the Liabilities, (d) causing to be rendered (at Mezzanine Lender's expense) such customary opinion letters as may be requested by and satisfactory to any Rating Agency including, without limitation, substantive non-consolidation opinion letters, (e) making such customary representations, warranties and covenants with respect to the Mezzanine Borrower and First Mortgage Loan Borrower and their respective Affiliates, the Collateral and the Property as may be requested by any Rating Agency, (f) providing such information regarding the Property, the Collateral and Mezzanine Borrower and First Mortgage Loan Borrower and their respective Affiliates as may be requested by a Rating Agency or potential investors in Securities or otherwise required in connection with an election of REMIC or FASIT or other tax status and ongoing administration and reporting by any trust formed in connection with the Securitization, (g) amending the organizational documents of Mezzanine Borrower or the Control Entity of Mezzanine Borrower or making such other changes to the structure of Mezzanine Borrower or the Control Entity of Mezzanine Borrower required by any Rating Agency to conform to requirements customarily imposed in similar transactions, and (h) obtaining a comfort letter (in customary form and containing customary exceptions) from a nationally recognized accounting firm in connection with financial information relating to Mezzanine Borrower and First Mortgage Loan Borrower, the Collateral or the Property and which is, in connection with the Securitization, presented in a private placement memorandum or prospectus. In no event shall Mezzanine Borrower be required to pay any Rating Agency or other out-of-pocket fees or expenses in connection with any such Securitization other than the direct costs incurred by Mezzanine Borrower is cooperating in the manner described in clauses (a) through
(b) above.

                  8.34.4 Other Business. Mezzanine Lender, each Assignee and each participant and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Mezzanine Borrower, or any of them, any Affiliate of Mezzanine Borrower, any of Mezzanine Borrower's subsidiaries and any Person who may do business with or own interests in or securities of Mezzanine Borrower or any such Affiliate or subsidiary, without any duty to account therefor.

                  8.34.5 Privity of Contract. This Agreement is being entered into by Mezzanine Lender individually and as agent for all present and future Assignees, and privity of contract is hereby created among Mezzanine Lender and all present and future Assignees, on the one hand, and Mezzanine Borrower, on the other hand.

                  Section 8.35. The Agent. Upon the initial occurrence of a sale, assignment, pledge, grant, participation, syndication, securitization or other similar transaction contemplated in Section 8.34, Mezzanine Lender shall appoint one (1) representative (the "Agent") to act collectively on behalf of all Person(s) having an interest in the Mezzanine Loan.



                        [NO ADDITIONAL TEXT ON THIS PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Mezzanine Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                    MEZZANINE LENDER:

                                    MERRILL LYNCH MORTGAGE CAPITAL INC.,
                                    a Delaware corporation



                                    By:
                                        ----------------------------------------
                                        Name:  Steven M. Glassman
                                        Title: Vice President


                                    MEZZANINE BORROWER:

                                    OHN HOLDINGS, LLC
                                    a Delaware limited liability company



                                    By:
                                        ----------------------------------------
                                        Name:  J. Russell Worsham
                                        Title: Vice President

                                    EXHIBIT A

                             ORGANIZATIONAL CHART OF
                          FIRST MORTGAGE LOAN BORROWER
                             AND MEZZANINE BORROWER

                                    EXHIBIT C

                           APPROVED OPERATING BUDGET;

                              APPROVED FF&E BUDGET

                                    EXHIBIT D

                             FORM OF MEZZANINE NOTE

                                    EXHIBIT E

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to that certain Mezzanine Loan Agreement dated as of _______, 2000 (as amended and in effect on the date hereof, the "Mezzanine Loan Agreement"), between [MERRILL LYNCH MORTGAGE CAPITAL INC.,] as lender, and [_______________________], as borrower. Terms defined in the Mezzanine Loan Agreement are used herein with the same meanings.

                  The Assignor named herein hereby sells and assigns, without recourse, to the Assignee named herein, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth herein, the interests set forth herein (the "Assigned Interest") in the Assignor's rights and obligations under the Mezzanine Loan Agreement, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Mezzanine Loan Agreement and the other Mezzanine Loan Documents as of the date hereof. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Mezzanine Loan Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Mezzanine Lender thereunder and
(ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Mezzanine Loan Agreement.

                  This Assignment and Acceptance is being delivered to the Lender together with an Administrative Questionnaire in the form supplied by the Lender, duly completed by the Assignee.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:_____________________

Legal Name of Assignor:______________________________

Legal Name of Assignee:______________________________

Assignee's Address for Notices:


                  __________________________
                  __________________________
                  __________________________

Effective Date of Assignment
("Assignment Date"):__________________

- --------------------------------------------------------------------------------------
Facility              Principal Amount Assigned    Percentage Assigned of Mezzanine
                                                   Loan (set forth, to at least 8
                                                   decimals, as a percentage of the
                                                   Mezzanine Loan)
- --------------------------------------------------------------------------------------
Mezzanine Loan:       $                                                             %
- --------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------

The terms set forth herein are hereby agreed to:


                                    [NAME OF ASSIGNOR], as Assignor



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    [NAME OF ASSIGNEE], as Assignee



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

Receipt acknowledged:

[          [AGENT]             ]
 ------------------------------


By:
    ---------------------------
         Name:
         Title: